As filed with the United States Securities and Exchange
Commission under the Securities Act of 1933, as amended, on April 7, 2021
Registration No. 333-254408

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Fifth Wall Acquisition Corp. II
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	86-2143691 (I.R.S. Employer Identification No.)
6060 Center Drive
10th Floor
Los Angeles, California 90045
(310)-853-8878
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brendan Wallace
6060 Center Drive
10th Floor
Los Angeles, California 90045
(310)-853-8878
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Steven J. Slutzky Joshua M. Samit Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 Tel: (212) 909-6000	Joelle Khoury 6060 Center Drive 10th Floor Los Angeles, California 90045 Tel: (310)-853-8878	Gregg A. Noel Michael Mies Skadden, Arps, Slate, Meagher & Flom LLP 525 University Ave Palo Alto, CA 94301 Tel: (650)-470-4500
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer ☒ Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT BEING REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SECURITY(1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)	AMOUNT OF REGISTRATION FEE
Class A common stock, $0.0001 par value(2)	17,250,000(3)	$10.00	$172,500,000	$18,820(4)
Total			$172,500,000	$18,820(4)

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)
Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.

(3)
Includes 2,250,000 shares of Class A common stock, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(4)
Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We and the selling stockholder may not sell these securities until the U.S. Securities and Exchange Commission declares our registration statement effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state or jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED APRIL 7, 2021
PRELIMINARY PROSPECTUS
$150,000,00
Fifth Wall Acquisition Corp. II
15,000,000 shares of Class A Common Stock
Fifth Wall Acquisition Corp. II is a newly organized blank check company incorporated in Delaware and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to as our initial business combination. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.
This is the initial public offering of our Class A common stock, par value $0.0001, which we refer to as our public shares, at an initial public offering price of $10.00 per share. The underwriters have a 45-day option from the date of this prospectus to purchase up to 2,250,000 additional public shares to cover over-allotments, if any. Unlike many other special purpose acquisition companies, we are not offering any warrants to prospective investors in this offering.
We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding shares of Class A common stock that were sold in this offering, which we refer to collectively as our public shares, subject to the limitations and on the conditions described herein. If we are unable to consummate an initial business combination within 24 months from the closing of this offering, we will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law and certain conditions as further described herein.
Our sponsor, Fifth Wall Acquisition Sponsor II, LLC, has agreed to purchase 655,000 shares of Class A common stock (or 700,000 shares of Class A common stock if the underwriters’ over-allotment option is exercised in full), at a price of $10.00 per share in a private placement to occur concurrently with the closing of this offering for an aggregate purchase price of $6,550,000 (or $7,000,000 if the underwriters’ over-allotment option is exercised in full). The private placement shares are identical to the Class A common stock sold in this offering, subject to certain limited exceptions as described in this prospectus. Our sponsor currently owns 4,312,500 shares of Class B common stock (up to 562,500 shares of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised), which will automatically convert into shares of Class A common stock at the time of our initial business combination on a one-for-one basis, subject to the adjustments as described herein.
Currently, there is no public market for our securities. We intend to apply to have our Class A common stock listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “FWAB.” We cannot guarantee that our Class A common stock will be approved for listing on Nasdaq.
We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 32 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	PER SHARE	TOTAL
Public offering price	$10.00	$150,000,000
Underwriting discounts and commissions(1)	$0.55	$8,250,000
Proceeds, before expenses, to us	$9.45	$141,750,000

(1)
Includes $0.35 per share, or $5,250,000 in the aggregate (or $6,037,500 in the aggregate if the underwriters’ over-allotment option is exercised in full), payable to the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States as described herein and released to the underwriters only upon the consummation of an initial business combination. See also “Underwriting” beginning on page 133 for a description of compensation payable to the underwriters.

Of the proceeds we receive from this offering and the sale of the private placement shares described in this prospectus, $150,000,000, or $172,500,000 if the underwriters’ over-allotment option is exercised in full ($10.00 per share in either case), will be deposited into a trust account with Continental Stock Transfer & Trust Company acting as trustee.
The underwriters are offering the public shares for sale on a firm commitment basis. The underwriters expect to deliver the shares to the purchasers on or about           , 2021.

Deutsche Bank Securities	Citigroup	Goldman Sachs & Co. LLC

           , 2021

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give to you. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

i

SUMMARY
This summary only highlights the more detailed information appearing elsewhere in this prospectus. Before investing, you should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus.
Unless otherwise stated in this prospectus or the context otherwise requires, references to:
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“Affiliate” of any person or entity means any other person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person or entity;

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“Affiliated Joint Acquisition” means an initial business combination opportunity we pursue jointly with our sponsor, Fifth Wall, or one or more of their respective affiliates, portfolio companies and/or investors;

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“bylaws” are to the company’s bylaws, as amended through the date of this prospectus;

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“certificate of incorporation” are to the company’s certificate of incorporation, as amended through the date of this prospectus;

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“common stock” are to our shares of Class A common stock and our shares of Class B common stock;

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“equity-linked securities” are to any debt or equity securities that are convertible, exercisable or exchangeable for our Class A common stock issued in a financing transaction in connection with our initial business combination, including, but not limited to, a private placement of equity or debt;

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“Fifth Wall” are to Fifth Wall Asset Management, LLC, collectively with its Affiliates and any investment funds, investment vehicles or accounts managed or advised by any of the foregoing, which are Affiliates of our sponsor;

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“founders” are to Brendan Wallace, co-founder and Managing Partner at Fifth Wall, and Andriy Mykhaylovskyy, Managing Partner and Chief Operating Officer at Fifth Wall;

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“founder shares” are to shares of our Class B common stock initially issued to our sponsor in a private placement prior to this offering and shares of our Class B common stock transferred by our sponsor to certain of our directors, if any, as well as the Class A common stock that will be issued upon the automatic conversion of the shares of Class B common stock at the time of our initial business combination (for the avoidance of doubt, such shares of Class B common stock will not be “public shares”);

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“Lennar” are to LEN X, LLC, a Florida Limited Liability Company, a member of our sponsor and an affiliate of the Lennar Corporation;

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“management” or “our management team” are to our executive officers and directors;

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“private placement shares” are to the Class A common stock to be issued to our sponsor in a private placement simultaneously with the closing of this offering (which private placement shares are identical to the shares sold in this offering, subject to certain limited exceptions as described in the prospectus) and upon conversion of working capital loans, if any;

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“public shares” are to our shares of Class A common stock sold as part of this offering (whether they are purchased in this offering or thereafter in the open market);

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“sponsor” are to Fifth Wall Acquisition Sponsor II, LLC, a Delaware limited liability company, which is an Affiliate of Fifth Wall;

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“stockholders” are to the holders of our public shares, including our sponsor and management team to the extent our sponsor and/or members of our management team purchase public shares, provided that our sponsor’s and each member of our management team’s status as a “stockholder” will only exist with respect to such public shares; and

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“we,” “us,” “company” or “our company” are to Fifth Wall Acquisition Corp. II, a Delaware corporation.

Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.
General
We are a newly organized blank check company formed under the laws of the State of Delaware on February 16, 2021 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We have generated no operating revenues to date and we do not expect that we will generate operating revenues until we consummate our initial business combination at the earliest.
While we may pursue an acquisition opportunity in any business, industry, sector or geographical location, we intend to focus on industries in the United States that complement our management team’s background, and to capitalize on the ability of our management team to identify and acquire a technology business focusing on verticals of the real estate industry, as well as the adjacent industries that collectively make up the human-made environment that provides the setting for human activity, ranging in scale from buildings to cities and beyond, which we call the “Built World.”
Our Sponsor
Our sponsor is an affiliate of Fifth Wall. Fifth Wall is one of the largest venture capital firms focused exclusively on investing at the intersection of real estate and technology, a category broadly referred to as “proptech”. Fifth Wall was founded in 2016 after identifying the growing market opportunity in proptech brought about by the real estate industry, the largest asset class as of the end of 2016, beginning to adopt technology at an increasingly rapid pace. Fifth Wall developed a differentiated model of venture capital predicated on raising capital from and partnering with leading real estate owners, who are among the largest users and customers for the technologies in which Fifth Wall invests. As of November 30, 2020, Fifth Wall manages $1.3 billion in committed capital on behalf of its investors across three core fund strategies, and has invested in more than 40 companies, including six that have gone on to become “unicorns”, or startups with a private market valuation in excess of $1 billion. On February 9, 2021, Fifth Wall Acquisition Corp. I, an affiliate of Fifth Wall, closed its $345 million IPO, becoming one of the earliest proptech-focused SPACs sponsored by an affiliate of a venture capital firm. While an affiliate of Fifth Wall has voting and investment discretion with respect to the common stock held of record by our sponsor, Lennar has a significant economic interest in our sponsor and is an active investor in the real estate sector.
We believe our management team will be able to execute on our business strategy by leveraging Fifth Wall’s experience and core competencies. Since its founding 5 years ago, Fifth Wall has become a leading venture capital investor in the proptech space, for several reasons:
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Fifth Wall was one of the first to recognize the growing market opportunity in real estate technology.   With the close of its oversubscribed $212 million North American Real Estate Technology Fund in May 2017, Fifth Wall became one of the first institutional venture capital funds exclusively focused on the intersection of real estate and technology, or “proptech”. Since then, Fifth Wall has raised $126 million for its retail strategy, which is focused on the disruption of traditional brick & mortar retail. Its second North American Real Estate Tech Fund was also oversubscribed and closed at $503 million in July 2019. More recently, Fifth Wall has launched and completed the first close of its European Real Estate Technology Fund and is currently raising a Climate Technology Fund focused on investing in North American startups with technologies that enable transitions towards a decarbonized real estate industry, reduce greenhouse gas emissions, or address the impacts of global warming. As of

November 30, 2020, Fifth Wall is approximately five times larger than the next largest proptech-focused venture capital manager.
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Fifth Wall has pioneered a differentiated consortium-driven approach to venture capital.    Fifth Wall’s model is predicated on raising a significant portion of its capital from leading real estate corporations, and advising its corporate limited partners on implementing emerging real estate technologies with the potential to transform their businesses. The firm’s initial North American Real Estate Technology Fund included 9 U.S.-based real estate corporations as limited partners. As of November 30, 2020, Fifth Wall’s global network of corporate partners has grown to include more than 60 real estate corporations from 14 countries, representing every major subsector in the real estate industry. In certain subsectors, like homebuilding, Fifth Wall’s corporate limited partners represent 4 of the 5 largest U.S. homebuilders, which collectively account for approximately 20% of all homes delivered in the United States annually. Alongside its corporate limited partners, Fifth Wall has attracted investment from some of the world’s largest and most prominent institutional investors, including leading university endowments, pensions, and sovereign wealth funds.

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Fifth Wall has distinct informational and distribution advantages.   Fifth Wall’s dynamic working relationships with its global consortium of over 60 corporate real estate partners provide the firm with differentiated informational and distribution advantages when evaluating potential investments. Fifth Wall’s role as both a venture capital investor and a trusted advisor to real estate corporations provides significant visibility to the operational and technological challenges faced by its corporate partners. This enables its investment team to underwrite investments with knowledge of orchestrating large contracts and partnerships with Fifth Wall’s real estate investors, who are among the largest potential customers for these technologies. Similarly, success or failure for real estate technology companies often hinges on distribution to the real estate industry. Fifth Wall’s deep relationships with its 60 corporate limited partners, coupled with its expertise in real estate technology, enable Fifth Wall to flip “distribution risk” for its portfolio companies into a “distribution edge” by effectuating commercial partnerships to significantly accelerate their growth.

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Fifth Wall has superior access and deal flow.   Fifth Wall’s domain expertise in real estate technology, its partnerships with some of the largest real estate owners and operators globally, its brand positioning as a leading partner to proptech entrepreneurs, and its differentiated platform have helped to solidify the firm as a highly-sought after investor for technology companies that depend on distribution to the real estate industry. Generalist venture capital funds typically select Fifth Wall as their preferred co-investment partner in proptech companies based on Fifth Wall’s category expertise and ability to facilitate distribution to its real estate investors. Additionally, Fifth Wall’s corporate partners proactively send Fifth Wall technologies that they are evaluating for their own businesses. Management teams of portfolio companies are also often eager to introduce to Fifth Wall new companies that fit Fifth Wall’s strategies. Across these three channels, Fifth Wall benefits from meaningful network effects that are borne out in its deal flow and its portfolio of emergent winners in the proptech category. As of November 30, 2020, Fifth Wall’s CRM tracks more than 8,300 real estate technology companies, including more than 600 growth and later stage companies.

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Fifth Wall is a highly visible, highly active investor and thought leader.   Since its founding in 2016, Fifth Wall has carefully cultivated its brand and profile as a thought leader through the creation and dissemination of content related to the real estate technology ecosystem. Fifth Wall strives to be seen by other venture capital investors, proptech entrepreneurs, and the real estate industry as synonymous with proptech, as the thought leader in the space. This approach has enabled Fifth Wall to source investments in more than 40 companies, gaining access to highly competitive financing rounds for high-profile proptech businesses, sometimes with terms that enable Fifth Wall to reopen closed financing rounds at prior valuations, or to structure investments in such a way that ultimately generates greater upside . Fifth Wall’s investments at the intersection of real estate and technology include Opendoor, VTS, States Title, Hippo, Industrious, Blend, and Clutter.

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Fifth Wall can influence outcomes to create outsized value.   Beyond unlocking distribution to the real estate industry, Fifth Wall has played a leading role in the effectuation of major partnerships between its portfolio companies and some of the largest real estate corporations in the world, activating corporate innovation to create significant value. Fifth Wall partnered with what it believes to be the second largest homebuilder in the United States to launch large-scale partnerships with Opendoor, Hippo, Blend, and Notarize and, furthermore, helped to orchestrate the landmark sale of the homebuilder’s captive title insurance business to States Title, a Fifth Wall portfolio company. Similarly, Fifth Wall played a critical role in the execution of partnerships between Industrious and VTS and its corporate partners in the office vertical, catalyzing significant growth for both portfolio companies.

We believe that SPACs are important extensions of Fifth Wall management’s approach to partnering with leading real estate technology companies to create long-term value. While Fifth Wall’s existing fund strategies typically invest relatively early on in a company’s lifecycle, our management has also developed a track record at Fifth Wall of investing in proptech companies — including Fifth Wall’s own portfolio companies — as they mature, opportunistically deploying SPV capital to invest in later-stage funding rounds. With Fifth Wall Acquisition Corp. II, we intend to form a long-term partnership with a business that has the potential to become a category-defining market leader, guiding them in their transition from private to public markets while leveraging Fifth Wall’s global consortium of some of largest owners and operators of real estate in the world, creating value through distribution to the real estate industry and partnership with leading real estate corporations. We believe that our affiliation with Fifth Wall and its positioning and proptech category expertise will afford us substantial competitive advantages relative to other blank check companies, including those who are primarily focused on acquiring real estate technology businesses.
Market Opportunity
Our management founded Fifth Wall on the belief that the real estate industry is on the verge of massive change through technological innovation, and that emerging real estate technologies had the potential to create trillions of dollars of enterprise value over time. Today, technology is rapidly penetrating all verticals of the real estate industry, as well as the adjacent industries that collectively make up the human-made environment that provides the setting for human activity, ranging in scale from buildings to cities and beyond, which we call the “Built World”.
We believe the market for real estate technology businesses is attractive for a number of reasons:
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Large and growing addressable market.   Real estate and technology investments both represent a significant segment of the global economy. According to Bureau of Economic Analysis, US Department of Commerce, real estate and technology accounted for 13% and 12%, respectively, of the U.S. gross domestic product in 2019. Real estate technology investment has grown significantly in the last few years, with total venture capital funding in this sector reaching $32 billion in 2019 compared to $4 billion in 2016 according to CRETech. Despite this strong growth, we believe that the bulk of digitalization is still to come as we are only beginning to see fully digital transactions, data-driven decision making, replacement of middle-men with market places and incumbents embracing technology.

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Accelerating pace of technological innovation.   Technology has disrupted the real estate sector as owners and operators continuously seek to improve the efficiency of their assets, with emerging technologies often providing new solutions to longstanding business and operational challenges. We believe that increased rates of technology adoption will spur the creation of more new technologies and disruptive new entrants in order to create greater efficiencies in the real estate value chain. Real estate technology is penetrating the real estate asset class, driving innovation across transactions, work processes, tenant engagement and even the nature of buildings themselves, while also disrupting the middle-man heavy businesses that currently dominate the real estate industry. We further believe that the impacts of COVID-19 on the real estate industry have catalyzed and accelerated the adoption of technology, which we expect will have lasting, transformational effects on the real estate industry.

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Robust and growing pipeline.   From 2014 to 2019, over $64 billion has been invested in proptech companies, while more than $250 billion in enterprise value has been created within the real estate technology sector across public and private companies. As of November 30, 2020, we estimate that more than 35 proptech companies are valued at $1 billion or more in the private markets. In 2019, 528 real estate technology transactions were executed according to CREtech. We believe that many later stage proptech companies, the number of which we expect to continue to grow in the years ahead, could benefit from a public listing. Similarly, we believe that Fifth Wall Acquisition Corp. II will be able to offer them, or companies like them, a compelling path to enter the public markets.

We currently intend to focus our investment effort broadly across businesses focusing on verticals of the real estate industry, as well as the adjacent industries that collectively make up the human-made environment that provides the setting for human activity, ranging in scale from buildings to cities and beyond, which we call the “Built World,” although we may pursue an acquisition opportunity in any industry or geographic region. Within the Built World, we expect to focus our efforts on proptech companies serving the residential real estate industry. We believe that our investment and operating expertise in both the real estate and technology industries will offer us a large, addressable universe of potential targets. Our management team will seek to leverage their access to proprietary deal flow, sourcing capabilities, and network of industry contacts to generate business combination opportunities.
Business Strategy
Our strategy is to identify and acquire businesses, within the sectors in which Fifth Wall invests, with a focus on later-stage proptech companies serving the residential real estate industry with high quality growth fundamentals and strong market dynamics, whose pace of growth can benefit from our operational expertise and differentiated distribution capabilities. Our management expects to benefit from Fifth Wall’s experience as one of the largest and most active venture investors at the intersection of real estate and technology and its proven track record with deep experience in investing, operations and technology as well as a global consortium of real estate partners representing almost every real estate sector and every major geography. We intend to leverage our sponsor’s expertise and extensive network of strategic LPs, portfolio companies, real estate relationships and reputation in the real estate technology sector to identify investment opportunities with meaningful near term growth potential that can generate attractive risk-adjusted returns for our stockholders.
Consistent with this strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective targets. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines.
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High quality fundamentals.   We will focus our search on identifying transformative businesses with attractive margins and unit economics in line with best-in-class industry benchmarks, strong growth track record, and limited revenue concentration risks.

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Strong market dynamics and growth potential.   We will seek to acquire businesses that have a sizeable total addressable market with product offerings that are relevant across multiple asset classes, industries and geographies. We believe we can leverage our network to upsell and cross-sell additional product modules which will in turn further increase the addressable market and growth opportunities for the business and present readily available growth targets.

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Competitive positioning.   We will seek to acquire one or more businesses that demonstrate market leadership and / or strong advantages when compared to their competitors, including the potential to disrupt the market through technology driven transformation, defensible proprietary technology, strong adoption rates, and low or manageable risks of technological obsolescence.

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Attractive risk-adjusted return profile.   We intend to focus our efforts on identifying later-stage businesses that we believe have meaningful near term growth opportunity and significant potential for attractive risk-adjusted returns for stockholders, weighing potential growth opportunities and operational improvements in the target business against any identified downside risks.
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Informational and structuring advantages.   We intend to invest in one or more businesses where Fifth Wall’s global network of more than 60 real estate corporations in 14 countries can offer distinct informational advantages in underwriting a potential acquisition, and where Fifth Wall’s ability to unlock distribution to the real estate industry can enable us to structure a potential transaction in such a way that it maximizes value for all parties involved.

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Value creation potential by Fifth Wall.   We intend to acquire one or more businesses that we believe will benefit from Fifth Wall’s differentiated industry network, brand and proprietary value-creation capabilities in order to improve financial performance and business planning. For example, we intend to target companies that have strong traction regionally but lack national and international partners to support geographical expansion whose growth can be accelerated through Fifth Wall’s network of real estate partners, or companies with a sales cycle that is longer than best-in-class peers that could be shortened with strategic introductions to key management at real estate companies facilitated by Fifth Wall.

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Management Team.   We will seek to invest in one or more businesses that have proven management teams with a compelling strategy of selling their product and recruiting talent.

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Benefit from Being a Public Company.   We intend to invest in one or more businesses that will benefit from being publicly listed and can effectively utilize the broader access to capital and a public profile to grow and accelerate stockholders value creation.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholders communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.
Team
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Brendan Wallace is our Chairman of the Board and Chief Executive Officer. Mr. Wallace serves as a co-founder and Managing Partner at Fifth Wall, where he guides the firm’s strategic vision and serves as the chairman of the investment committee. Mr. Wallace also serves as the Chairman of the Board and Chief Executive Officer of Fifth Wall Acquistions Corp. I. Prior to starting Fifth Wall, Mr. Wallace co-founded Identified Inc., a venture-backed data and analytics company that was acquired by Workday, Inc. Mr. Wallace also co-founded Cabify, the largest ridesharing service in Latin America, and has been an active investor, leading more than 60 angel investments including Coinbase, Dollar Shave Club, Lyft, SpaceX, Clutter, and Philz Coffee. Mr. Wallace started his career at Goldman Sachs in the real estate, hospitality, and gaming group before joining The Blackstone Group’s real estate private equity practice where he was involved with the buyout of Hilton Hotels and Equity Office Properties. Mr. Wallace is a graduate of Princeton University and received his M.B.A. from Stanford University.

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Andriy Mykhaylovskyy is our Chief Financial Officer. Mr. Mykhaylovskyy is a Managing Partner and Chief Operating Officer at Fifth Wall, where he oversees the firm’s day-to-day operations and investing activities. Mr. Mykhaylovskyy also serves as the Chief Financial Officer and a director of Fifth Wall Acquisition Corp. I. Prior to joining Fifth Wall, Mr. Mykhaylovskyy was a Principal and founding team member at Evergreen Coast Capital, a technology-focused private equity affiliate of Elliott Management Corporation. Other previous leadership roles include serving as Vice President at The Gores Group and Chief Financial Officer of Identified, a data and analytics company. Mr. Mykhaylovskyy started his career in investment banking at Morgan Stanley, where he offered financial advisory and capital-raising services to global industrial corporations, before joining technology-focused private equity firm Francisco Partners as an Associate. Mr. Mykhaylovskyy is a graduate of Princeton University and received his M.B.A. from Stanford University.
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Adeyemi Ajao has been a member of our board of directors since April 2021. In this role, he will advise the company from the consummation of the initial public offering through a special purpose acquisition company. Mr. Ajao is Co-founder & Managing Partner at Base10 Partners which was founded in January 2017. Mr. Ajao was the co-founder and CEO of Tuenti (The “Spanish Facebook”) from January 2005 to July 2010 which was acquired by Telefonica in 2010 for $100M. He also was the co-founder and CEO of Identified from June 2010 to February 2014 which was acquired by Workday in 2014. He was also a founding investor of Cabify in July 2011 (the largest ridesharing company in Latin America currently valued at over $1B). While at Workday from February 2014 to September 2016, Mr. Ajao led launch to Workday Ventures, the first fund focused on Applied AI for Enterprise Software and was VP of Technology Strategy. Mr. Ajao graduated from Icade University in Spain in 2005 with a Master of Science in Finance and a Juris Doctor. Mr. Ajao graduated from Stanford University in 2010 with a Master of Business Administration. Mr. Ajao also holds a certificate from Stanford University in Machine Learning.

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Alana Beard has been a member of our board of directors since April 2021. In this role, she will advise the company from the consummation of the initial public offering through a special purpose acquisition company. Ms. Beard has been a director of Fifth Wall Acquisition Corp. I since February 2021, a Senior Associate at SVB Capital since February 2020 and President of the 318 Foundation, Inc., a non-profit organization, since January 2021. Prior to joining SVB, Alana was a member of the WNBA Los Angeles Sparks organization April 2012 to January 2020 and an ESPN/ACC women’s college basketball analyst from October 2019 to March 2020. During her career with the Sparks, Ms. Beard was a four-time WNBA All-Star, won the WNBA championship in 2016 and was named WNBA Defensive Player of the Year for the 2017 and 2018 seasons. Ms. Beard graduated from Duke University in 2004 with a bachelor’s degree in Sociology.

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Eric Feder has been a member of our board of directors since April 2021. Mr. Feder serves as the President of LENX, an affiliate of Lennar, who is one of our sponsor’s members, where he oversees the Lennar Corporation’s innovation and venture capital investing. Prior to his current role, he was Vice Chairman at Rialto Capital from 2008 to 2018, where he provided oversight of its non-performing loan acquisitions and direct real estate investments, exceeding $6 billion. Mr. Feder has been instrumental in helping identify, structure, and execute investments for the Lennar Corporation that have shaped the landscape of real estate technology, including States Title Holding, Inc., Hippo Enterprises, Inc., Blend, Opendoor, and Divvy Homes. Mr. Feder serves as a director of States Title Holding, Inc., Hippo Enterprises, Inc, and SmartRent. He is past Chairman of the Miami Dolphins Cancer Challenge and is a current member of the Board of Governors of the Sylvester Comprehensive Cancer Center at the University of Miami.

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Poonam Sharma Mathis has been a member of our board of directors since April 2021. In this role, she will advise the company from the consummation of the initial public offering through a special purpose acquisition company. Ms. Mathis is a serial entrepreneur, real estate industry veteran and public speaker with a passion for innovating around the built world. Most recently CEO of Raise, she aimed to revolutionize childcare for the future of work. Previously, she founded StealthForce, (the gig economy of real estate; a resource and project management platform for CRE), which was exited in early 2019. Prior to StealthForce, she was Deputy to the Head of Global Real Estate Asset Management at Partners Group AG ($40 billion AUM), and earlier employee 13 at The Gerson Lehrman Group, which was the world's first institutional expert network. Ms. Mathis earned her Bachelor of Arts at Harvard and Master of Business Administration at Wharton, and spent over a decade in real estate development and investment. Twice named a top female CEO in CREtech, she has been featured in The New York Times, Inc. Magazine, Harvard Business Review, NBC News, and more. She is also an author and experienced public speaker (ULI, ICSC, CRETech, etc.) who has published four books in five languages which have been printed worldwide.
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Amanda Parness has been a member of our board of directors since April 2021. In this role, she will advise the company from the consummation of the initial public offering through a special purpose acquisition. In January 2020, Ms. Parness became CEO and Founder of Spring Advisory Services. From May 2019 to December 2019, Ms. Parness was Managing Director, Head of U.S. Private Equity Funds at Caisse de Depot et Investment du Quebec (CDPQ). From September 1998 to May 2019, Ms. Parness was a Managing Principal at GoldPoint Partners, New York Life Insurance Company’s private equity subsidiary. Ms. Parness was a Financial Analyst in the Equity Research Group at Goldman Sachs & Co. from January 1994 to July 1996. Ms. Parness graduated from Barnard College at Columbia University in 1993 with a Bachelor of Arts in Economics and a Bachelor of Arts in English Literature, and in 1998 graduated with a Masters of Business Administration in Finance from Columbia Business School.

Our management team will be supported by Fifth Wall’s investment team and broader organization of more than 30 employees, based in Los Angeles, San Francisco, New York, and London. Fifth Wall’s team has experience in some of the largest and most established real estate firms, private equity firms, consulting firms, and technology companies, providing a deep bench of sourcing, investment, structuring, and operational talent.
Other key members of the Fifth Wall team that our management team expects to work with include:
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Jeremy Fox, who serves as a Partner at Fifth Wall, where he focuses on corporate partnerships and capital markets. Prior to joining Fifth Wall, Mr. Fox was Co-Head of Real Estate Gaming & Lodging Investment Banking at Credit Suisse. Previously, he was Head of US Equity Capital Markets at Deutsche Bank. Mr. Fox started his career at Ernst & Young, before joining Goldman Sachs, where he worked in Institutional Equity Sales. Mr. Fox graduated from Yeshiva University with a BS in Accounting.

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Brad Greiwe, who is a co-founder and Managing Partner at Fifth Wall. Prior to starting Fifth Wall, Mr. Greiwe co-founded Invitation Homes Inc. (NYSE: INVH). Mr. Greiwe started his career in investment banking at UBS Group AG in the real estate, lodging, and leisure group. He then worked in real estate private equity at Tishman Speyer Properties and Starwood Capital Group. Mr. Greiwe graduated from Harvard University, where he received his BA in economics.

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Vik Chawla, who serves as Partner on the Real Estate Technology Investment team at Fifth Wall, where he focuses on technology and innovations within the homebuilding, retail, and industrial asset classes. Previously, Mr. Chawla was an Investment Associate at Echelon Asset Management. He began his career at The Blackstone Group Inc., where he worked on advisory transactions spanning the energy, real estate, and financial services industries. Mr. Chawla graduated from the University of Pennsylvania’s Wharton School, where he received his BS in economics with concentrations in finance and statistics and a minor in mathematics.

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Dan Wenhold, who serves as Partner on the Real Estate Technology Investment team at Fifth Wall, where he focuses on emerging software and marketplace companies. Prior to joining Fifth Wall, he was the first employee and Director of Retail at The Black Tux, an omnichannel menswear brand. Prior to The Black Tux, he was a member of the investment team at Battery Ventures L.P. Mr. Wenhold started his career as a financial analyst at Robert W.Baird & Co. Incorporated. Mr. Wenhold graduated from the University of Illinois with a degree in finance.

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Kevin Campos, who serves as Partner on the Retail & Consumer Investment team at Fifth Wall, where he oversees the team’s operations and leads investments in omnichannel retail brands and technologies. Prior to joining Fifth Wall, Mr. Campos was the Chief Retail Officer for Combatant Gentlemen, Inc., a digitally native menswear brand. He also was a member of the retail team at Golden Gate Capital, a private equity firm. He started his career at Bain & Company as a strategy consultant advising technology, media, and investment fund clients. Mr. Campos graduated from Princeton University with a BA from the Princeton School of Public and International Affairs.

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Joelle Khoury, who serves as Partner and General Counsel at Fifth Wall. Prior to joining Fifth Wall, Ms. Khoury worked as Vice President, Business and Legal Affairs at Saban Capital Group. Prior to joining Saban Capital Group, Inc., she was an Associate at both Gibson Dunn & Crutcher LLP and Cooley LLP, where she specialized in corporate transactions in the media, entertainment and technology industries. Ms. Khoury received her BA in Political Science from University of California, San Diego and then received her JD and LLM from Duke Law School.

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G. M. Nicholas Vik, who serves as Vice President of Strategy & Operations at Fifth Wall, where he leads business operations and strategic initiatives across the firm. Prior to joining Fifth Wall, Mr. Vik was Director of Strategy & Finance and a member of the founding team at Renew Health, a healthcare startup founded in partnership with Venrock. Previously, he served as a member of the Revenue Strategy team at Snap Inc. (NYSE: SNAP). Mr. Vik started his career at Cambridge Associates, where he advised institutions on venture capital and private equity investment strategies, before joining ICONIQ Capital, a multifamily office and investment firm. Mr. Vik graduated from Tufts University where he received a BA in International Relations.

Initial Business Combination
Nasdaq rules and our certificate of incorporation require that we complete one or more business combinations having an aggregate fair market value of at least 80% of the assets held in the trust account (excluding the amount of deferred underwriting discounts held in trust and taxes payable on the interest earned on the trust account) at the time of signing the agreement to enter into the initial business combination. If our board of directors is not able to independently determine the fair market value of the target business or businesses, or we are considering an initial business combination with an affiliated entity, we will obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority (FINRA), or an independent valuation or appraisal firm with respect to the satisfaction of such criteria.
We anticipate structuring our initial business combination so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the prior owners of the target business, the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking stockholders approval, as applicable.
Other Considerations
We are not prohibited from pursuing an initial business combination or subsequent transaction with a company that is affiliated with Fifth Wall or our sponsor, founders, officers, or directors, or a company in which any of the foregoing may have a direct or indirect interest. In the event we seek to complete our initial business combination with a company that is affiliated with Fifth Wall, our sponsor or any of our founders, officers or directors, we, or a committee of independent and disinterested directors, will obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent valuation or appraisal firm that such initial business combination or transaction is fair to our company from a financial point of view.
Affiliates of Fifth Wall and members of our board of directors will directly or indirectly own founder shares and private placement shares following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers or directors were to be included by a target business as a condition to any agreement with respect to our initial business combination.
We currently do not have any specific business combination under consideration. Our officers and directors have neither individually selected nor considered a target business for the Company nor have they had any substantive discussions regarding possible target businesses for the Company among themselves or with our underwriters or other advisors. Fifth Wall is continuously made aware of potential business opportunities, one or more of which we may desire to pursue for a business combination, but we have not (nor has anyone on our behalf) contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a business combination transaction with our company. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company and we will not consider a business combination with any company identified to Fifth Wall at any time as a suitable acquisition candidate for it, unless Fifth Wall, in its sole discretion, declines such potential business combination or makes available to our company a co-investment opportunity, in each case, in accordance with any legal obligations of Fifth Wall and Fifth Wall’s applicable existing and future policies and procedures. Additionally, we have not, nor has anyone on our behalf, taken any substantive measure, directly or indirectly, to select or locate any suitable acquisition candidate for us, nor have we engaged or retained any agent or other representative to select or locate any such acquisition candidate.
Fifth Wall currently manages multiple investment vehicles and may raise additional funds successor funds or other investment vehicles or accounts in the future, which may be during the period in which we are seeking our initial business combination. Such Fifth Wall investment entities may be seeking investments or acquisition opportunities and related financing at any time. We may compete with any one or more of them on any given acquisition opportunity.
In addition, Fifth Wall and its Affiliates and our officers and directors have previously sponsored and formed and become officers or directors of, and in the future may sponsor or form or become officers or directors of, other special purpose acquisition companies similar to ours (including sponsors and special purpose acquisition companies that are not Affiliates of Fifth Wall), or may pursue other business or investment ventures, including without limitation forming investment funds or other vehicles, whose strategies may conflict with or otherwise be competitive with us during the period in which we are seeking an initial business combination. For example, an Affiliate of Fifth Wall is currently sponsoring another special purpose acquisition company, Fifth Wall Acquisition Corp. I. Fifth Wall Acquisition Corp. I is also pursuing an acquisition opportunity in any business, industry, sector or geographical location with a focus on “Built World”. Mr. Wallace, our Chairman of the Board and Chief Executive Officer, is the Chairman of the Board and Chief Executive Officer of Fifth Wall Acquisition Corp. I and Mr. Mykhaylovskyy, our Chief Financial Officer, is the Chief Financial Officer and director of Fifth Wall Acquisition Corp. I. Alana Beard, one of our directors, is also a director of Fifth Wall Acquisition Corp. I. As a result, while we currently do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target, any such other special purpose acquisition companies, businesses or investments, including without limitation investment funds or other vehicles, with which Fifth Wall and its Affiliates, and our officers and directors are involved, may present additional conflicts of interest in pursuing an initial business combination.

Fifth Wall and each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations to other entities pursuant to which Fifth Wall or such persons is or will be required to present a business combination opportunity. Accordingly, if Fifth Wall or any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which Fifth Wall or such person has then-current fiduciary, contractual or other obligations to present such opportunity to such entity, Fifth Wall or such person will honor such fiduciary, contractual or other obligations to present such opportunity to such entity first, in which case such opportunity may not be made available to us, and Fifth Wall or such person will only present such opportunity to us if such other entity rejects the opportunity and consummating the transaction would not violate any restrictive covenants or other legal obligations to which such officers and directors are subject. Further, Fifth Wall and each of our officers and directors have duties and obligations with respect to confidentiality to other entities and may in the future agree to additional such duties or obligations, which may prevent Fifth Wall and such officers and directors from disclosing such information to us. Fifth Wall and our officers and directors will comply with such duties and obligations of confidentiality to such other entities, in which case, we may not have access to such information. In addition, we may, at our option, pursue an Affiliated Joint Acquisition opportunity with an entity to which Fifth Wall or an officer or director currently has, or may in the future have, a fiduciary or contractual obligation. Any such entity may co-invest with us in the target business at the time of our initial business combination, or we could raise additional proceeds to complete the business combination by making a specified future issuance to any such entity. Any such business combination may require additional consents from third parties outside the control of our directors, officers or Fifth Wall, including any such business combination that requires the consent of the limited partner advisory committee of one or more investment funds managed or advised by Fifth Wall. We may be prevented from pursuing an Affiliated Joint Acquisition or other similar business combination if such consents are not obtained. Our certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.
While an affiliate of Fifth Wall has voting and investment discretion with respect to the common stock held of record by our sponsor, Lennar has a significant economic interest in our sponsor and is an active investor in the real estate sector. As such, Lennar may present similar conflicts of interest.
In addition, Fifth Wall, our founders, officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. Moreover, our founders, officers and directors have, and will have in the future, time and attention requirements for current and future businesses, including investment funds, accounts, co-investment vehicles and other entities managed by Fifth Wall. To the extent any conflict of interest arises between, on the one hand, us and, on the other hand, such businesses, investments funds, accounts, co-investment vehicles and other entities managed by Fifth Wall (including, without limitation, arising as a result of certain of our founders, officers and directors being required to offer investment or acquisition opportunities to such investment funds, accounts, co-investment vehicles and other entities), Fifth Wall, its affiliates and our founders, officers and directors may (i) resolve such conflicts of interest in their sole discretion in accordance with their then existing fiduciary, contractual, and other duties, and there can be no assurance that such conflict of interest will be resolved in our favor or (ii) delay or ultimately prevent the identification of a business combination candidate that has caused such conflict of interest.
Any past experience and performance of Fifth Wall or our management team is not a guarantee either: (1) that we will be able to successfully identify a suitable candidate for our initial business combination; or (2) of any results with respect to any initial business combination we may consummate. You should not rely on the historical record of Fifth Wall or our management team’s performance as indicative of the future performance of an investment in us or the returns we will, or are likely to, generate going forward. An investment in us is not an investment in Fifth Wall. Our officers, directors and Fifth Wall have had limited experience with a blank check company or special purpose acquisition company in the past.

Unlike many other special purpose acquisition companies, we are not offering any warrants to prospective investors in this offering.
Corporate Information
Our executive offices are located at 6060 Center Drive, 10th Floor, Los Angeles, California 90045.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A common stock that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30.
Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, we are subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

THE OFFERING
In deciding whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” of this prospectus.
Securities offered
15,000,000 shares of Class A common stock (or 17,250,000 shares of Class A common stock if the underwriters’ over-allotment option is exercised in full), at $10.00 per share.
Nasdaq symbols
Class A common stock: “FWAB”
Number outstanding before this offering
3,750,000(2)(3)
Number outstanding after this offering
19,405,000(1)(2)(4)(5)
Founder shares
On February 19, 2021, we issued to our sponsor 4,312,500 founder shares in exchange for a payment of $25,000, or approximately $0.006 per share, to cover for certain expenses and offering costs on behalf of us. Our sponsor will transfer 30,000 founder shares to each of Adeyemi Ajao, Alana Beard, Poonam Sharma Mathis and Amanda Parness. Such transferred shares will not be subject to forfeiture in the event the underwriters’ over-allotment option is not exercised.
Prior to the initial investment in the company of $25,000 by the sponsor, the company had no assets, tangible or intangible. The per-share price of the founder shares was determined by dividing the amount contributed to the company by the number of founder shares issued. If we increase or decrease the size of this offering, we will effect a share capitalization or a share surrender or redemption or other appropriate mechanism, as applicable, with respect to our shares of Class B common stock immediately prior to the consummation of this offering in such amount as to maintain the ownership of our sponsor (and its permitted transferees), on an as-converted basis, at 20% of our issued and outstanding shares of Class A common stock upon the consummation of this offering (excluding the private placement shares). Up to 562,500 of the founder shares held by our sponsor will be forfeited depending on the extent to which the underwriters’ over-allotment option is not exercised.

(1)
Founder shares are currently classified as shares of Class B common stock, which shares will automatically convert into shares of Class A common stock at the time of our initial business combination as described below adjacent to the caption “Founder shares conversion and anti-dilution rights” and in our certificate of incorporation.

(2)
Excludes an aggregate of up to 562,500 shares of Class B common stock held by our sponsor that are subject to forfeiture if the underwriters’ over-allotment option is not exercised in full.

(3)
Assumes no exercise of the underwriters’ over-allotment option (excluding the private placement shares) and the corresponding forfeiture of 562,500 founder shares.

(4)
Assumes no exercise of the underwriters’ over-allotment option and includes 15,000,000 public shares, 655,000 private shares and 3,750,000 founder shares, assuming 562,500 founder shares have been forfeited.

(5)
Unlike other special purpose acquisition companies, we are not offering any warrants to prospective investors in this offering.

The founder shares are identical to the shares of Class A common stock being sold in this offering, except that:
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the founder shares are subject to certain transfer restrictions, as described in more detail below;

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our sponsor and our directors and executive officers have entered into an agreement with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to their founder shares and (ii) waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to consummate an initial business combination within 24 months from the closing of this offering. Our sponsor and our directors and executive officers have also agreed (A) that they will not propose any amendment to our certificate of incorporation that would modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares and (B) to waive their redemption rights with respect to their founder shares and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination. However, if our sponsor, directors or executive officers acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to consummate an initial business combination within 24 months from the closing of this offering. If we submit our initial business combination to our public stockholders for a vote, our sponsor and our directors and executive officers have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our founder shares, we would need 5,297,501, or 35.3%, of the 15,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all outstanding shares are voted and the over-allotment option is not exercised). The other members of our management team have entered into agreements similar to the one entered into by our sponsor with respect to any public shares acquired by them in or after this offering;

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the founder shares are entitled to registration rights; and

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the founder shares will be automatically convertible into our shares of Class A common stock at the time of our initial business combination as described below adjacent to the caption “Founder shares conversion and anti-dilution rights” and in our certificate of incorporation.
Transfer restrictions on founder shares
Except as described herein, our sponsor and our directors and executive officers have agreed not to transfer, assign or sell any of their founder shares until the earliest of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their common stock for cash, securities or other property or (y) if the closing price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination. Any permitted transferees would be subject to the same restrictions and other agreements of our initial stockholders with respect to any founder shares.
Founder shares conversion and anti-dilution rights
The founder shares are designated as shares of Class B common stock and will automatically convert into shares of Class A common stock at the time of our initial business combination on a one-for-one basis (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like), and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in this prospectus and related to the closing of the business combination, including pursuant to a specified future issuance, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless our sponsor agrees to waive such adjustment with respect to any such issuance or deemed issuance, including a specified future issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon completion of this offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the business combination (after giving effect to any redemptions of shares of Class A common stock by public stockholders) (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the business combination, the private placement shares, and any private placement shares issued to our sponsor, officers or directors upon conversion of working capital loans).

Voting rights
With respect to all matters submitted to a vote of our stockholders, including any vote in connection with our initial business combination, except as required by law or the applicable rules of Nasdaq then in effect or as otherwise specified in this prospectus, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote.
Our certificate of incorporation provides that our board of directors will be divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term.
Private placement shares
Our sponsor has committed, pursuant to a written agreement, to purchase 655,000 private placement shares (or 700,000 private placement shares if the underwriters’ over-allotment option is exercised in full), at a price of $10.00 per share in a private placement to occur concurrently with the closing of this offering for an aggregate purchase price of $6,550,000 (or $7,000,000 if the underwriters’ over-allotment option is exercised in full). The private placement shares are identical to the Class A common stock sold in this offering, subject to certain limited exceptions as described in this prospectus.
Proceeds to be held in trust account
Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the sale of the private placement shares be deposited in a trust account. Of the proceeds we will receive from this offering and the sale of the private placement shares described in this prospectus, $150,000,000, or $172,500,000 if the underwriters’ over-allotment option is exercised in full ($10.00 per share in either case), will be deposited into a segregated trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee and $2,550,000 will be used to pay expenses in connection with the closing of this offering and for working capital following this offering. The proceeds to be placed in the trust account include $5,250,000 (or $6,037,500 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions.
Except for the withdrawal of interest income to pay our income taxes, our certificate of incorporation, as discussed below and subject to the requirements of law and regulation, provides that none of the funds held in the trust account will be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we are unable to consummate an initial business combination within 24 months from the closing of this offering, subject to applicable law, or (iii) the redemption of our public shares properly submitted in connection with a stockholder vote to approve an amendment to our certificate of incorporation to modify the substance or timing of our obligation to redeem

100% of our public shares if we have not consummated an initial business combination within 24 months from the closing of this offering or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.
Anticipated expenses and funding sources
Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except the withdrawal of interest income to pay our income taxes and/or to redeem our public shares in connection with an amendment to our certificate of incorporation, as described above. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Assuming an interest rate of 0.1% per year, we estimate the interest earned on the trust account will be approximately $150,000 per year; however, we can provide no assurances regarding this amount. Unless and until we complete our initial business combination, we may pay our expenses only from:
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the net proceeds of this offering not held in the trust account, which will be approximately $1,000,000 in working capital after the payment of approximately $2,550,000 in expenses relating to this offering; and

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any loans or additional investments from our sponsor or an affiliate of our sponsor or certain of our officers and directors, although they are under no obligation to advance funds or invest in us, and provided any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination. Up to $1,500,000 of such loans may be convertible into private placement shares, at a price of $10.00 per share, at the option of the lender.

Conditions to completing our initial business combination
Nasdaq rules and our certificate of incorporation require that our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of our assets held in the trust account (excluding the amount of deferred underwriting discounts held in trust and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent valuation or appraisal firm. Our stockholders may not be provided with a copy of such opinion nor will they be able to rely on such opinion.
We will complete our initial business combination only if the post-transaction company in which our public stockholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or is otherwise not required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to our initial business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock or shares of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test, provided that in the event that the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the initial business combination for purposes of seeking stockholder approval or conducting a tender offer, as applicable.
Permitted purchases and other transactions with respect to our securities
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial stockholders directors, executive officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares our initial stockholders, directors, executive officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, our sponsor, directors, executive officers, advisors or their affiliates have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase shares in such transactions. If our sponsor, directors, executive officers, advisors or their affiliates engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. See “Proposed Business —  Permitted Purchases of Our Securities” for a description of how our sponsor, directors, executive officers, advisors or any of their affiliates will select which stockholders to purchase securities from in any private transaction.
The purpose of any such purchases of shares could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of the business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our shares of Class A common stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.
Redemption rights for public stockholders upon completion of our initial business combination
We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest (net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of our initial business combination with respect to our private placement shares. Our sponsor and our directors and executive officers have entered into agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, private placement shares and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination.
Limitations on redemptions
Our certificate of incorporation provides that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules). However, a greater net tangible asset or cash requirement may be contained in the agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all shares of Class A common stock submitted for redemption will be returned to the holders thereof.
Manner of conducting redemptions
We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a stockholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under applicable law or stock exchange listing requirement. Asset acquisitions and stock purchases would not typically require stockholder approval, while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding shares of Class A common stock or seek to amend our certificate of incorporation would require stockholder approval. We currently intend to conduct redemptions in connection with a stockholder vote unless stockholder approval is not required by applicable law or stock exchange listing requirement and we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other legal reasons.
If we hold a stockholder vote to approve our initial business combination, we will:
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conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

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file proxy materials with the SEC.

If we seek stockholder approval, we will complete our initial business combination only if a majority of the shares of common stock voted are voted in favor of the business combination. In such case, our sponsor and our directors and executive officers have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our founder shares, we would need 5,297,501, or 35.3%, of the 15,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all outstanding shares are voted and the over-allotment option is not exercised). The other members of our management team have entered into agreements similar to the one entered into by our sponsor with respect to any public shares acquired by them in or after this offering. Each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or vote at all. Our bylaws require that at least ten days’ notice be given of any such stockholder meeting.
If we conduct redemptions pursuant to the tender offer rules of the SEC, we will, pursuant to our certificate of incorporation:
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conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

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file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our shares of Class A common stock in the open market, in order to comply with Rule 14e-5 under the Exchange Act. In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than the number of public shares we are permitted to redeem. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.
Limitation on redemption rights of stockholders holding 15% or more of the shares sold in this offering if we hold a stockholder vote
Notwithstanding the foregoing redemption rights, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent. We believe the restriction described above will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us, our sponsor or our management at a premium to the then-current market price or on other undesirable terms. By limiting our public stockholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including all shares held by those stockholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.
Release of funds in trust account on closing of our initial business combination
On the completion of our initial business combination, the funds held in the trust account will be disbursed directly by the trustee to pay amounts due to any public stockholders who exercise their redemption rights as described above adjacent to the caption “Redemption rights for public stockholders upon completion of our initial business combination,” to pay the underwriters their deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.
Redemption of public shares and distribution and liquidation if no initial business combination
Our certificate of incorporation provides that we will have only 24 months from the closing of this offering to consummate our initial business combination. If we are unable to consummate an initial business combination within 24 months from the closing of this offering, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case, to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
Our sponsor has entered into an agreement with us, pursuant to which it has agreed to (i) waive its redemption rights with respect to its founder shares and (ii) waive its rights to liquidating distributions from the trust account with respect to its founder shares if we fail to consummate an initial business combination within 24 months from the closing of this offering. Our sponsor and our directors and executive officers have also agreed (A) that they will not propose any amendment to our certificate of incorporation that would modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares and (B) to waive their redemption rights with respect to their founder shares and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination. However, if our sponsor or members of our management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to consummate an initial business combination within 24 months from the closing of this offering.
The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not consummate an initial business combination within 24 months from the closing of this offering or any extended period of time that we may have to consummate an initial business combination as a result of an amendment to our certificate of incorporation and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.
Our sponsor, executive officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not consummate an initial business combination within 24 months from the closing of this offering or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations described above adjacent to the caption “Limitations on redemptions.” For example, our board of directors may propose such an amendment if it determines that additional time is necessary to complete our initial business combination. In such event, we will conduct a proxy solicitation and distribute proxy materials pursuant to Regulation 14A of the Exchange Act seeking stockholder approval of such proposal and, in connection therewith, provide our public stockholders with the redemption rights described above upon stockholder approval of such amendment. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by our sponsors, any executive officer and director, or any other person.
Limited payments to insiders
There will be no finder’s fees, reimbursements or cash payments made by the company to our sponsor, officers or directors, or our or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering and the sale of the private placement shares held in the trust account prior to the completion of our initial business combination.
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repayment of up to an aggregate of $300,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

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Payment of up to $17,500 per month, for up to 24 months, for office space and professional, secretarial, administrative and support services;

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reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination; and

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repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. Up to $1,500,000 of such loans may be convertible into shares of the post business combination entity at a price of $10.00 per share at the option of the lender. The shares would be identical to the private placement shares. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

Any such payments will be made either (i) prior to our initial business combination using proceeds of this offering held outside the trust account or from loans made to us by our sponsor or (ii) in connection with or after the consummation of our initial business combination.
Audit committee
We have established and will maintain an audit committee, which is composed entirely of independent directors. Among its responsibilities, the audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates and monitor compliance with the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management —  Committees of the Board of Directors — Audit Committee.”
Conflicts of Interest
Fifth Wall engages in a range of business activities, including managing or advising several investment funds, investment vehicles or other accounts, and providing certain consulting services to third-party client, including third-parties engaged in industries in which we may pursue an initial business acquisition. Further, Fifth Wall and each of our officers and directors currently engage in, and may in the future engage in, additional or other businesses from time to time, including managing additional investment vehicles, including vehicles that may compete with us for investment or acquisition opportunities or that may compete in industries or markets with potential targets for our initial business acquisition. Fifth Wall, our officers and directors and their respective Affiliates and portfolio companies, currently compete with us, and may compete with us, for investment or acquisition opportunities. If these entities or persons decide to pursue any such opportunity, we may be precluded from procuring such opportunities in Fifth Wall’s or such person’s sole discretion in accordance with any legal obligation of Fifth Wall or such other person and their respective existing and future policies and procedures. In addition, investment ideas generated within Fifth Wall may be suitable for both us and for current or future Fifth Wall investment funds, investment vehicles, accounts or clients and may be directed to such Fifth Wall funds, vehicles, accounts or clients rather than to us. None of Fifth Wall, nor members of our management team or directors who are also employed by, or otherwise provides services to, Fifth Wall or its current or future affiliates or portfolio companies have any obligation to present us with any opportunity for a potential business combination of which they become aware, unless presented to such person solely in his or her capacity as an officer or director of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation. Fifth Wall, our management team and our directors, in their capacities as employees, managers or members of Fifth Wall or in their other endeavors, are required to present certain potential business combinations to other entities before they present such opportunities to us. Each such person presently has, and any of them in the future may have, additional, fiduciary, contractual or other obligations to another entity, including private funds under the management of Fifth Wall and their respective portfolio companies, pursuant to which such member of our management team is or will be required to present a business combination opportunity to such entity. In addition, existing and future Fifth Wall funds, investment vehicles, accounts or clients and their respective portfolio companies may compete with us for business combination opportunities and, if such opportunities are pursued by such entities, we may be precluded from pursuing such opportunities. Accordingly, if any such person becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary, contractual or other obligations, he or she will honor his or her fiduciary, contractual or other obligations to present such business combination opportunity to such entity first, in which case such opportunity may not be made available to us, and Fifth Wall or such person will only present such opportunity to us if such other entity rejects the opportunity and consummating the transaction would not violate any restrictive covenants or other legal obligations to which such officers and directors are subject.
In addition, Fifth Wall and its Affiliates and our officers and directors have previously sponsored and formed and become officers or directors of, and in the future may sponsor or form or become officers or directors of, other special purpose acquisition companies similar to ours (including sponsors and special purpose acquisition companies that are not Affiliates of Fifth Wall), or may pursue other business or investment ventures, including without limitation forming investment funds or other vehicles, whose strategies may conflict with or otherwise be competitive with us during the period in which we are seeking an initial business combination. For example, an Affiliate of Fifth Wall is currently sponsoring another special purpose acquisition company, Fifth Wall Acquisition Corp. I. Fifth Wall Acquisition Corp. I is also pursuing an acquisition opportunity in any business, industry, sector or geographical location with a focus on “Built World”. Mr. Wallace, our Chairman of the Board and Chief Executive Officer, is the Chairman of the Board and Chief Executive Officer of Fifth Wall Acquisition Corp. I and Mr. Mykhaylovskyy, our Chief Financial Officer, is the Chief Financial Officer and director of Fifth Wall Acquisition Corp. I. Alana Beard, one of our directors, is also a director of Fifth Wall Acquisition Corp. I. As a result, while we currently do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target, any such other special purpose acquisition companies, businesses or investments, including without limitation investment funds or other vehicles, with which Fifth Wall and its Affiliates, and our officers and directors are involved, may present additional conflicts of interest in pursuing an initial business combination.
Notwithstanding the foregoing, we may pursue an Affiliated Joint Acquisition opportunity with one or more affiliates of Fifth Wall and/or investors. Such entities may co-invest with us in the target business at the time of our initial business combination, or we could raise additional proceeds to complete the acquisition by issuing to such entities a class of equity or equity-linked securities. Any Affiliated Joint Acquisition alongside a Fifth Wall investment fund, investment vehicle, account or other client may also require the consent of some or all investors in such fund, vehicle, account or client, and our ability to complete any Affiliated Joint Acquisition would be subject to any such consent. Any such business combination may require additional consents from third parties outside the control of our directors, officers or Fifth Wall, including any such business combination that requires the consent of the limited partner advisory committee of one or more investment funds managed or advised by Fifth Wall. We may be prevented from pursuing an Affiliated Joint Acquisition or other similar business combination if such consents are not obtained. Our certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.
While an affiliate of Fifth Wall has voting and investment discretion with respect to the common stock held of record by our sponsor, Lennar has a significant economic interest in our sponsor and is an active investor in the real estate sector. As such, Lennar may present similar conflicts of interest.

RISKS
We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination (at the earliest), we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” of this prospectus.
You should read and carefully consider these risks, together with the risks set forth under the section entitled “Risk Factors” and all of the other information in this prospectus, including the financial statements and the related notes included elsewhere in this prospectus, before deciding whether to invest in our common stock. If any of the risks discussed in this prospectus actually occur, our business, financial condition or operating results could be materially and adversely affected. In particular, our risks include, but are not limited to, the following:
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We are a blank check company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

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Past performance by Fifth Wall, including our management team, may not be indicative of future performance of an investment in us.

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Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the recent COVID 19 coronavirus pandemic and the status of debt and equity markets.

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The requirement that the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding any taxes payable) at the time of the execution of a definitive agreement for our initial business combination may limit the type and number of companies with which we may complete such a business combination.

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Our public stockholders may not be afforded an opportunity to vote on our proposed business combination, which means we may consummate our initial business combination even though a majority of our public stockholders do not support such a combination.

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Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

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If we seek stockholders approval of our initial business combination, our sponsor has agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote.

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The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into our initial business combination with a target.

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The ability of a large number of our stockholders to exercise redemption rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

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The requirement that we maintain a minimum net worth or retain a certain amount of cash could increase the probability that we cannot consummate our business combination and that you would have to wait for liquidation in order to redeem your shares.

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The requirement that we complete our initial business combination within 24 months from the closing of this offering may give potential target businesses leverage over us in negotiating our initial business combination.

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We may not be able to consummate our initial business combination within the required time period, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.

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If we seek stockholder approval of our business combination, our sponsor, directors, officers, advisors and their affiliates may elect to purchase shares from stockholders, in which case they may influence a vote in favor of a proposed business combination that you do not support.

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Purchases of shares of common stock in the open market or in privately negotiated transactions by our sponsor, directors, officers, advisors or their affiliates may make it difficult for us to maintain the listing of our shares on a national securities exchange following the consummation of an initial business combination.

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If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

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You will not be entitled to protections normally afforded to investors of many other blank check companies.

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If we seek stockholder approval of our business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of stockholders are deemed to hold in excess of 15% of our shares of common stock, you will lose the ability to redeem all such shares in excess of 15% of our shares of common stock.

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If the net proceeds of this offering not being held in the trust account are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete our initial business combination.

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Unlike some other similarly structured special purpose acquisition companies, our sponsor will receive additional shares of Class A common stock if we issue certain shares to consummate an initial business combination.

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Our executive officers and directors will allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

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Fifth Wall and each of our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

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Our executive officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

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We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, executive officers, directors or existing holders which may raise potential conflicts of interest.

SUMMARY FINANCIAL DATA
The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.
February 19, 2021
Balance Sheet Data:
Working capital	$(82,321)
Total assets	$107,000
Total liabilities	$82,321
Stockholder’s equity	$24,679

RISK FACTORS
An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our shares. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.
Risks Related to Our Business and Financial Position
We are a blank check company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.
We are a blank check company with no operating results, and we will not commence operations until obtaining funding through this offering and consummating our initial business combination. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning our initial business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.
Past performance by Fifth Wall, including our management team, may not be indicative of future performance of an investment in us.
Information regarding performance by, or businesses associated with, Fifth Wall is presented for informational purposes only. Any past experience and performance of Fifth Wall or our management team is not a guarantee either: (1) that we will be able to successfully identify a suitable candidate for our initial business combination; or (2) of any results with respect to any initial business combination we may consummate. You should not rely on the historical record of Fifth Wall or our management team’s performance as indicative of the future performance of an investment in us or the returns we will, or are likely to, generate going forward. An investment in us is not an investment in Fifth Wall. Our officers, directors and Fifth Wall have had limited experience with a blank check company or special purpose acquisition company in the past.
We are dependent upon our executive officers and directors and their loss could adversely affect our ability to operate.
Our operations are dependent upon a relatively small group of individuals and, in particular, our executive officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. In addition, our executive officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or executive officers. The unexpected loss of the services of one or more of our directors or executive officers could have a detrimental effect on us. Further, Fifth Wall and each of our officers and directors have duties and obligations with respect to confidentiality to other entities and may in the future agree to additional such duties or obligations, which may prevent Fifth Wall and such officers and directors from disclosing such information to the company. Fifth Wall and our officers and directors will comply with such duties and obligations of confidentiality to such other entities, in which case, the company may not have access to such information.
While an affiliate of Fifth Wall has voting and investment discretion with respect to the common stock held of record by our sponsor, Lennar has a significant economic interest in our sponsor and is an active investor in the real estate sector. As such, Lennar may present similar conflicts of interest.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the recent COVID-19 coronavirus pandemic and the status of debt and equity markets.
In December 2019, a novel strain of coronavirus was reported to have surfaced, which has and is continuing to spread throughout the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the COVID-19 coronavirus disease a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020, the World Health Organization characterized the outbreak as a “pandemic.” The COVID-19 outbreak has resulted in, and a significant outbreak of other infectious diseases could result in, a widespread health crisis that could materially and adversely affect the economies and financial markets worldwide, and the operations and financial position of any potential target business with which we consummate a business combination could be materially and adversely affected. Furthermore, we may be unable to complete a business combination if continued concerns relating to COVID-19 restrict travel, limit the ability to have meetings with potential investors, if the target company’s personnel, vendors and service providers are unavailable to negotiate and consummate a transaction in a timely manner, or if COVID-19 causes a prolonged economic downturn. The extent to which COVID-19 impacts our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected.
In addition, our ability to consummate a business combination may be dependent on the ability to raise equity and debt financing which may be impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all.
The requirement that the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding any taxes payable) at the time of the execution of a definitive agreement for our initial business combination may limit the type and number of companies with which we may complete such a business combination.
Nasdaq rules and our certificate of incorporation require that the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding any taxes payable) at the time of the execution of a definitive agreement for our initial business combination. This restriction may limit the type and number of companies that we may complete a business combination with. If we are unable to locate a target business or businesses that satisfy this fair market value test, we may be forced to liquidate and you will only be entitled to receive your pro rata portion of the funds in the trust account, which may be less than $10.00 per share.
Risks Related to Our Proposed Initial Business Combination
Our public stockholders may not be afforded an opportunity to vote on our proposed business combination, which means we may consummate our initial business combination even though a majority of our public stockholders do not support such a combination.
If a stockholder vote is not required, we may conduct redemptions via a tender offer. Accordingly, we may consummate our initial business combination even if holders of a majority of our public shares do not approve the business combination.

Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.
At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Because our board of directors may consummate our initial business combination without seeking stockholder approval, public stockholders may not have the right or opportunity to vote on the business combination. Accordingly, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public stockholders in which we describe our business combination.
If we seek stockholder approval of our initial business combination, our sponsor has agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote.
Our sponsor will own, on an as-converted basis, 20% of our outstanding common stock immediately following the completion of this offering, excluding the private placement shares. Our sponsor also may from time to time purchase shares of Class A common stock prior to our initial business combination.
Our certificate of incorporation provides that, if we seek stockholder approval of an initial business combination, such initial business combination will be approved if we receive the affirmative vote of a majority of the shares voted at such meeting, including the founder shares. As a result, in addition to our sponsor’s founder shares, we would need 5,297,501, or 35.3%, of the 15,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all outstanding shares are voted and the over-allotment option is not exercised). Accordingly, if we seek stockholder approval of our initial business combination, the agreement by our sponsor to vote in favor of our initial business combination will increase the likelihood that we will receive the requisite stockholders approval for such initial business combination.
The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into our initial business combination with a target.
We may enter into a transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights, we may not be able to meet such closing condition, and as a result, would not be able to proceed with the business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets would be aware of these risks and, thus, may be reluctant to enter into our initial business combination transaction with us.
The ability of a large number of our stockholders to exercise redemption rights may not allow us to consummate the most desirable business combination or optimize our capital structure.
In connection with the successful consummation of our business combination, we may redeem up to that number of shares of common stock that would permit us to maintain net tangible assets of $5,000,001. If our business combination requires us to use substantially all of our cash to pay the purchase price, the redemption threshold may be further limited. Alternatively, we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their redemption rights than we expect. If the acquisition involves the issuance of our shares as consideration, we may be required to issue a higher percentage of our shares to the target or its stockholders to make up for the failure to satisfy a minimum cash requirement. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.
The requirement that we maintain a minimum net worth or retain a certain amount of cash could increase the probability that we cannot consummate our business combination and that you would have to wait for liquidation in order to redeem your shares.
If, pursuant to the terms of our proposed business combination, we are required to maintain a minimum net worth or retain a certain amount of cash in trust in order to consummate the business combination and regardless of whether we proceed with redemptions under the tender offer or proxy rules, the probability that we cannot consummate our business combination is increased. If we do not consummate our business combination, you would not receive your pro rata portion of the trust account until we liquidate. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount in our trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your shares in the open market.
The requirement that we complete our initial business combination within 24 months from the closing of this offering may give potential target businesses leverage over us in negotiating our initial business combination.
Any potential target business with which we enter into negotiations concerning our initial business combination will be aware that we must consummate our initial business combination within 24 months from the closing of this offering. Consequently, such target businesses may obtain leverage over us in negotiating our initial business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.
We may not be able to consummate our initial business combination within the required time period, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.
We may not be able to find a suitable target business and consummate an initial business combination within 24 months after the closing of this offering. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. If we have not consummated an initial business combination within such applicable time period, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
If we seek stockholder approval of our business combination, our sponsor, directors, officers, advisors and their affiliates may elect to purchase shares from stockholders, in which case they may influence a vote in favor of a proposed business combination that you do not support.
If we seek stockholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our sponsor, directors,

officers, advisors or their affiliates may purchase shares or equity-linked securities in privately negotiated transactions or in the open market either prior to or following the consummation of our initial business combination. Such purchases will not be made if our sponsor, directors, officers, advisors or their affiliates are in possession of any material non-public information that has not been disclosed to the selling stockholder, although they are under no obligation to do so. However, other than as expressly stated herein, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In the event that our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. It is intended that, if Rule 10b-18 would apply to purchases by our sponsor, directors, officers, advisors or their affiliates, then such purchases will comply with Rule 10b-18 under the Exchange Act, to the extent it applies, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases.
The purpose of such purchases would be to (1) increase the likelihood of obtaining stockholder approval of the business combination or (2) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met. This may result in the consummation of an initial business combination that may not otherwise have been possible.
Purchases of shares of common stock in the open market or in privately negotiated transactions by our sponsor, directors, officers, advisors or their affiliates may make it difficult for us to maintain the listing of our shares on a national securities exchange following the consummation of an initial business combination.
If our sponsor, directors, officers, advisors or their affiliates purchase shares of common stock in the open market or in privately negotiated transactions, the public “float” of our shares of common stock and the number of beneficial holders of our securities would both be reduced, possibly making it difficult to maintain the listing or trading of our securities on a national securities exchange following consummation of the business combination.
If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.
We will comply with the proxy rules or tender offer rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a stockholder fails to receive our proxy solicitation or tender offer materials, as applicable, such stockholder may not become aware of the opportunity to redeem its shares. In addition, the proxy solicitation or tender offer materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly redeem or tender public shares. In the event that a stockholder fails to comply with these procedures, its shares may not be redeemed. See “Proposed Business — Effecting Our Initial Business Combination — Tendering Share Certificates in Connection with a Tender Offer or Redemption Rights.”
You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares, potentially at a loss.
Our public stockholders shall be entitled to receive funds from the trust account only in the event of a redemption to public stockholders prior to any winding up in the event we do not consummate our initial business combination or our liquidation, if they redeem their shares in connection with an initial business combination that we consummate or if we seek to amend our certificate of incorporation to modify the substance or timing of our redemption obligation to redeem all public shares if we cannot complete an initial business combination within 24 months of the closing of this offering or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity. In no other circumstances will a stockholder have any right or interest of any kind to the funds in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your public shares, potentially at a loss.
You will not be entitled to protections normally afforded to investors of many other blank check companies.
Because the net proceeds of this offering are intended to be used to complete our initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will expect to file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419.
Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our shares will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”
We or one of our Affiliates may engage one or more of our underwriters or one of their respective affiliates to provide additional services to us or our Affiliates after this offering, which may include acting as financial advisor in connection with an initial business combination or as placement agent in connection with a related financing transaction or as an underwriter in connection with an offering by another special purpose acquisition company that is competitive with ours. Our underwriters are entitled to receive deferred commissions that will be released from the trust only on a completion of an initial business combination. These financial incentives may cause them to have potential conflicts of interest in rendering any such additional services to us after this offering, including, for example, in connection with the sourcing and consummation of an initial business combination.
We or one of our Affiliates may engage one or more of our underwriters or one of their respective affiliates to provide additional services to us after this offering, including, for example, identifying potential targets, providing financial advisory services, acting as a placement agent in a private offering or arranging debt financing or as an underwriter in connection with an offering by another special purpose acquisition company that is competitive with ours.
We may pay such underwriter or its affiliate fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters or their respective affiliates and no fees or other compensation for such services will be paid to any of the underwriters or their respective affiliates prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriters’ compensation in connection with this offering. The underwriters are also entitled to receive deferred commissions that are conditioned on the completion of an initial business combination. The underwriters’ or their respective affiliates’ financial interests tied to the consummation of a business combination transaction or other transactions may give rise to potential conflicts of interest in providing any such additional services to us, including potential conflicts of interest in connection with the sourcing and consummation of an initial business combination.
If we seek stockholder approval of our business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of stockholders are deemed to hold in excess of 15% of our shares of common stock, you will lose the ability to redeem all such shares in excess of 15% of our shares of common stock.
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our certificate of incorporation provides that a public stockholder, individually or together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering. Your inability to redeem more than an aggregate of 15% of the shares sold in this offering will reduce your influence over our ability to consummate our initial business combination and you could suffer a material loss on your investment in us if you sell such excess shares in open market transactions. As a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, you would be required to sell your shares in open market transaction, potentially at a loss.
As the number of special purpose acquisition companies increases, there may be more competition to find an attractive target for an initial business combination. This could increase the costs associated with completing our initial business combination and may result in our inability to find a suitable target for our initial business combination.
In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many companies have entered into business combinations with special purpose acquisition companies, and there are still many special purpose acquisition companies seeking targets for their initial business combination, as well as many additional special purpose acquisition companies currently in registration. As a result, at times, fewer attractive targets may be available, and it may require more time, effort and resources to identify a suitable target for an initial business combination.
In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause target companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find a suitable target for and/or complete our initial business combination.
If the net proceeds of this offering not being held in the trust account are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete our initial business combination.
The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least the next 24 months, assuming that our initial business combination is not consummated during that time. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we are unable to fund such down payments or “no shop” provisions, our ability to close a contemplated transaction could be impaired. Furthermore, if we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public stockholders may only receive a pro rata portion of the amount then in the trust account (which may be less than $10.00 per share) (whether or not the underwriters’ over-allotment option is exercised in full) on our redemption.
Subsequent to our consummation of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges.
Even if we conduct thorough due diligence on a target business with which we combine, this diligence may not surface all material issues that may be present inside a particular target business.

And, regardless of how comprehensive our diligence may be, factors outside of the target business and outside of our control may arise later. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.
Our directors may decide not to enforce indemnification obligations against our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.
In the event that the proceeds in the trust account are reduced below $10.00 per share (whether or not the underwriters’ overallotment option is exercised in full) and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine on our behalf whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations on our behalf, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.00 per share.
Unlike some other similarly structured special purpose acquisition companies, our sponsor will receive additional shares of Class A common stock if we issue certain shares to consummate an initial business combination.
The founder shares will automatically convert into shares of Class A common stock concurrently with or immediately following the consummation of our initial business combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with our initial business combination, the number of shares of Class A common stock issuable upon conversion of all founder shares will equal, in the aggregate, on an as converted basis, 20% of the total number of shares of Class A common stock outstanding after such conversion (after giving effect to any redemptions of shares of Class A common stock by public stockholders). This amount will include the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the company in connection with or in relation to the consummation of the initial business combination, but will exclude any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in the initial business combination, the private placement shares, and any private placement shares issued to our sponsor, officers or directors upon conversion of working capital loans, provided that such conversion of founder shares will never occur on a less than one-for-one basis. This is different than some other similarly structured special purpose acquisition companies in which the initial stockholders will only be issued an aggregate of 20% of the total number of shares to be outstanding prior to our initial business combination.
Our executive officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.
Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors also serve as officers and board members for other entities. If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our executive officers’ and directors’ other business affairs, please see “Management — Officers and Directors.”
Fifth Wall, Lennar and each of our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual or other obligations to other entities and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Fifth Wall and each of our officers and directors presently has, and any of them in the future may have, additional fiduciary, contractual or other obligations to other entities, including Fifth Wall investment funds, investment vehicles, accounts and clines and their respective portfolio companies, pursuant to which such officer or director is or will be required to present a business combination opportunity or other business opportunities to such entity first, in which case such opportunity may not be made available to us, and Fifth Wall or such person will only present such opportunity to us if such other entity rejects the opportunity and consummating the transaction would not violate any restrictive covenants or other legal obligations to which such officers and directors are subject. In addition, existing and future Fifth Wall investment funds, investment vehicles, accounts, accounts and clients and their respective portfolio companies may compete with us for business combination opportunities and, if such opportunities are pursued by such entities, we may be precluded from pursuing such opportunities. Further, any of the foregoing may engage in businesses that are competitive to a prospective or actual target for the company’s initial business acquisition. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. Our certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation. If Fifth Wall or any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which Fifth Wall or such person has then-current fiduciary, contractual or other obligations to present such opportunity to such entity, Fifth Wall or such person will honor such fiduciary, contractual or other obligations to present such opportunity to such entity first, in which case such opportunity may not be made available to us, and Fifth Wall or such person will only present such opportunity to us if such other entity rejects the opportunity and consummating the transaction would not violate any restrictive covenants or other legal obligations to which such officers and directors are subject. In addition, Fifth Wall and its Affiliates and our officers and directors have previously sponsored and formed and become officers or directors of, and in the future may sponsor or form or become officers or directors of, other special purpose acquisition companies similar to ours, or may pursue other business or investment ventures, including without limitation forming investment funds or other vehicles, whose strategies may conflict with or otherwise be competitive with us during the period in which we are seeking an initial business combination. For example, an Affiliate of Fifth Wall is currently sponsoring another special purpose acquisition company, Fifth Wall Acquisition Corp. I. Fifth Wall Acquisition Corp. I is also pursuing an acquisition opportunity in any business, industry, sector or geographical location with a focus on “Built World”. Mr. Wallace, our Chairman of the Board and Chief Executive Officer, is the Chairman of the Board and Chief Executive Officer of Fifth Wall Acquisition Corp. I and Mr. Mykhaylovskyy, our Chief Financial Officer, is the Chief Financial Officer and director of Fifth Wall Acquisition Corp. I. Alana Beard, one of our directors, is also a director of Fifth Wall Acqusiition Corp. I. As a result, while we currently do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target, any such other special purpose acquisition companies, businesses or investments, including without limitation investment funds or other vehicles, with which Fifth Wall and its Affiliates, and our officers and directors are involved, may present additional conflicts of interest in pursuing an initial business combination that you should be aware of, please see “Management — Officers and Directors,” “Management — Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”
While an affiliate of Fifth Wall has voting and investment discretion with respect to the common stock held of record by our sponsor, Lennar has a significant economic interest in our sponsor and is an active investor in the real estate sector. As such, Lennar may present similar conflicts of interest.
Our executive officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.
We have not adopted a policy that expressly prohibits our directors, executive officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, (subject to certain approvals and consents) we may enter into a business combination with a target business that is affiliated with our sponsor, our directors or executive officers or a target business in which any of the foregoing have an interest, although we do not intend to do so, or we may acquire a target business through an Affiliated Joint Acquisition with one or more affiliates of Fifth Wall and/or one or more investors in any current or future Fifth Wall investment fund, investment vehicle, account or client. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours. In particular, certain of the Fifth Wall funds are focused on investments in the proptech industry. As a result, there may be substantial overlap between companies that would be a suitable business combination for us and companies that would make an attractive target for the Fifth Wall funds. In addition, our certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.
While an affiliate of Fifth Wall has voting and investment discretion with respect to the common stock held of record by our sponsor, Lennar has a significant economic interest in our sponsor and is an active investor in the real estate sector. As such, Lennar may present similar conflicts of interest.
The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination or in determining the outcome of any conflicts of interest that may arise as a result of such personal and financial interests. In addition, our directors and officers may have interests in other special purpose acquisition companies similar to ours (including sponsors and special purpose acquisition companies that are not Affiliates of Fifth Wall). Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.
If this were the case, it would be a breach of their fiduciary duties to us as a matter of Delaware law and we or our stockholders might have a claim against such individuals for infringing on our stockholders’ rights. However, we might not ultimately be successful in any claim we may make against them for such reason.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, executive officers, directors or existing holders which may raise potential conflicts of interest.
In light of the involvement of our sponsor, executive officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, executive officers, directors or existing holders. Our directors also serve as officers and board members for other entities, including, without limitation, those described under “Management — Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no substantive discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business — Effecting Our Initial Business Combination — Evaluation of a Target Business and Structuring of Our Initial Business Combination” and such transaction was approved by a majority of our independent and disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm which is a member of FINRA or a valuation or appraisal firm regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our sponsor, executive officers, directors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.
Moreover, we may pursue an Affiliated Joint Acquisition opportunity with one or more affiliates of Fifth Wall and/or one or more investors in Fifth Wall. Any such parties may co-invest with us in the target business at the time of our initial business combination, or we could raise additional proceeds to complete the business combination by issuing to such parties a class of equity or equity-linked securities. Accordingly, such persons or entities may have a conflict between their interests and ours. Any such business combination may require additional consents from third parties outside the control of our directors, officers or Fifth Wall, including any such business combination that requires the consent of the limited partner advisory committee of one or more investment funds managed or advised by Fifth Wall. We may be prevented from pursuing an Affiliated Joint Acquisition or other similar business combination if such consents are not obtained.
While an affiliate of Fifth Wall has voting and investment discretion with respect to the common stock held of record by our sponsor, Lennar has a significant economic interest in our sponsor and is an active investor in the real estate sector. As such, Lennar may present similar conflicts of interest.
If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.
If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including restrictions on the nature of our investments and restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination. In addition, we may have imposed upon us burdensome requirements, including registration as an investment company, adoption of a specific form of corporate structure and reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to consummate our initial business combination.
In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading in securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete a business combination and thereafter to operate the post-business combination business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.
We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations.
Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of either: (i) the completion of our initial business combination; (ii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend our certificate of incorporation (A) to modify the substance or timing of our obligation to provide holders of shares of our Class A common stock the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of shares of our Class A common stock, and (iii) the redemption of our public shares if we have not consummated an initial business within 24 months from the closing of this offering, subject to applicable law and as further described herein. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we do not complete our initial business combination within the required time period, our public stockholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account.
We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete our initial business combination with which a substantial majority of our stockholders do not agree.
Our certificate of incorporation does not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. In addition, our proposed initial business combination may impose a minimum cash requirement for: (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. As a result, we may be able to complete our initial business combination even though a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares or, if we seek stockholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors, advisors or any of their affiliates. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares in connection with such initial business combination, all shares of Class A common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.
We are subject to laws and regulations enacted by national, regional and local governments, in particular, the Securities and Exchange Commission, or the SEC. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application also may change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.
If we are unable to consummate our initial business combination, our public stockholders may be forced to wait up to 24 months or longer before redemption from our trust account.
If we are unable to consummate our initial business combination within 24 months from the closing of this offering, we will, as promptly as reasonably possible but not more than ten business days thereafter (subject to our certificate of incorporation and applicable law), distribute the aggregate amount then on deposit in the trust account (net of taxes payable), pro rata to our public stockholders by way of redemption and cease all operations except for the purposes of winding up of our affairs by way of a voluntary liquidation, as further described herein. Any redemption of public stockholders from the trust account shall be effected as required by our certificate of incorporation prior to our commencing any voluntary liquidation. Except as otherwise described herein, we have no obligation to return funds to investors prior to the date of any redemption required as a result of our failure to consummate our initial business combination within the period described above or our liquidation, unless we consummate our initial business combination prior thereto and only then in cases where investors have sought to redeem their shares of common stock. Only upon any such redemption of public shares as we are required to effect, or any liquidation, will public stockholders be entitled to distributions if we are unable to complete our initial business combination.
The grant of registration rights to our sponsor may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our shares of common stock.
Pursuant to an agreement to be entered into on the date of this prospectus, our sponsor (and/or our sponsor’s designees) and their permitted transferees can demand that we register the founder shares, the private shares, the underlying securities and any securities issued upon conversion of working capital loans. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our shares of common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholder of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our shares of common stock that is expected to occur when the securities owned by our sponsor, holders of our private shares or their respective permitted transferees are registered.
Because we have not selected a particular business or specific geographic location or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’ operations.
We may pursue an acquisition opportunity in any business industry or sector, but we intend to initially focus on those industries or sectors that complement our management team’s background. Except for the limitations that a target business have a fair market value of at least 80% of the value of the trust account (excluding any taxes payable) and that we are not permitted to effectuate our initial business combination with another blank check company or similar company with nominal operations, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Because we have not yet identified or approached any specific target business with respect to our initial business combination, there is no basis to evaluate the possible merits or risks of any particular target business’ operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we consummate our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and thus leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. In addition, investors will be relying on the business judgment of our board of directors, which will have significant discretion in choosing the standard used to establish the fair market value of a particular target business. An investment in our shares may not ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in an acquisition target.
We may seek investment opportunities outside our management’s area of expertise and our management may not be able to adequately ascertain or assess all significant risks associated with the target company.
There is no limitation on the industry or business sector we may consider when contemplating our initial business combination. We may therefore be presented with a business combination candidate in an industry unfamiliar to our management team, but determine that such candidate offers an attractive investment opportunity for our company. In the event we elect to pursue an investment outside of our management’s expertise, our management’s experience may not be directly applicable to the target business or their evaluation of its operations.
Although we identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.
Although we have identified specific criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we consummate our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce our initial business combination with a target that does not meet our general criteria and guidelines, a greater number of stockholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if stockholder approval of the transaction is required by law or the Nasdaq, or we decide to obtain stockholder approval for business or other legal reasons, it may be more difficult for us to attain stockholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public stockholders may only receive $10.00 per share or even less (whether or not the underwriters’ over-allotment option is exercised in full) on our redemption.
Management’s flexibility in identifying and selecting a prospective acquisition candidate, along with our management’s financial interest in consummating our initial business combination, may lead management to enter into an acquisition agreement that is not in the best interest of our stockholders.
Subject to the requirements in Nasdaq rules and our certificate of incorporation that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the trust account (excluding any taxes payable) at the time of the agreement to enter into such initial business combination, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Investors will be relying on management’s ability to identify business combinations, evaluate their merits, conduct or monitor diligence and conduct negotiations. Management’s flexibility in identifying and selecting a prospective acquisition candidate, along with management’s financial interest in consummating our initial business combination, may lead management to enter into an acquisition agreement that is not in the best interest of our stockholders, which would be the case if the trading price of our shares of common stock after giving effect to such business combination was less than the per-share trust liquidation value that our stockholders would have received if we had dissolved without consummating our initial business combination.
We are not required to obtain an opinion from an independent investment banking firm, and consequently, an independent source may not confirm that the price we are paying for the business is fair to our stockholders from a financial point of view.
Unless we consummate our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm that is a member of FINRA, or from an independant valuation or appraisal firm that the price we are paying is fair to our stockholders from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.
Resources could be wasted in researching acquisitions that are not consummated.
We anticipate that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to consummate our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may only receive $10.00 per share or even less (whether or not the underwriters’ over-allotment option is exercised in full) on our redemption.
Our ability to successfully effect our initial business combination and to be successful thereafter will be largely dependent upon the efforts of our officers, directors and key personnel, some of whom may join us following our initial business combination.
Our operations are dependent upon a relatively small group of individuals and, in particular, our officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have consummated our initial business combination. In addition, our officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.
The role of such persons in the target business, however, cannot presently be ascertained. Although some of such persons may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, our assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

Members of our management team may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.
Members of our management team may be able to remain with the company after the completion of our business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with us after the completion of our business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any members of our management team will remain with us after the completion of our business combination. We cannot assure you that any members of our management team will remain in senior management or advisory positions with us. The determination as to whether any members of our management team will remain with us will be made at the time of our initial business combination.
We may have a limited ability to assess the management of a prospective target business and, as a result, may effectuate our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.
When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’ management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted.
The officers and directors of an acquisition candidate may resign upon consummation of our initial business combination. The loss of an acquisition target’s key personnel could negatively impact the operations and profitability of our post-combination business.
The role of an acquisition candidate’s key personnel upon the consummation of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that some members of the management team of an acquisition candidate will not wish to remain in place.
Risks Related to Our Operations
Our executive officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.
Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors also serve as officers and board members for other entities. If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our executive officers’ and directors’ other business affairs, please see “Management — Officers and Directors.”
Fifth Wall and certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.
Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Fifth Wall and our sponsor and officers and directors are, and may in the future become, affiliated with entities (such as operating companies or investment vehicles) that are engaged in a similar business. Our sponsor and directors and officers are also not prohibited from sponsoring, or otherwise becoming involved with, any other blank check companies prior to us completing our initial business combination. Moreover, certain of our directors and officers have time and attention requirements for investment funds of which affiliates of our sponsor are the investment managers.
Fifth Wall and our officers and directors also may become aware of business opportunities which may be appropriate for presentation to us and the other entities in the future to which they owe certain fiduciary or contractual duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. Our certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.
While an affiliate of Fifth Wall has voting and investment discretion with respect to the common stock held of record by our sponsor, Lennar has a significant economic interest in our sponsor and is an active investor in the real estate sector. As such, Lennar may present similar conflicts of interest.
For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see the sections of this prospectus entitled “Management — Officers and Directors,” “Management — Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”
Since our sponsor, officers and directors will lose their entire investment in us if our business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.
On February 19, 2021, our sponsor paid $25,000 to cover for certain expenses and offering costs on behalf of the company in exchange for issuance of 4,312,500 founder shares. Our sponsor will transfer 30,000 founder shares to each of Adeyemi Ajao, Alana Beard, Poonam Sharma Mathis and Amanda Parness. Such transferred shares will not be subject to forfeiture in the event the underwriters’ over-allotment option is not exercised. Prior to the initial investment in the company of $25,000 by our sponsor, the company had no assets, tangible or intangible. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding shares after this offering, excluding the private placement shares. The founder shares will be worthless if we do not complete an initial business combination. In addition, our sponsor has committed to purchase an aggregate of 655,000 shares of Class A common stock (or 700,000 shares of Class A common stock if the underwriters’ over-allotment option is exercised in full), at a price of $10.00 per share in a private placement to occur concurrently with the closing of this offering for an aggregate purchase price of $6,550,000 (or $7,000,000 if the underwriters’ over-allotment option is exercised in full). The private placement shares are identical to the Class A common stock sold in this offering, subject to certain limited exceptions as described in this prospectus. Our sponsor and our directors and executive officers have agreed (A) to vote any shares owned by them in favor of any proposed business combination and (B) not to redeem any founder shares in connection with a stockholder vote to approve a proposed initial business combination. In addition, we may obtain loans from our sponsor, affiliates of our sponsor or an officer or director. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination.
Certain shares beneficially owned by our officers and directors will not participate in liquidating distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for our initial business combination.
Our sponsor has agreed to (i) waive its redemption rights with respect to its founder shares and (ii) waive its rights to liquidating distributions from the trust account with respect to its founder shares if we fail to consummate an initial business combination within 24 months from the closing of this offering. Our sponsor and our directors and executive officers have entered into agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination. However, if our sponsor, directors or executive officers acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to consummate an initial business combination within 24 months from the closing of this offering. Accordingly, the founder shares will be worthless if we do not consummate our initial business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. In addition, our directors and officers may have interests in other special purpose acquisition companies similar to ours (including sponsors and special purpose acquisition companies that are not Affiliates of Fifth Wall). Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.
We may issue notes or other debt securities, or otherwise incur substantial debt, to complete our initial business combination, which may adversely affect our financial condition and thus negatively impact the value of our stockholders’ investment in us.
Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete our initial business combination. If we incur any indebtedness without a waiver from the lender of any right, title, interest or claim of any kind in or to any monies held in the trust account, the incurrence of debt could have a variety of negative effects, including:
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default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;

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acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

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our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

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our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

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our inability to pay dividends on our shares of common stock;

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using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our shares of common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

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limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

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increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

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limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business, which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.
The net proceeds from this offering together with the funds we will receive from the sale of the private shares (excluding $1,000,000 of net proceeds that will not be held in the trust account) will provide us with approximately $144,750,000 assuming no redemptions (or approximately $166,462,500 if the underwriters’ over-allotment option is exercised in full) that we may use to complete our initial business combination, after payment of the deferred underwriting discount and estimated offering expenses of $2,550,000.
We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By consummating our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities, which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be solely dependent upon the performance of a single business, property or asset, or dependent upon the development or market acceptance of a single or limited number of products or services. This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.
The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public stockholders may be less than $10.00 per share.
The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that we are unable to complete our initial business combination or make certain amendments to our certificate of incorporation, our public stockholders are entitled to receive their pro rata share of the proceeds held in the trust account, plus any interest income, net of taxes paid or payable (less, in the case we are unable to complete our initial business combination, $100,000 of interest). Negative interest rates could reduce the value of the assets held in trust such that the per-share redemption amount received by public stockholders may be less than $10.00 per share.

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.
In recent months, the market for directors and officers liability insurance for special purpose acquisition companies has changed in ways adverse to us and our management team. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. These trends may continue into the future.
The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense and/or accept less favorable terms. Furthermore, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.
In addition, after completion of any initial business combination, our directors and officers could be subject to potential liability from claims arising from conduct alleged to have occurred prior to such initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.
If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholder may be less than $10.00 per public share.
Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, service providers (excluding our independent registered public accounting firm), prospective partner businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements, they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our founders will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if our founding team believes that such third party’s engagement would be significantly more beneficial to us than any alternative.
Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by our founding team to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where our founding team is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we have not consummated an initial business combination within 24 months from the closing of this offering or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per share redemption amount received by public stockholder could be less than the $10.00 per public share initially held in the trust account, due to claims of such creditors. Pursuant to the letter agreement the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
We may attempt to simultaneously consummate business combinations with multiple prospective targets, which may hinder our ability to consummate our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.
If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.
We may attempt to consummate our initial business combination with a private company about which little information is available.
In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. By definition, very little public information exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in our initial business combination with a company that is not as profitable as we suspected, if at all.
We may not be able to maintain control of a target business after our initial business combination.
We may structure our initial business combination to acquire less than 100% of the equity interests or assets of a target business, but we will only consummate such business combination if we will become the majority stockholder of the target (or control the target through contractual arrangements in limited circumstances for regulatory compliance purposes) or are otherwise not required to register as an investment company under the Investment Company Act or to the extent permitted by law we may acquire interests in a variable interest entity, in which we may have less than a majority of the voting rights in such entity, but in which we are the primary beneficiary. Even though we may own a majority interest in the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares subsequent to such transaction. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that we will not be able to maintain our control of the target business.
The ability of our public stockholders to exercise their redemption rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.
If our initial business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many public stockholders may exercise redemption rights, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third party financing to help fund our initial business combination. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.
In connection with any meeting held to approve an initial business combination, we will offer each public stockholder the option to vote in favor of the proposed business combination and still seek redemption of their shares.
In connection with any meeting held to approve an initial business combination, we will offer each public stockholder (but not our sponsor, officers or directors) the right to have their shares of common stock redeemed for cash (subject to the limitations described elsewhere in this prospectus) regardless of whether such stockholder votes for or against such proposed business combination; provided that a stockholder must in fact vote for or against a proposed business combination in order to have their shares of common stock redeemed for cash. If a stockholder fails to vote for or against a proposed business combination, that stockholder would not be able to have their shares of common stock so redeemed. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and a majority of the outstanding shares of common stock voted are voted in favor of the business combination. This is different than other similarly structured blank check companies where stockholders are offered the right to redeem their shares only when they vote against a proposed business combination. This threshold and the ability to seek redemption while voting in favor of a proposed business combination may make it more likely that we will consummate our initial business combination.
We will require public stockholders who wish to redeem their shares of common stock in connection with a proposed business combination, or an amendment to our certificate of incorporation to effect the substance or timing of their redemption obligation if we fail to timely complete a business combination, to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.
We will require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either (i) tender their certificates to our transfer agent prior to the expiration date set forth in the tender offer documents mailed to such holders, or in the event we distribute proxy materials, up to two business days prior to the vote on the proposal to approve the business combination or amendment to our certificate of incorporation to modify the substance or timing of our redemption obligation to redeem all public shares if we cannot complete an initial business combination or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, or (ii) deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, this may not be the case. Under our bylaws, we are required to provide at least 10 days advance notice of any stockholder meeting, which would be the minimum amount of time a stockholder would have to determine whether to exercise redemption rights. Accordingly, if it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their shares.
Redeeming stockholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.
We will require public stockholders who wish to redeem their shares of common stock in connection with any proposed business combination to comply with the delivery requirements discussed above for redemption. If such proposed business combination is not consummated, we will promptly return such certificates to the tendering public stockholders. Accordingly, investors who attempted to redeem their shares in such a circumstance will be unable to sell their securities after the failed acquisition until we have returned their securities to them. The market price for our shares of common stock may decline during this time and you may not be able to sell your securities when you wish, even while other stockholders that did not seek redemption may be able to sell their securities.
Because of our structure, other companies may have a competitive advantage and we may not be able to consummate an attractive business combination.
We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including proptech investment funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Therefore, our ability to compete in acquiring certain sizable target businesses may be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, seeking stockholder approval of our initial business combination may delay the consummation of a transaction. Additionally, our rights, and the future dilution they represent (entitling the holders to receive shares of common stock on consummation of our initial business combination), may not be viewed favorably by certain target businesses. Any of the foregoing may place us at a competitive disadvantage in successfully negotiating our initial business combination.
We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination. If we are unable to complete our initial business combination, our public stockholders may only receive $10.00 per share or even less (whether or not the underwriters’ over-allotment option is exercised in full) on our redemption.
Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate our initial business combination, because we have not yet identified any prospective target business we cannot ascertain the capital requirements for any particular transaction or our costs to identify and consummate a transaction and to operate the target business. If the net proceeds of this offering prove to be insufficient for one or more reasons including the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to repurchase for cash a significant number of shares from stockholders who elect redemption in connection with our initial business combination, or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. Financing may not be available on acceptable terms, if at all. The current economic environment may make it especially difficult for companies to obtain acquisition financing. To the extent that additional financing proves to be unavailable when needed to consummate our initial business combination, we would be compelled to either restructure the transaction or abandon that particular initial business combination and seek an alternative target business candidate. If we are unable to complete our initial business combination, our public stockholders may only receive $10.00 per share or even less (whether or not the underwriters’ over-allotment option is exercised in full) on our redemption. In addition, even if we do not need additional financing to consummate our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our initial business combination.
Our sponsor controls a substantial interest in us and thus may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.
Upon closing of this offering, our sponsor (and its transferees/designees, if any) collectively will own 20% of our issued and outstanding shares of common stock (assuming they do not purchase any shares in this offering and excluding the private placement shares). Accordingly, they may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support, including amendments to our certificate of incorporation. In addition, FWAB Investor, LLC, an affiliate of Fifth Wall, and Lennar are members of our sponsor. FWAB Investor, LLC has voting and investment discretion with respect to the common stock held of record by our sponsor, and Lennar has a 60% economic interest in our sponsor, and as a result, each may also be able to exert significant influence through our sponsor. If our sponsor purchases any shares in this offering, or if we or our sponsor purchase any additional shares of common stock in the aftermarket or in privately negotiated transactions, this would increase their control. Neither our sponsor or its members nor, to our knowledge, any of our officers or directors, has any current intention to purchase additional securities. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our shares of common stock.
Our sponsor paid an aggregate of $25,000, or approximately $0.006 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our shares of common stock.
The difference between the public offering price per share (allocating all of the share purchase price to the shares of common stock) and the pro forma net tangible book value per share after this offering constitutes the dilution to you and the other investors in this offering. Our sponsor acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon closing of this offering, you and the other public stockholders will incur an immediate and substantial dilution of approximately 90.6% or $9.06 per share (the difference between the pro forma net tangible book value per share of $0.94 and the initial offering price of $10.00 per share immediately upon the closing of this offering), or a dilution of approximately 91.7% dilution or $9.17 per share (the difference between the pro forma net tangible book value per share of $0.83 and the initial offering price of $10.00 per share) if the over-allotment is fully exercised.
Because, unlike many other SPAC IPOs, investors in this offering will not receive warrants that would become exercisable following completion of our initial business combination, our offered securities may be worth less than the securities offered in other SPAC IPOs.
This is an initial public offering of our Class A common stock. Unlike many other SPAC IPOs, investors in this offering will not receive warrants that would become exercisable following completion of our initial business combination. We are not offering warrants in order to remove the dilutive effect of warrants upon completion of a business combination, thus making us, we believe, a more attractive business combination partner for target businesses. Nevertheless, this offering structure may cause our offered securities to be worth less than if we were also offering a whole or fractional warrant to purchase shares.
The determination of the offering price of our Class A common stock and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry.
Prior to this offering there has been no public market for any of our securities. The public offering price of the Class A common stock was negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of Class A common stock includes:
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the history and prospects of companies whose principal business is the acquisition of other companies;

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prior offerings of those companies;

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our prospects for acquiring an operating business at attractive values;

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a review of debt to equity ratios in leveraged transactions;

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our capital structure;

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an assessment of our management and their experience in identifying operating companies;

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general conditions of the securities markets at the time of this offering; and

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other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.
There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.
As of the date of this prospectus there is currently no market for our securities. Prospective stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Once listed on Nasdaq, an active trading market for our securities may never develop or, if developed, may not be sustained. Additionally, if our securities become delisted from Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities not listed on a national exchange, the liquidity and price of our securities may be more limited than if we were listed on Nasdaq or another national exchange. You may be unable to sell your securities unless a market can be established and sustained.
Once initially listed on Nasdaq, our securities may not continue to be listed on Nasdaq in the future, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
We anticipate that our securities will be initially listed on Nasdaq upon consummation of this offering. However, we cannot assure you of this or that our securities will continue to be listed on Nasdaq in the future. Additionally, in connection with our business combination, Nasdaq may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time. If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:
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a limited availability of market quotations for our securities;

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a reduced liquidity with respect to our securities;

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a determination that our shares of common stock are a “penny stock” which will require brokers trading in our shares of common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares of common stock;

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a limited amount of news and analyst coverage for our company; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

Because we must furnish our stockholders with target business financial statements prepared in accordance with U.S. generally accepted accounting principles or international financial reporting standards, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.
The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards, or IFRS, as issued by the International Accounting Standards Board or the IASB, depending on the circumstances. Historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. We will include substantially the same financial statement disclosure in connection with any tender offer documents we use, whether or not they are required under the tender offer rules. These financial statement requirements may limit the pool of potential target businesses with which we consummate our initial business combination, because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules, and hence we may be unable to complete our initial business combination within the prescribed time frame.
Compliance obligations under the Sarbanes-Oxley Act of 2002 may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.
Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2022. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to all public companies because a target company with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.
We are an “emerging growth company”and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our securities less attractive to investors.
We are an “emerging growth company,” as defined in the JOBS Act. We will remain an “emerging growth company” for up to five years. However, if either our non-convertible debt issued within a three-year period, or our revenues exceed $1.07 billion, or the market value of our shares of common stock that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we (i) are not required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, (ii) have reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (iii) are exempt from the requirements of holding a nonbinding advisory vote on executive compensation and obtaining stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, will not adopt the new or revised standard until the time private companies are required to adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.
We cannot predict if investors will find our shares less attractive because we may rely on these provisions. If some investors find our shares less attractive as a result, there may be a less active trading market for our shares and our share price may be more volatile.
Our certification of incorporation designates the Court of Chancery in the State of Delaware as the sole and exclusive forum for certain actions or proceedings that may be initiated by our stockholders, which could discourage claims or limit stockholders’ ability to make a claim against the Company, our directors, officers, and employees.
Our certificate of incorporation provides that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for: (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees to us or to our stockholders; (c) any action asserting a claim arising pursuant to the Delaware General Corporate Law, or the DGCL, our certificate of incorporation or our bylaws; or (d) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. These exclusive forum provisions would not apply to suits brought to enforce a duty or liability created by the Exchange Act, which provides for exclusive jurisdiction of the federal courts. It could apply, however, to a suit that falls within one or more of the categories enumerated in the exclusive forum provision and asserts claims under the Securities Act, inasmuch as Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder; provided, that with respect to claims under the Securities Act, our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. These exclusive forum provisions may limit the ability of our stockholders to bring a claim in a judicial forum that such stockholders find favorable for disputes with us or our directors, officers, or employees, which may discourage such lawsuits against us and our directors, officers, and employees. Alternatively, if a court were to find the choice of forum provisions contained in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could materially adversely affect our business, financial condition, and operating results.
Our letter agreement with our sponsor, directors and executive officers may be amended without stockholder approval.
Our letter agreement with our sponsor, directors and executive officers contain provisions relating to transfer restrictions of our founder shares and private placement shares, indemnification of the trust account, waiver of redemption rights and participation in liquidating distributions from the trust account. The letter agreement may be amended without stockholder approval (although releasing the parties from the restriction not to transfer the founder shares for 185 days following the date of this prospectus will require the prior written consent of the underwriters). While we do not expect our board to approve any amendment to the letter agreement prior to our initial business combination, it may be possible that our board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to the letter agreement. Any such amendments to the letter agreement would not require approval from our stockholders and may have an adverse effect on the value of an investment in our securities.

Risks Associated with Acquiring and Operating a Business outside of the United States
We may effect our initial business combination with a company located outside of the United States.
If we effect our initial business combination with a company located outside of the United States, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:
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rules and regulations or currency redemption or corporate withholding taxes on individuals;

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laws governing the manner in which future business combinations may be effected;

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exchange listing and/or delisting requirements;

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tariffs and trade barriers;

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regulations related to customs and import/export matters;

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longer payment cycles;

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tax issues, such as tax law changes and variations in tax laws as compared to the United States;

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currency fluctuations and exchange controls;

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rates of inflation or deflation;

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challenges in collecting accounts receivable;

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cultural and language differences;

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employment regulations;

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crime, strikes, riots, civil disturbances, terrorist attacks, pandemics and wars; and

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deterioration of political relations with the United States. We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

Social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, or policy changes or enactments may occur in a country in which we may operate after we effect our initial business combination.
Political events in another country may significantly affect our business, assets or operations. Social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, pandemics and policy changes or enactments could negatively impact our business in a particular country.
Many countries have difficult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience.
Our ability to seek and enforce legal protections, including with respect to intellectual property and other property rights, or to defend ourselves with regard to legal actions taken against us in a given country, may be difficult or impossible, which could adversely impact our operations, assets or financial condition.
Rules and regulations in many countries are often ambiguous or open to differing interpretation by responsible individuals and agencies at the municipal, state, regional and federal levels. The attitudes and actions of such individuals and agencies are often difficult to predict and inconsistent.
Delay with respect to the enforcement of particular rules and regulations, including those relating to customs, tax, environmental and labor, could cause serious disruption to operations abroad and negatively impact our results.

If relations between the United States and foreign governments deteriorate, it could cause potential target businesses or their goods and services to become less attractive.
The relationship between the United States and foreign governments could be subject to sudden fluctuation and periodic tension. For instance, the United States may announce its intention to impose quotas on certain imports. Such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by the foreign government in industries that may affect our ultimate target business. Changes in political conditions in foreign countries and changes in the state of U.S. relations with such countries are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive. Because we are not limited to any specific industry, there is no basis for investors in this offering to evaluate the possible extent of any impact on our ultimate operations if relations are strained between the United States and a foreign country in which we acquire a target business or move our principal manufacturing or service operations.
If our management following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws.
Following our initial business combination, our management may resign from their positions as officers or directors of the company and the management of the target business at the time of the business combination will remain in place. Management of the target business may not be familiar with United States securities laws. If new management is unfamiliar with our laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues, which may adversely affect our operations.
Currency policies may cause a target business’ ability to succeed in the international markets to be diminished.
In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.
Because foreign law could govern our material agreements, we may not be able to enforce our rights within such jurisdiction or elsewhere.
Foreign law could govern our material agreements. The target business may not be able to enforce any of its material agreements and remedies may not be available outside of such foreign jurisdiction’s legal system. The system of laws and the enforcement of existing laws and contracts in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The judiciaries in certain foreign countries may be relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. Any such jurisdictions may not favor outsiders or could be corrupt. As a result, the inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business and business opportunities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements contained in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:
•
our ability to complete our initial business combination;

•
our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•
our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination;

•
our potential ability to obtain additional financing to complete our initial business combination;

•
our pool of prospective target businesses;

•
the ability of our officers and directors to generate a number of potential investment opportunities;

•
our public securities’ potential liquidity and trading;

•
the lack of a market for our securities;

•
the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

•
the trust account not being subject to claims of third parties; or

•
our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS
We are offering 15,000,000 shares at an offering price of $10.00 per share. We estimate that the net proceeds of this offering, together with the funds we will receive from the sale of the private placement shares, will be used as set forth in the following table.
	WITHOUT OVER- ALLOTMENT OPTION	OVER- ALLOTMENT OPTION EXERCISED
Gross proceeds
Gross proceeds from shares offered to public(1)	$150,000,000	$172,500,000
Gross proceeds from private placement shares offered in the private placement	6,550,000	7,000,000
Total gross proceeds	$156,550,000	$179,500,000
Offering expenses(2)
Underwriting commissions (2.0% of gross proceeds from shares offered to public, excluding deferred portion)(3)	$3,000,000	$3,450,000
Legal fees and expenses	300,000	300,000
Printing and engraving expenses	40,000	40,000
Accounting fees and expenses	60,000	60,000
SEC/FINRA Expenses	55,000	55,000
Travel and road show	20,000	20,000
Nasdaq listing and filing fees	75,000	75,000
Director & Officer liability insurance premiums	1,700,000	1,700,000
Miscellaneous	300,000	300,000
Total offering expenses (other than underwriting commissions)	$2,550,000	$2,550,000
Proceeds after offering expenses	$151,000,000	$173,500,000
Held in trust account(3)	$150,000,000	$172,500,000
% of public offering size	100%	100%
Not held in trust account	$1,000,000	$1,000,000
The following table shows the use of the $1,000,000 of net proceeds not held in the trust account.(4)(5)
	AMOUNT	% OF TOTAL
Legal, accounting, due diligence, travel, and other expenses in connection with any business combination(6)	$350,000	35.0%
Legal and accounting fees related to regulatory reporting obligations	150,000	15.0%
Professional, secretarial, administrative and support services	420,000	42%
Nasdaq continued listing fees	55,000	5.5%
Working capital to cover miscellaneous expenses	25,000	2.5%
Total	$1,000,000	100.0%

(1)
Includes amounts payable to stockholders who properly redeem their shares in connection with the successful completion of our initial business combination.

(2)
In addition, a portion of the offering expenses have been paid from the proceeds up to $300,000 in loans from our sponsor, as described in this prospectus. Upon completion of this offering these loans will be repaid out of the $2,550,000 of offering proceeds allocated for the payment of offering expenses other than underwriting commissions. In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses.

(3)
The underwriters have agreed to defer underwriting commissions of 3.5% of the gross proceeds of this offering. Concurrently with the completion of our initial business combination, $5,250,000, which constitutes the underwriters’ deferred commissions (or $6,037,500 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters from the funds held in the trust account. See “Underwriting.” The remaining funds, less amounts released to the trustee to pay redeeming stockholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

(4)
These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of such business combination. In the event we identify a business combination target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount in the table above does not include interest available to us from the trust account. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Assuming an interest rate of 0.1% per year, and no exercise of the underwriters’ over-allotment, we estimate the interest earned on the trust account will be approximately $150,000 per year; however, we can provide no assurances regarding this amount.

(5)
Assumes no exercise of the underwriters’ over-allotment option.

(6)
Includes estimated amounts that may also be used in connection with our initial business combination to fund a “no shop” provision and commitment fees for financing.

The rules of Nasdaq provide that at least 90% of the gross proceeds from this offering and the private placement be deposited in a trust account. Of the $156,550,000 in proceeds we receive from this offering and the sale of the private placement shares described in this prospectus, or $179,500,000 if the underwriters’ over-allotment option is exercised in full, $150,000,000 ($10.00 per share), or $172,500,000 if the underwriters’ over-allotment option is exercised in full ($10.00 per share), will be deposited into a trust account with Continental Stock Transfer & Trust Company acting as trustee, and $3,550,000, will be used to pay expenses in connection with the closing of this offering and for working capital following this offering. We will not be permitted to withdraw any of the principal or interest held in the trust account, except for the withdrawal of interest income to pay our income taxes, until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we are unable to consummate an initial business combination within 24 months from the closing of this offering, subject to applicable law, or (iii) the redemption of our public shares properly submitted in connection with a stockholder vote to approve an amendment to our certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 24 months from the closing of this offering or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity. Based on current interest rates, we expect that interest income earned on the trust account (if any) will be sufficient to pay income taxes.
The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination.
We believe that amounts not held in trust, together with funds available to us from loans from our sponsor, will be sufficient to pay the costs and expenses to which such proceeds are allocated. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our management team or any of their affiliates, but such persons are not under any obligation to advance funds to, or invest in, us.
Following the closing of this offering, we expect that we will enter into an administrative support agreement with an affiliate of our sponsor pursuant to which we will agree to pay the sponsor affiliate a total of up to $17,500 per month for office space and professional, secretarial, administrative and support services provided to us. Upon the completion of our initial business combination or our liquidation, we will cease paying these monthly fees.
Our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due at the earlier of the closing of this offering or the date on which we determine not to consummate this offering. The loans will be repaid upon the closing of this offering out of the $2,550,000 of offering proceeds allocated to the payment of offering expenses.
In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into Class A common stock of the post business combination entity at a price of $10.00 per share at the option of the lender. The shares would be identical to the private placement shares. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

DIVIDEND POLICY
We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time and subject to Delaware law. If we incur any indebtedness in connection with a business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION
The difference between the public offering price per share of Class A common stock and the pro forma net tangible book value per share of our Class A common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of shares of Class A common stock which may be redeemed for cash), by the number of outstanding shares of Class A common stock.
At February 19, 2021, our net tangible book value was a deficit of $82,321, or approximately $(0.02) per share of common stock. After giving effect to the sale of 15,000,000 shares of Class A common stock we are offering by this prospectus (or 17,250,000 shares of Class A common stock if the underwriters’ over-allotment option is exercised in full), the sale of the private placement shares and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at February 19, 2021 would have been $5,000,009, or $0.94 per share (or $5,000,009, or $0.83 per share, if the underwriters’ over-allotment option is exercised in full), representing an immediate increase in net tangible book value (as decreased by the value of 14,077,467 shares of Class A common stock that may be redeemed for cash, or 16,248,717 shares of Class A common stock if the underwriters’ over-allotment option is exercised in full) of $0.96 per share (or $0.85 if the underwriters’ over-allotment option is exercised in full) to our sponsor as of the date of this prospectus. Total dilution to stockholders from this offering will be $9.06 per share (or $9.17 if the underwriters’ over-allotment option is exercised in full).
The following table illustrates the dilution to the stockholders on a per-share basis:
	Without Over-allotment	With Over-allotment
Public offering price	$10.00	$10.00
Net tangible book deficit before this offering	(0.02)	(0.02)
Increase attributable to public stockholders	0.96	0.85
Pro forma net tangible book value after this offering and the sale of the private placement shares	0.94	0.83
Dilution to public stockholders	$9.06	$9.17
Percentage of dilution to public stockholders	90.6%	91.7%
For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $140,774,670 because holders of up to approximately 93.8% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our proxy or tender offer materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our stockholders meeting or tender offer, including interest and net of taxes payable), divided by the number of shares of Class A common stock sold in this offering.

The following table sets forth information with respect to our sponsor and the stockholders:
	Shares Purchased		Total Consideration		Average Price
	Number	Percentage	Amount	Percentage	Per Share
Class B common stock(1)(2)	3,750,000	19.3%	$25,000	0.016%	$0.007
Private placement shares	655,000	3.4%	6,550,000	4.183%	$10.00
Public stockholders	15,000,000	77.3%	150,000,000	95.801%	$10.00
	19,405,000	100%	$156,575,000	100.00%

(1)
Assumes no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 562,500 shares of Class B common stock held by our sponsor.

(2)
Our sponsor will transfer 30,000 founder shares to each of Adeyemi Ajao, Alana Beard, Poonam Sharma Mathis and Amanda Parness. Such transferred shares will not be subject to forfeiture in the event the underwriters’ over-allotment option is not exercised.

The pro forma net tangible book value per share after the offering is calculated as follows:
	Without Over-allotment	With Over-allotment
Numerator:
Net tangible book deficit before this offering	$(82,321)	$(82,321)
Net proceeds from this offering and sale of the private placement shares(1)	151,000,000	173,500,000
Plus: Offering costs paid in advance, excluded from tangible book value before this offering	107,000	107,000
Less: Deferred underwriting commissions	(5,250,000)	(6,037,500)
Less: Proceeds held in trust subject to redemption(2)	(140,774,670)	(162,487,170)
	$5,000,009	$5,000,009
Denominator:
Class B common stock outstanding prior to this offering	4,312,500	4,312,500
Class B common stock forfeited if over-allotment is not exercised	(562,500)	—
Class A common stock sold in this offering	15,000,000	17,250,000
Class A common stock sold to our sponsor in a private placement	655,000	700,000
Less: Shares subject to redemption	(14,077,467)	(16,248,717)
	5,327,533	6,013,783

(1)
Expenses applied against gross proceeds include offering expenses of $2,550,000 and underwriting commissions of $3,000,000 or $3,450,000 if the underwriters exercise their over-allotment option (excluding deferred underwriting fees). See “Use of Proceeds.”

(2)
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, executive officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of shares of Class A common stock subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See “Proposed Business — Effecting Our Initial Business Combination — Permitted Purchases of Our Securities.”

CAPITALIZATION
The following table sets forth our capitalization at February 19, 2021, and as adjusted to give effect to the filing of our certificate of incorporation, the sale of our public shares in this offering and the private placement shares and the application of the estimated net proceeds derived from the sale of such securities:
	February 19, 2021
	Actual	As Adjusted(1)
Note payable to related party(2)	$—	$—
Deferred underwriting commissions(3)	—	5,250,000
Class A common stock subject to possible redemption; -0- and 14,077,467 shares, actual and as adjusted, respectively(4)	—	140,774,670
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued and outstanding, actual and as adjusted	—	—
Class A common stock, $0.0001 par value, 100,000,000 shares authorized; -0- and 1,577,533 shares issued and outstanding (excluding -0- and 14,077,467 shares subject to possible redemption), actual and as adjusted, respectively	—	158
Class B common stock, $0.0001 par value, 10,000,000 shares authorized; 4,312,500 and 3,750,000 shares issued and outstanding, actual and as adjusted, respectively	431	375
Additional paid-in capital	24,569	49,99,797
Accumulated deficit	(321)	(321)
Total stockholders’ equity	$24,679	$5,000,009
Total capitalization	$24,679	$151,024,679

(1)
Assumes no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 562,500 shares of Class B common stock held by our sponsor.

(2)
Our sponsor may loan us up to $300,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. As of February 19, 2021, we had not borrowed any amounts from our sponsor to cover for expenses in connection with this offering.

(3)
$0.35 per share, or $5,250,000 in the aggregate, will be payable to the underwriters for deferred underwriting commissions. The deferred underwriting commissions will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the company completes a Business Combination, subject to the terms of the underwriting agreement. The company records deferred underwriting commissions upon the closing of the initial public offering as a reduction of additional paid-in capital. Since the actual additional paid-in capital was reduced by the recording of the accrued deferred underwriting commission, total capitalization, as adjusted, includes the amount of the deferred underwriting commission to reflect total capitalization.

(4)
Upon the completion of our initial business combination, we will provide our public stockholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest (net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein whereby redemptions cannot cause our net tangible assets to be less than $5,000,001 and any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Overview
We are a blank check company incorporated on February 16, 2021 as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private placement shares, our shares, debt or a combination of cash, equity and debt.
The issuance of additional shares in a business combination:
•
may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the shares of Class B common stock resulted in the issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion of the shares of Class B common stock;

•
may subordinate the rights of holders of shares of Class A common stock if shares of preferred stock are issued with rights senior to those afforded our shares of Class A common stock;

•
could cause a change in control if a substantial number of shares of our Class A common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•
may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•
may adversely affect prevailing market prices for our shares of Class A common stock. Similarly, if we issue debt securities or otherwise incur significant debt, it could result in:

•
default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves (in the absence of a waiver or renegotiation of that covenant);

•
our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•
our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•
our inability to pay dividends on our shares of Class A common stock;

•
using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our shares of Class A common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•
limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•
increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•
limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, as of February 19, 2021, we had no cash and deferred offering costs of approximately $107,000. Further, we expect to incur significant costs in the pursuit of our initial business combination. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.
Results of Operations and Known Trends or Future Events
We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination at the earliest. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.
Liquidity and Capital Resources
Our liquidity needs have been satisfied prior to the completion of this offering through a payment of $25,000 from our sponsor to cover for certain expenses and offering costs on behalf of us in exchange for the issuance of the founder shares and a commitment from our sponsor to loan us up to $300,000 to cover our expenses in connection with this offering. We estimate that the net proceeds from (i) the sale of the shares in this offering, after deducting offering expenses of $2,550,000, underwriting commissions of $3,000,000, or $3,450,000 if the underwriters’ over-allotment option is exercised in full (excluding deferred underwriting commissions of $5,250,000, or $6,037,500 if the underwriters’ over-allotment option is exercised in full), and (ii) the sale of the private placement shares for a purchase price of $6,550,000 (or $7,000,000 if the underwriters’ over-allotment option is exercised in full) will be $151,000,000 (or $173,500,000 if the underwriters’ over-allotment option is exercised in full). $150,000,000 (or $172,500,000 if the underwriters’ over-allotment option is exercised in full) will be held in the trust account, which includes the deferred underwriting commissions described above. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. The remaining $1,000,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $2,550,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $2,550,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.
We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (less taxes payable and deferred underwriting commissions), to complete our initial business combination. We may withdraw interest income to pay our income taxes, if any. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. We expect the interest income earned on the amount in the trust account (if any) will be sufficient to pay our income taxes. To the extent that our equity or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.
Prior to the completion of our initial business combination, we will have available to us the $1,000,000 of proceeds held outside the trust account, as well as certain funds from loans from our sponsor. We will use these funds to primarily identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.
We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business prior to our initial business combination, other than funds available from loans from our sponsor. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into Class A common stock of the post business combination entity at a price of $10.00 share at the option of the lender. The shares would be identical to the private placement shares. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
We expect our primary liquidity requirements during that period to include approximately $350,000 for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting successful business combinations; $150,000 for legal and accounting fees related to regulatory reporting requirements; $420,000 for professional, secretarial, administrative and support services incurred during the search for an initial business combination target; $55,000 for Nasdaq continued listing fees; and $25,000 for general working capital that will be used for miscellaneous expenses and reserves.
These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.
Moreover, we may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account, or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account.
Controls and Procedures
We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2022. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.
Prior to the closing of this offering, we have not completed an assessment, nor has our independent public registered accounting firm tested our systems, of our internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:
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staffing for financial, accounting and external reporting areas, including segregation of duties;

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reconciliation of accounts;

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proper recording of expenses and liabilities in the period to which they relate;

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evidence of internal review and approval of accounting transactions;

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documentation of processes, assumptions and conclusions underlying significant estimates; and

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documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.
Once our management’s report on internal controls is complete, we will retain our independent registered public accounting firm to audit and render an opinion on such report when required by Section 404. The independent registered public accounting firm may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.
Quantitative and Qualitative Disclosures about Market Risk
The net proceeds of this offering and the sale of the private placement shares held in the trust account will be invested in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.
Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results
As of February 19, 2021, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have not conducted any operations to date.
JOBS Act
The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS

Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.
Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis) and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS
Introduction
We are a newly organized blank check company formed under the laws of the State of Delaware on February 16, 2021 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We have generated no operating revenues to date and we do not expect that we will generate operating revenues until we consummate our initial business combination at the earliest.
While we may pursue an acquisition opportunity in any business, industry, sector or geographical location, we intend to focus on industries that complement our management team’s background, and to capitalize on the ability of our management team to identify and acquire a business focusing on verticals of the real estate industry, as well as the adjacent industries that collectively make up the human-made environment that provides the setting for human activity, ranging in scale from buildings to cities and beyond, which we call the “Built World.”
Our Sponsor
Our sponsor is an affiliate of Fifth Wall. Fifth Wall is one of the largest venture capital firms focused exclusively on investing at the intersection of real estate and technology, a category broadly referred to as “proptech”. Fifth Wall was founded in 2016 after identifying the growing market opportunity in proptech brought about by the real estate industry, the largest asset class as of the end of 2016, beginning to adopt technology at an increasingly rapid pace. Fifth Wall developed a differentiated model of venture capital predicated on raising capital from and partnering with leading real estate owners, who are among the largest users and customers for the technologies in which Fifth Wall invests. As of November 30, 2020, Fifth Wall manages $1.3 billion in committed capital on behalf of its investors across three core fund strategies, and has invested in more than 40 companies, including six that have gone on to become “unicorns”, or startups with a private market valuation in excess of $1 billion. On February 9, 2021, Fifth Wall Acquisition Corp. I, an affiliate of Fifth Wall, closed its $345 million IPO, becoming one of the earliest proptech-focused SPACs sponsored by an affiliate of a venture capital firm. While an affiliate of Fifth Wall has voting and investment discretion with respect to the common stock held of record by our sponsor, Lennar has a significant economic interest in our sponsor and is an active investor in the real estate sector.
We believe our management team will be able to execute on our business strategy by leveraging Fifth Wall’s experience and core competencies. Since its founding 5 years ago, Fifth Wall has become a leading venture capital investor in the proptech space, for several reasons:
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Fifth Wall was one of the first to recognize the growing market opportunity in real estate technology.   With the close of its oversubscribed $212 million North American Real Estate Technology Fund in May 2017, Fifth Wall became one of the first institutional venture capital funds exclusively focused on the intersection of real estate and technology, or “proptech”. Since then, Fifth Wall has raised $126 million for its retail strategy, which is focused on the disruption of traditional brick & mortar retail. Its second North American Real Estate Tech Fund was also oversubscribed and closed at $503 million in July 2019. More recently, Fifth Wall has launched and completed the first close of its European Real Estate Technology Fund and is currently raising a Climate Technology Fund focused on investing in North American startups with technologies that enable transitions towards a decarbonized real estate industry, reduce greenhouse gas emissions, or address the impacts of global warming. As of November 30, 2020, Fifth Wall is approximately five times larger than the next largest proptech-focused venture capital manager.

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Fifth Wall has pioneered a differentiated consortium-driven approach to venture capital. Fifth Wall’s model is predicated on raising a significant portion of its capital from leading real estate corporations, and advising its corporate limited partners on implementing emerging real estate technologies with the potential to transform their businesses. The firm’s initial North American Real Estate Technology Fund included 9 U.S.-based real estate corporations as limited partners. As of November 30, 2020, Fifth Wall’s global network of corporate partners has grown to include more than 60 real estate corporations from 14 countries, representing every major subsector in the real estate industry. In certain subsectors, like homebuilding, Fifth Wall’s corporate limited partners represent 4 of the 5 largest U.S. homebuilders, which collectively account for approximately 20% of all homes delivered in the United States annually. Alongside its corporate limited partners, Fifth Wall has attracted investment from some of the world’s largest and most prominent institutional investors, including leading university endowments, pensions, and sovereign wealth funds.
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Fifth Wall has distinct informational and distribution advantages.   Fifth Wall’s dynamic working relationships with its global consortium of over 60 corporate real estate partners provide the firm with differentiated informational and distribution advantages when evaluating potential investments. Fifth Wall’s role as both a venture capital investor and a trusted advisor to real estate corporations provides significant visibility to the operational and technological challenges faced by its corporate partners. This enables its investment team to underwrite investments with knowledge of orchestrating large contracts and partnerships with Fifth Wall’s real estate investors, who are among the largest potential customers for these technologies. Similarly, success or failure for real estate technology companies often hinges on distribution to the real estate industry. Fifth Wall’s deep relationships with its 60 corporate limited partners, coupled with its expertise in real estate technology, enable Fifth Wall to flip “distribution risk” for its portfolio companies into a “distribution edge” by effectuating commercial partnerships to significantly accelerate their growth.

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Fifth Wall has superior access and deal flow.   Fifth Wall’s domain expertise in real estate technology, its partnerships with some of the largest real estate owners and operators globally, its brand positioning as a leading partner to proptech entrepreneurs, and its differentiated platform have helped to solidify the firm as a highly-sought after investor for technology companies that depend on distribution to the real estate industry. Generalist venture capital funds typically select Fifth Wall as their preferred co-investment partner in proptech companies based on Fifth Wall’s category expertise and ability to facilitate distribution to its real estate investors. Additionally, Fifth Wall’s corporate partners proactively send Fifth Wall technologies that they are evaluating for their own businesses. Management teams of portfolio companies are also often eager to introduce to Fifth Wall new companies that fit Fifth Wall’s strategies. Across these three channels, Fifth Wall benefits from meaningful network effects that are borne out in its deal flow and its portfolio of emergent winners in the proptech category. As of November 30, 2020, Fifth Wall’s CRM tracks more than 8,300 real estate technology companies, including more than 600 growth and later stage companies.

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Fifth Wall is a highly visible, highly active investor and thought leader.   Since its founding in 2016, Fifth Wall has carefully cultivated its brand and profile as a thought leader through the creation and dissemination of content related to the real estate technology ecosystem. Fifth Wall strives to be seen by other venture capital investors, proptech entrepreneurs, and the real estate industry as synonymous with proptech, as the thought leader in the space. This approach has enabled Fifth Wall to source investments in more than 40 companies, gaining access to highly competitive financing rounds for high-profile proptech businesses, sometimes with terms that enable Fifth Wall to reopen closed financing rounds at prior valuations, or to structure investments in such a way that ultimately generates greater upside . Fifth Wall’s investments at the intersection of real estate and technology include Opendoor, VTS, States Title, Hippo, Industrious, Blend, and Clutter.

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Fifth Wall can influence outcomes to create outsized value.   Beyond unlocking distribution to the real estate industry, Fifth Wall has played a leading role in the effectuation of major partnerships between its portfolio companies and some of the largest real estate corporations in the world, activating corporate innovation to create significant value. Fifth Wall partnered with what it believes to be the second largest homebuilder in the United States to launch large-scale partnerships with Opendoor, Hippo, Blend, and Notarize and, furthermore, helped to orchestrate the landmark sale of the homebuilder’s captive title insurance business to States Title, a Fifth Wall portfolio company. Similarly, Fifth Wall played a critical role in the execution of partnerships between Industrious and VTS and its corporate partners in the office vertical, catalyzing significant growth for both portfolio companies.
We believe that SPACs are important extensions of Fifth Wall management’s approach to partnering with leading real estate technology companies to create long-term value. While Fifth Wall’s existing fund strategies typically invest relatively early on in a company’s lifecycle, our management has also developed a track record at Fifth Wall of investing in proptech companies — including Fifth Wall’s own portfolio companies — as they mature, opportunistically deploying SPV capital to invest in later-stage funding rounds. With Fifth Wall Acquisition Corp. II, we intend to form a long-term partnership with a business that has the potential to become a category-defining market leader, guiding them in their transition from private to public markets while leveraging Fifth Wall’s global consortium of some of largest owners and operators of real estate in the world, creating value through distribution to the real estate industry and partnership with leading real estate corporations. We believe that our affiliation with Fifth Wall and its positioning and proptech category expertise will afford us substantial competitive advantages relative to other blank check companies, including those who are primarily focused on acquiring real estate technology businesses.
Market Opportunity
Our management founded Fifth Wall on the belief that the real estate industry is on the verge of massive change through technological innovation, and that emerging real estate technologies had the potential to create trillions of dollars of enterprise value over time. Today, technology is rapidly penetrating all verticals of the real estate industry, as well as the adjacent industries that collectively make up the human-made environment that provides the setting for human activity, ranging in scale from buildings to cities and beyond, which we call the “Built World”.
We believe the market for real estate technology businesses is attractive for a number of reasons:
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Large and growing addressable market.   Real estate and technology investments both represent a significant segment of the global economy. According to Bureau of Economic Analysis, US Department of Commerce, real estate and technology accounted for 13% and 12%, respectively, of the U.S. gross domestic product in 2019. Real estate technology investment has grown significantly in the last few years, with total venture capital funding in this sector reaching $32 billion in 2019 compared to $4 billion in 2016 according to CRETech. Despite this strong growth, we believe that the bulk of digitalization is still to come as we are only beginning to see fully digital transactions, data-driven decision making, replacement of middle-men with market places and incumbents embracing technology.

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Accelerating pace of technological innovation.   Technology has disrupted the real estate sector as owners and operators continuously seek to improve the efficiency of their assets, with emerging technologies often providing new solutions to longstanding business and operational challenges. We believe that increased rates of technology adoption will spur the creation of more new technologies and disruptive new entrants in order to create greater efficiencies in the real estate value chain. Real estate technology is penetrating the real estate asset class, driving innovation across transactions, work processes, tenant engagement and even the nature of buildings themselves, while also disrupting the middle-man heavy businesses that currently dominate the real estate industry. We further believe that the impacts of COVID-19 on the real estate industry have catalyzed and accelerated the adoption of technology, which we expect will have lasting, transformational effects on the real estate industry.

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Robust and growing pipeline.   From 2014 to 2019, over $64 billion has been invested in proptech companies, while more than $250 billion in enterprise value has been created within the real estate technology sector across public and private companies. As of November 30, 2020, we estimate that more than 35 proptech companies are valued at $1 billion or more in the private markets. In 2019, 528 real estate technology transactions were executed according to CREtech. We believe that many later stage proptech companies, the number of which we expect to continue to grow in the years ahead, could benefit from a public listing. Similarly, we believe that Fifth Wall Acquisition Corp. II will be able to offer them, or companies like them, a compelling path to enter the public markets.
We currently intend to focus our investment effort broadly across businesses focusing on verticals of the real estate industry, as well as the adjacent industries that collectively make up the human-made environment that provides the setting for human activity, ranging in scale from buildings to cities and beyond, which we call the “Built World,” although we may pursue an acquisition opportunity in any industry or geographic region. Within the Built World, we expect to focus our efforts on proptech companies serving the residential real estate industry. We believe that our investment and operating expertise in both the real estate and technology industries will offer us a large, addressable universe of potential targets. Our management team will seek to leverage their access to proprietary deal flow, sourcing capabilities, and network of industry contacts to generate business combination opportunities.
Business Strategy
Our strategy is to identify and acquire businesses, within the sectors in which Fifth Wall invests,with a focus on later-stage proptech companies serving the residential real estate industry with high quality growth fundamentals and strong market dynamics, whose pace of growth can benefit from our operational expertise and differentiated distribution capabilities. Our management expects to benefit from Fifth Wall’s experience as one of the largest and most active venture investors at the intersection of real estate and technology and its proven track record with deep experience in investing, operations and technology as well as a global consortium of real estate partners representing almost every real estate sector and every major geography. We intend to leverage our sponsor’s expertise and extensive network of strategic LPs, portfolio companies, real estate relationships and reputation in the real estate technology sector to identify investment opportunities with meaningful near term growth potential that can generate attractive risk-adjusted returns for our stockholders.
Consistent with this strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective targets. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines.
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High quality fundamentals.   We will focus our search on identifying transformative businesses with attractive margins and unit economics in line with best-in-class industry benchmarks, strong growth track record, and limited revenue concentration risks.

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Strong market dynamics and growth potential.   We will seek to acquire businesses that have a sizeable total addressable market with product offerings that are relevant across multiple asset classes, industries and geographies. We believe we can leverage our network to upsell and cross-sell additional product modules which will in turn further increase the addressable market and growth opportunities for the business and presents readily available growth targets.

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Competitive positioning.   We will seek to acquire one or more businesses that demonstrate market leadership and / or strong advantages when compared to their competitors, including the potential to disrupt the market through technology driven transformation, defensible proprietary technology, strong adoption rates, and low or manageable risks of technological obsolescence.

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Attractive risk-adjusted return profile.   We intend to focus our efforts on identifying later-stage businesses that we believe have meaningful near term growth opportunity and significant potential for attractive risk-adjusted returns for stockholders, weighing potential growth opportunities and operational improvements in the target business against any identified downside risks.

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Informational and structuring advantages.   We intend to invest in one or more businesses where Fifth Wall’s global network of more than 60 real estate corporations in 14 countries can offer distinct informational advantages in underwriting a potential acquisition, and where Fifth Wall’s ability to unlock distribution to the real estate industry can enable us to structure a potential transaction in such a way that it maximizes value for all parties involved.
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Value creation potential by Fifth Wall.   We intend to acquire one or more businesses that we believe will benefit from Fifth Wall’s differentiated industry network, brand and proprietary value-creation capabilities in order to improve financial performance and business planning. For example, we intend to target companies that have strong traction regionally but lack national and international partners to support geographical expansion whose growth can be accelerated through Fifth Wall’s network of real estate partners, or companies with a sales cycle that is longer than best-in-class peers that could be shortened with strategic introductions to key management at real estate companies facilitated by Fifth Wall.

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Management Team.   We will seek to invest in one or more businesses that have proven management teams with a compelling strategy of selling their product and recruiting talent.

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Benefit from Being a Public Company.   We intend to invest in one or more businesses that will benefit from being publicly listed and can effectively utilize the broader access to capital and a public profile to grow and accelerate stockholder value creation.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.
Team
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Brendan Wallace is our Chairman of the Board and Chief Executive Officer. Mr. Wallace serves as a co-founder and Managing Partner at Fifth Wall, where he guides the firm’s strategic vision and serves as the chairman of the investment committee. Mr. Wallace also serves as the Chairman of the Board and Chief Executive Officer of Fifth Wall Acquisition Corp. I. Prior to starting Fifth Wall, Mr. Wallace co-founded Identified Inc., a venture-backed data and analytics company that was acquired by Workday, Inc. Mr. Wallace also co-founded Cabify, the largest ridesharing service in Latin America, and has been an active investor, leading more than 60 angel investments including Coinbase, Dollar Shave Club, Lyft, SpaceX, Clutter, and Philz Coffee. Mr. Wallace started his career at Goldman Sachs in the real estate, hospitality, and gaming group before joining The Blackstone Group’s real estate private equity practice where he was involved with the buyout of Hilton Hotels and Equity Office Properties. Mr. Wallace is a graduate of Princeton University and received his M.B.A. from Stanford University.

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Andriy Mykhaylovskyy is our Chief Financial Officer. Mr. Mykhaylovskyy is a Managing Partner and Chief Operating Officer at Fifth Wall, where he oversees the firm’s day-to-day operations and investing activities. Mr. Mykhaylovskyy also serves as the Chief Financial Officer and a director of Fifth Wall Acquisition Corp. I. Prior to joining Fifth Wall, Mr. Mykhaylovskyy was a Principal and founding team member at Evergreen Coast Capital, a technology-focused private equity affiliate of Elliott Management Corporation. Other previous leadership roles include serving as Vice President at The Gores Group and Chief Financial Officer of Identified, a data and analytics company. Mr. Mykhaylovskyy started his career in investment banking at Morgan Stanley, where he offered financial advisory and capital-raising services to global industrial corporations, before joining technology-focused private equity firm Francisco Partners as an Associate. Mr. Mykhaylovskyy is a graduate of Princeton University and received his M.B.A. from Stanford University.

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Adeyemi Ajao has been a member of our board of directors since April 2021. In this role, he will advise the company from the consummation of the initial public offering through a special purpose acquisition company. Mr. Ajao is Co-founder & Managing Partner at Base10 Partners which was founded in January 2017. Mr. Ajao was the co-founder and CEO of Tuenti (The “Spanish Facebook”) from January 2005 to July 2010 which was acquired by Telefonica in 2010 for $100M. He also was the co-founder and CEO of Identified from June 2010 to February 2014 which was acquired by Workday in 2014. He was also a founding investor of Cabify in July 2011 (the largest ridesharing company in Latin America currently valued at over $1B). While at Workday from February 2014 to September 2016, Mr. Ajao led launch to Workday Ventures, the first fund focused on Applied AI for Enterprise Software and was VP of Technology Strategy. Mr. Ajao graduated from Icade University in Spain in 2005 with a Master of Science in Finance and a Juris Doctor. Mr. Ajao graduated from Stanford University in 2010 with a Master of Business Administration. Mr. Ajao also holds a certificate from Stanford University in Machine Learning.
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Alana Beard has been a member of our board of directors since April 2021. In this role, she will advise the company from the consummation of the initial public offering through a special purpose acquisition company. Ms. Beard has been a director of Fifth Wall Acquisition Corp. I since February 2021, a Senior Associate at SVB Capital since February 2020 and President of the 318 Foundation, Inc., a non-profit organization, since January 2021. Prior to joining SVB, Alana was a member of the WNBA Los Angeles Sparks organization April 2012 to January 2020 and an ESPN/ACC women’s college basketball analyst from October 2019 to March 2020. During her career with the Sparks, Ms. Beard was a four-time WNBA All-Star, won the WNBA championship in 2016 and was named WNBA Defensive Player of the Year for the 2017 and 2018 seasons. Ms. Beard graduated from Duke University in 2004 with a bachelor’s degree in Sociology.

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Eric Feder has been a member of our board of directors since April 2021. Mr. Feder serves as the President of LENX, an affiliate of Lennar, who is one of our sponsor’s members, where he oversees the Lennar Corporation’s innovation and venture capital investing. Prior to his current role, he was Vice Chairman at Rialto Capital from 2008 to 2018, where he provided oversight of its non-performing loan acquisitions and direct real estate investments, exceeding $6 billion. Mr. Feder has been instrumental in helping identify, structure, and execute investments for the Lennar Corporation that have shaped the landscape of real estate technology, including States Title Holding, Inc., Hippo Enterprises, Inc., Blend, Opendoor, and Divvy Homes. Mr. Feder serves as a director of States Title Holding, Inc., Hippo Enterprises, Inc, and SmartRent. He is past Chairman of the Miami Dolphins Cancer Challenge and is a current member of the Board of Governors of the Sylvester Comprehensive Cancer Center at the University of Miami.

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Poonam Sharma Mathis has been a member of our board of directors since April 2021. In this role, she will advise the company from the consummation of the initial public offering through a special purpose acquisition company. Ms. Mathis is a serial entrepreneur, real estate industry veteran and public speaker with a passion for innovating around the built world. Most recently CEO of Raise, she aimed to revolutionize childcare for the future of work. Previously, she founded StealthForce, (the gig economy of real estate; a resource and project management platform for CRE), which was exited in early 2019. Prior to StealthForce, she was Deputy to the Head of Global Real Estate Asset Management at Partners Group AG ($40 billion AUM), and earlier employee 13 at The Gerson Lehrman Group, which was the world's first institutional expert network. Ms. Mathis earned her Bachelor of Arts at Harvard and Master of Business Administration at Wharton, and spent over a decade in real estate development and investment. Twice named a top female CEO in CREtech, she has been featured in The New York Times, Inc. Magazine, Harvard Business Review, NBC News, and more. She is also an author and experienced public speaker (ULI, ICSC, CRETech, etc.) who has published four books in five languages which have been printed worldwide.

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Amanda Parness has been a member of our board of directors since April 2021. In this role, she will advise the company from the consummation of the initial public offering through a special purpose acquisition. In January 2020, Ms. Parness became CEO and Founder of Spring Advisory Services. From May 2019 to December 2019, Ms. Parness was Managing Director,

Head of U.S. Private Equity Funds at Caisse de Depot et Investment du Quebec (CDPQ). From September 1998 to May 2019, Ms. Parness was a Managing Principal at GoldPoint Partners, New York Life Insurance Company’s private equity subsidiary. Ms. Parness was a Financial Analyst in the Equity Research Group at Goldman Sachs & Co. from January 1994 to July 1996. Ms. Parness graduated from Barnard College at Columbia University in 1993 with a Bachelor of Arts in Economics and a Bachelor of Arts in English Literature, and in 1998 graduated with a Masters of Business Administration in Finance from Columbia Business School.
Our management team will be supported by Fifth Wall’s investment team and broader organization of more than 30 employees, based in Los Angeles, San Francisco, New York, and London. Fifth Wall’s team has experience in some of the largest and most established real estate firms, private equity firms, consulting firms, and technology companies, providing a deep bench of sourcing, investment, structuring, and operational talent.
Other key members of the Fifth Wall team that our management team expects to work with include:
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Jeremy Fox, who serves as a Partner at Fifth Wall, where he focuses on corporate partnerships and capital markets. Prior to joining Fifth Wall, Mr. Fox was Co-Head of Real Estate Gaming & Lodging Investment Banking at Credit Suisse. Previously, he was Head of US Equity Capital Markets at Deutsche Bank. Mr. Fox started his career at Ernst & Young, before joining Goldman Sachs, where he worked in Institutional Equity Sales. Mr. Fox graduated from Yeshiva University with a BS in Accounting.

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Brad Greiwe, who is a co-founder and Managing Partner at Fifth Wall. Prior to starting Fifth Wall, Mr. Greiwe co-founded Invitation Homes Inc. (NYSE: INVH). Mr. Greiwe started his career in investment banking at UBS Group AG in the real estate, lodging, and leisure group. He then worked in real estate private equity at Tishman Speyer Properties and Starwood Capital Group. Mr. Greiwe graduated from Harvard University, where he received his BA in economics.

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Vik Chawla, who serves as Partner on the Real Estate Technology Investment team at Fifth Wall, where he focuses on technology and innovations within the homebuilding, retail, and industrial asset classes. Previously, Mr. Chawla was an Investment Associate at Echelon Asset Management. He began his career at The Blackstone Group Inc., where he worked on advisory transactions spanning the energy, real estate, and financial services industries. Mr. Chawla graduated from the University of Pennsylvania’s Wharton School, where he received his BS in economics with concentrations in finance and statistics and a minor in mathematics.

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Dan Wenhold, who serves as Partner on the Real Estate Technology Investment team at Fifth Wall, where he focuses on emerging software and marketplace companies. Prior to joining Fifth Wall, he was the first employee and Director of Retail at The Black Tux, an omnichannel menswear brand. Prior to The Black Tux, he was a member of the investment team at Battery Ventures L.P. Mr. Wenhold started his career as a financial analyst at Robert W. Baird & Co. Incorporated. Mr. Wenhold graduated from the University of Illinois with a degree in finance.

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Kevin Campos, who serves as Partner on the Retail & Consumer Investment team at Fifth Wall, where he oversees the team’s operations and leads investments in omnichannel retail brands and technologies. Prior to joining Fifth Wall, Mr. Campos was the Chief Retail Officer for Combatant Gentlemen, Inc., a digitally native menswear brand. He also was a member of the retail team at Golden Gate Capital, a private equity firm. He started his career at Bain & Company as a strategy consultant advising technology, media, and investment fund clients. Mr. Campos graduated from Princeton University with a BA from the Princeton School of Public and International Affairs.

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Joelle Khoury, who serves as Partner and General Counsel at Fifth Wall. Prior to joining Fifth Wall, Ms. Khoury worked as Vice President, Business and Legal Affairs at Saban Capital Group. Prior to joining Saban Capital Group, Inc., she was an Associate at both Gibson Dunn & Crutcher LLP and Cooley LLP, where she specialized in corporate transactions in the media, entertainment and technology industries. Ms. Khoury received her BA in Political Science from University of California, San Diego and then received her JD and LLM from Duke Law School.
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G. M. Nicholas Vik, who serves as Vice President of Strategy & Operations at Fifth Wall, where he leads business operations and strategic initiatives across the firm. Prior to joining Fifth Wall, Mr. Vik was Director of Strategy & Finance and a member of the founding team at Renew Health, a healthcare startup founded in partnership with Venrock. Previously, he served as a member of the Revenue Strategy team at Snap Inc. (NYSE: SNAP). Mr. Vik started his career at Cambridge Associates, where he advised institutions on venture capital and private equity investment strategies, before joining ICONIQ Capital, a multifamily office and investment firm. Mr. Vik graduated from Tufts University where he received a BA in International Relations.

Initial Business Combination
Nasdaq rules and our certificate of incorporation require that we complete one or more business combinations having an aggregate fair market value of at least 80% of the assets held in the trust account (excluding the amount of deferred underwriting discounts held in trust and taxes payable on the interest earned on the trust account) at the time of signing the agreement to enter into the initial business combination and that a majority of our independent and disinterested directors approve such initial business combination. If our board of directors is not able to independently determine the fair market value of the target business or businesses, or we are considering an initial business combination with an affiliated entity, we will obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority (FINRA), or an independent valuation or appraisal firm with respect to the satisfaction of such criteria.
We anticipate structuring our initial business combination so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the prior owners of the target business, the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking stockholder approval, as applicable.
Other Considerations
We are not prohibited from pursuing an initial business combination or subsequent transaction with a company that is affiliated with Fifth Wall, Lennar or our sponsor, founders, officers, or directors, or a company in which any of the foregoing may have a direct or indirect interest. In the event we seek to complete our initial business combination with a company that is affiliated with Fifth Wall, Lennar, our sponsor or any of our founders, officers or directors, we, or a committee of independent and disinterested directors, will obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent valuation or accounting firm that such initial business combination or transaction is fair to our company from a financial point of view.
Affiliates of Fifth Wall and members of our board of directors will directly or indirectly own founder shares and private placement shares following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers or directors were to be included by a target business as a condition to any agreement with respect to our initial business combination.
We currently do not have any specific business combination under consideration. Our officers and directors have neither individually selected nor considered a target business for the Company nor have they had any substantive discussions regarding possible target businesses for the Company among themselves or with our underwriters or other advisors. Fifth Wall is continuously made aware of potential business opportunities, one or more of which we may desire to pursue for a business combination, but we have not (nor has anyone on our behalf) contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a business combination transaction with our company. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company and we will not consider a business combination with any company identified to Fifth Wall at any time as a suitable acquisition candidate for it, unless Fifth Wall, in its sole discretion, declines such potential business combination or makes available to our company a co-investment opportunity, in each case, in accordance with any legal obligations of Fifth Wall and Fifth Wall’s applicable existing and future policies and procedures. Additionally, we have not, nor has anyone on our behalf, taken any substantive measure, directly or indirectly, to select or locate any suitable acquisition candidate for us, nor have we engaged or retained any agent or other representative to select or locate any such acquisition candidate.
Fifth Wall currently manages multiple investment vehicles and may raise additional funds successor funds or other investment vehicles or accounts in the future, which may be during the period in which we are seeking our initial business combination. Such Fifth Wall investment entities may be seeking investment or acquisition opportunities and related financing at any time. We may compete with any one or more of them on any given acquisition opportunity.
In addition, Fifth Wall and its Affiliates and our officers and directors have previously sponsored and formed and become officers or directors of, and in the future may sponsor or form or become officers or directors of, other special purpose acquisition companies similar to ours (including sponsors and special purpose acquisition companies that are not Affiliates of Fifth Wall), or may pursue other business or investment ventures, including without limitation forming investment funds or other vehicles, whose strategies may conflict with or otherwise be competitive with us during the period in which we are seeking an initial business combination. For example, an Affiliate of Fifth Wall is currently sponsoring another special purpose acquisition company, Fifth Wall Acquisition Corp. I. Fifth Wall Acquisition Corp. I is also pursuing an acquisition opportunity in any business, industry, sector or geographical location with a focus on “Built World”. Mr. Wallace, our Chairman of the Board and Chief Executive Officer, is the Chairman of the Board and Chief Executive Officer of Fifth Wall Acquisition Corp. I and Mr. Mykhaylovskyy, our Chief Financial Officer, is the Chief Financial Officer and director of Fifth Wall Acquisition Corp. I. Alana Beard, one of our directors, is also a director of Fifth Wall Acqusiition Corp. I. As a result, while we currently do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target, any such other special purpose acquisition companies, businesses or investments, including without limitation investment funds or other vehicles, with which Fifth Wall and its Affiliates, and our officers and directors are involved, may present additional conflicts of interest in pursuing an initial business combination.
Fifth Wall and each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations to other entities pursuant to which Fifth Wall or such persons is or will be required to present a business combination opportunity. Accordingly, if Fifth Wall or any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which Fifth Wall or such person has then-current fiduciary, contractual or other obligations to present such opportunity to such entity, Fifth Wall or such person will honor such fiduciary, contractual or other obligations to present such opportunity to such entity first, in which case such opportunity may not be made available to us, and Fifth Wall or such person will only present such opportunity to us if such other entity rejects the opportunity and consummating the transaction would not violate any restrictive covenants or other legal obligations to which such officers and directors are subject. Further, Fifth Wall and each of our officers and directors have duties and obligations with respect to confidentiality to other entities and may in the future agree to additional such duties or obligations, which may prevent Fifth Wall and such officers and directors from disclosing such information to us. Fifth Wall and our officers and directors will comply with such duties and obligations of confidentiality to such other entities, in which case, we may not have access to such information. In addition, we may, at our option, pursue an Affiliated Joint Acquisition opportunity with an entity to which Fifth Wall or an officer or director currently has, or may in the future have, a fiduciary or contractual obligation. Any such entity may co-invest with us in the target business at the time of our initial business combination, or we could raise additional proceeds to complete the business combination by making a specified future issuance to any such entity. Any such business combination may require additional consents from third parties outside the control of our directors, officers or Fifth Wall, including any such business combination that requires the consent of the limited partner advisory committee of one or more investment funds managed or advised by Fifth Wall. We may be prevented from pursuing an Affiliated Joint Acquisition or other similar business combination if such consents are not obtained. Our certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.
While an affiliate of Fifth Wall has voting and investment discretion with respect to the common stock held of record by our sponsor, Lennar has a significant economic interest in our sponsor and is an active investor in the real estate sector. As such, Lennar may present similar conflicts of interest.
In addition, Fifth Wall, our founders, officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. Moreover, Fifth Wall, our founders, officers and directors have, and will have in the future, time and attention requirements for current and future businesses, including investment funds, accounts, co-investment vehicles and other entities managed by Fifth Wall. To the extent any conflict of interest arises between, on the one hand, us and, on the other hand, such businesses, investments funds, accounts, co-investment vehicles and other entities managed by Fifth Wall (including, without limitation, arising as a result of certain of our founders, officers and directors being required to offer investment or acquisition opportunities to such investment funds, accounts, co-investment vehicles and other entities), Fifth Wall, its affiliates and our founders, officers and directors may (i) resolve such conflicts of interest in their sole discretion in accordance with their then existing fiduciary, contractual, and other duties, and there can be no assurance that such conflict of interest will be resolved in our favor or (ii) delay or ultimately prevent the identification of a business combination candidate that has caused such conflict of interest.
Any past experience and performance of Fifth Wall or our management team is not a guarantee either: (1) that we will be able to successfully identify a suitable candidate for our initial business combination; or (2) of any results with respect to any initial business combination we may consummate. You should not rely on the historical record of Fifth Wall or our management team’s performance as indicative of the future performance of an investment in us or the returns we will, or are likely to, generate going forward. An investment in us is not an investment in Fifth Wall. Our officers, directors and Fifth Wall has had limited experience with a blank check company or special purpose acquisition company in the past.

Unlike other special purpose acquisition companies, we are not offering any warrants to prospective investors in this offering.
Status as a Public Company
We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination with us. In a business combination transaction with us, the owners of the target business may, for example, exchange their shares of stock in the target business for our shares of Class A common stock (or shares of a new holding company) or for a combination of our shares of Class A common stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. We believe target businesses will find this method a more expeditious and cost effective method to become a public company than the typical initial public offering. The typical initial public offering process takes a significantly longer period of time than the typical business combination transaction process, and there are significant expenses in the initial public offering process, including underwriting discounts and commissions, that may not be present to the same extent in connection with a business combination with us.
Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital, an additional means of providing management incentives consistent with stockholders’ interests and the ability to use its shares as currency for acquisitions. Being a public company can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.
While we believe that our structure and our management team’s backgrounds will make us an attractive business partner, some potential target businesses may view our status as a blank check company, such as our lack of an operating history and our ability to seek stockholder approval of any proposed initial business combination, negatively.
We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our shares of Class A common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.
Financial Position
With funds available for a business combination initially in the amount of $144,750,000, after payment of the estimated expenses of this offering and $5,250,000 of deferred underwriting fees (or $166,462,500 after payment of $6,037,500 of deferred underwriting fees if the underwriters’ over-allotment option is exercised in full), we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.
Effecting Our Initial Business Combination
General
We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering, the private placements of the private placement shares, our equity, debt or a combination of these as the consideration to be paid in our initial business combination. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.
If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our shares of Class A common stock, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.
We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions with any business combination target. Additionally, we have not engaged or retained any agent or other representative to select or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business, other than our officers and directors. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely affect a target business.
We may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account, or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. There are no prohibitions on our ability to issue securities or incur debt in connection with our initial business combination. We are not currently a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities, the incurrence of debt or otherwise.
Sources of Target Businesses
Certain members of our management team have spent significant portions of their careers working with businesses in the proptech industry and have developed a wide network of professional services contacts and business relationships in that industry. The members of our board of directors also have significant executive management and public company experience with proptech companies. Our process of identifying acquisition targets will leverage our management team’s industry experiences, demonstrated deal sourcing capabilities and broad and deep network of relationships, including executives and management teams, private equity groups and other institutional investors, large business enterprises, lenders, investment bankers and other investment market participants, restructuring advisers, consultants, attorneys and accountants, which we believe should provide us with a number of business combination opportunities. We expect that the collective experience, capability and network of our founders, directors and officers, combined with their individual and collective reputations in the investment community, will help to create prospective business combination opportunities.
In addition, we anticipate that target business candidates may be brought to our attention from various unaffiliated sources, including investment bankers and private investment funds. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates of which they become aware through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions.
While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of a finder’s fee is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our sponsor or any of our existing officers or directors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation by the company prior to, or for any services they render in order to effectuate, the completion of our initial business combination (regardless of the type of transaction that it is). None of our sponsor, executive officers or directors, or any of their respective affiliates, will be allowed to receive any compensation, finder’s fees or consulting fees from a prospective business combination target in connection with a contemplated acquisition of such target by us. Following the closing of this offering, we expect that we will enter into an administrative support agreement with an affiliate of our sponsor pursuant to which we will agree to pay the sponsor affiliate a total of up to $17,500 per month for office space and professional, secretarial, administrative and support services provided to us.
We are not prohibited from pursuing an initial business combination with a business combination target that is affiliated with our sponsor, officers or directors, or from making the acquisition through a joint venture or other form of shared ownership with our sponsor, officers or directors. Although we will not be specifically focusing on, or targeting, any transactions with affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth below and such transaction was approved by a majority of our independent and disinterested directors. In the event we seek to complete our initial business combination with a business combination target that is affiliated with our sponsor, executive officers or directors, we, or a committee of independent and disinterested directors, would obtain an opinion from an independent investment banking which is a member of FINRA or an independent valuation or appraisal firm, that such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.
As more fully discussed in “Management — Conflicts of Interest,” if any of our executive officers becomes aware of a business combination opportunity that falls within the line of business of any entity, including private funds under the management of Fifth Wall and their respective portfolio companies, to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. In addition, existing and future funds managed by Fifth Wall and their respective portfolio companies may compete with us for business combination opportunities and if such opportunities are pursued by such entities, we may be precluded from pursuing such opportunities. All of our executive officers currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us. In addition, we may pursue an Affiliated Joint Acquisition opportunity with an entity to which an officer or director has a fiduciary or contractual obligation. Any such entity may co-invest with us in the target business at the time of our initial business combination, or we could raise additional proceeds to complete the acquisition by issuing to such entity a class of equity or equity-linked securities. Any such business combination may require additional consents from third parties outside the control of our directors, officers or Fifth Wall, including any such business combination that requires the consent of the limited partner advisory committee of one or more investment funds managed or advised by Fifth Wall. We may be prevented from pursuing an Affiliated Joint Acquisition or other similar business combination if such consents are not obtained. Our certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

While an affiliate of Fifth Wall has voting and investment discretion with respect to the common stock held of record by our sponsor, Lennar has a significant economic interest in our sponsor and is an active investor in the real estate sector. As such, Lennar may present similar conflicts of interest.
Evaluation of a Target Business and Structuring of Our Initial Business Combination
In evaluating a prospective target business, we expect to conduct a thorough due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as a review of financial, operational, legal and other information which will be made available to us. If we determine to move forward with a particular target, we will proceed to structure and negotiate the terms of the business combination transaction.
The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of, and negotiation with, a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. The company will not pay any consulting fees to members of our management team, or any of their respective affiliates, for services rendered to or in connection with our initial business combination.
Lack of Business Diversification
For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our initial business combination with only a single entity, our lack of diversification may:
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subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination; and

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cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team
Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. The determination as to whether any of the members of our management team will remain with the combined company will be made at the time of our initial business combination. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.
We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.
Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.
Stockholders May Not Have the Ability to Approve Our Initial Business Combination
We may conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC subject to the provisions of our certificate of incorporation. However, we will seek stockholder approval if it is required by law or applicable stock exchange rule, or we may decide to seek stockholder approval for business or other legal reasons.
Under Nasdaq’s listing rules, stockholder approval would be required for our initial business combination if, for example:
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we issue (other than in a public offering for cash) common stock that will either (a) be equal to or in excess of 20% of the number of shares of Class A common stock then outstanding or (b) have voting power equal to or in excess of 20% of the voting power then outstanding;

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any of our directors, officers or substantial stockholders (as defined by Nasdaq rules) has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of common stock could result in an increase in outstanding common stock or voting power of 5% or more; or

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the issuance or potential issuance of common stock will result in our undergoing a change of control.

The decision as to whether we will seek stockholder approval of a proposed business combination in those instances in which stockholder approval is not required by law will be made by us, solely in our discretion, and will be based on business and legal reasons, which include a variety of factors, including, but not limited to:
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the timing of the transaction, including in the event we determine stockholder approval would require additional time and there is either not enough time to seek stockholder approval or doing so would place the company at a disadvantage in the transaction or result in other additional burdens on the company;

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the expected cost of holding a stockholder vote;

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the risk that the stockholders would fail to approve the proposed business combination;

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other time and budget constraints of the company; and

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additional legal complexities of a proposed business combination that would be time-consuming and burdensome to present to stockholders.

Permitted Purchases of Our Securities
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, executive officers, advisors or their affiliates may purchase public shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase public shares in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.
In the event that our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.
The purpose of any such purchases of shares could be to (i) vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of the business combination or (ii) to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible.
In addition, if such purchases are made, the public “float” of our shares of Class A common stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.
Our sponsor, officers, directors and/or their affiliates anticipate that they may identify the stockholders with whom our sponsor, officers, directors or their affiliates may pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders (in the case of shares of Class A common stock) following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination, whether or not such stockholder has already submitted a proxy with respect to our initial business combination but only if such shares have not already been voted at the stockholder meeting related to our initial business combination. Our sponsor, executive officers, directors, advisors or any of their affiliates will select which stockholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant, and will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.
Our sponsor, officers, directors and/or their affiliates will not make purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.
Redemption Rights for Stockholders upon Completion of Our Initial Business Combination
We will provide our stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest (net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Our sponsor has entered into an agreement with us, pursuant to which it has agreed to (i) waive its redemption rights with respect to its founder shares and (ii) waive its rights to liquidating distributions from the trust account with respect to its founder shares if we fail to consummate an initial business combination within 24 months from the closing of this offering. Our sponsor and our directors and executive officers have also agreed (A) that they will not propose any amendment to our certificate of incorporation that would modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares and (B) to waive their redemption rights with respect to their founder shares and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination. However, if our sponsor or members of our management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to consummate an initial business combination within 24 months from the closing of this offering.
Limitations on Redemptions
Our certificate of incorporation provides that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules). However, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all shares of Class A common stock submitted for redemption will be returned to the holders thereof.
Manner of Conducting Redemptions
We will provide our stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon the completion of our initial business combination either (i) in connection with a stockholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under applicable law or stock exchange listing requirement or whether we were deemed to be a foreign private issuer (which would require a tender offer rather than seeking stockholder approval under SEC rules). Asset acquisitions and stock purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding common stock or seek to amend our certificate of incorporation would require stockholder approval. We currently intend to conduct redemptions in connection with a stockholder vote unless stockholder approval is not required by applicable law or stock exchange listing requirement and we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other legal reasons.
If we held a stockholder vote to approve our initial business combination, we will, pursuant to our certificate of incorporation:
•
conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•
file proxy materials with the SEC.

In the event that we seek stockholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our stockholders with the redemption rights described above upon completion of the initial business combination.
If we seek stockholder approval, we will complete our initial business combination only if a majority of the shares of Class A common stock voted, on an as converted basis, are voted in favor of the business combination. In such case, our sponsor has agreed to vote the founder shares and any public shares purchased by our sponsor during or after this offering in favor of our initial business combination. As a result, in addition to our sponsor’s founder shares, we would need 5,297,501, or 35.3%, of the 15,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all outstanding shares are voted and the over-allotment option is not exercised). Each stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction. In addition, our sponsor and our directors and executive officers have entered into agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of a business combination.
If we conduct redemptions pursuant to the tender offer rules of the SEC, we will, pursuant to our certificate of incorporation:
•
conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•
file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase shares of Class A common stock in the open market if we elect to redeem our public shares through a tender offer, to comply with Rule 14e-5 under the Exchange Act.
In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on stockholders not tendering more than the number of public shares we are permitted to redeem. If stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.
Limitation on Redemption upon Completion of Our Initial Business Combination If We Seek Stockholder Approval
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our certificate of incorporation provides that a stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares of common stock sold in this offering, which we refer to as the Excess Shares. We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us, our sponsor or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem no more than 15% of the shares sold in this offering without our prior consent, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.
However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.
Tendering Share Certificates in Connection with Redemption Rights or a Tender Offer
Public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” will be required to either tender their certificates (if any) to our transfer agent prior to the date set forth in the proxy solicitation or tender offer materials, as applicable, mailed to such holders, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/ Withdrawal At Custodian) System, at the holder’s option, in each case up to two business days prior to the initially scheduled vote to approve the business combination. The proxy solicitation or tender offer materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate the applicable delivery requirements, which will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Accordingly, a stockholder would have from the time we send out our tender offer materials up to two days prior to the vote on the business combination to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short period in which to exercise redemption rights, it is advisable for stockholders to use electronic delivery of their public shares.
There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker a fee of approximately $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.
The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise their redemption rights. After the business combination was approved, the company would contact such stockholder to arrange for them to deliver their certificate to verify ownership. As a result, the stockholder then had an “option window” after the completion of the business combination during which he or she could monitor the price of the company’s shares in the market. If the price rose above the redemption price, they could sell their shares in the open market before actually delivering their shares to the company for cancellation. As a result, the redemption rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming stockholder’s election to redeem is irrevocable once the business combination is approved.
Any request to redeem such shares, once made, may be withdrawn at any time up to two business days prior to the vote on the proposal to approve the business combination, unless otherwise agreed to by us. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.
If our initial business combination is not approved or completed for any reason, then our stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.
If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until 24 months from the closing of this offering.
Redemption of Public Shares and Liquidation If No Initial Business Combination
Our certificate of incorporation provides that we will have only 24 months from the closing of this offering to consummate an initial business combination. If we are unable to consummate an initial business combination within 24 months from the closing of this offering, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to our obligations to provide for claims of creditors and the requirements of other applicable law.
Our sponsor has entered into an agreement with us, pursuant to which it has waived its rights to liquidating distributions from the trust account with respect to its founder shares if we fail to consummate an initial business combination within 24 months from the closing of this offering. However, if our sponsor or members of our management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to consummate an initial business combination within 24 months from the closing of this offering.
Our sponsor had agreed, pursuant to a written agreement with us, that they will not propose any amendment to our certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not consummate an initial business combination within 24 months from the closing of this offering or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable), divided by the number of then outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules). If this optional redemption right is exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible asset requirement, we would not proceed with the amendment or the related redemption of our public shares at such time. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by our sponsors, any executive officer or director, or any other person.
We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $1,000,000 of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.
If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by stockholders upon our dissolution would be $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share redemption amount received by stockholders will not be less than $10.00. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.
Although we will seek to have all vendors, service providers (excluding our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. The underwriters will not execute agreements with us waiving such claims to the monies held in the trust account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per share due to reductions in the value of the trust assets, in each case less taxes payable, provided that such liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per share due to reductions in the value of the trust assets, in each case less taxes payable, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per share.
We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (excluding our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to $1,000,000 from the proceeds of this offering with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $2,550,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $2,550,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.
Our public stockholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of our public shares if we do not consummate an initial business combination within 24 months from the closing of this offering, (ii) in connection with a stockholder vote to amend our certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not consummate an initial business combination within 24 months from the closing of this offering or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity or (iii) if they redeem their respective shares for cash upon the completion of the initial business combination. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. In the event we seek stockholder approval in connection with our initial business combination, a stockholder’s voting in connection with the business combination alone will not result in a stockholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described above. These provisions of our certificate of incorporation, like all provisions of our certificate of incorporation, may be amended with a stockholder vote.
Comparison of Redemption or Purchase Prices in Connection with Our Initial Business Combination and If We Fail to Complete Our Initial Business Combination
The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we are unable to consummate an initial business combination within 24 months from the closing of this offering.
	REDEMPTIONS IN CONNECTION WITH OUR INITIAL BUSINESS COMBINATION	OTHER PERMITTED PURCHASES OF PUBLIC SHARES BY OUR AFFILIATES	REDEMPTIONS IF WE FAIL TO COMPLETE AN INITIAL BUSINESS COMBINATION
Calculation of redemption price	Redemptions at the time of our initial business combination may be made in connection with a stockholder vote or pursuant to a tender offer. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a stockholder vote. In either case, our stockholders may redeem their public shares for cash equal	If we seek stockholder approval of our initial business combination, our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following completion of our initial business combination. There is no limit to the prices that our sponsor, directors, officers, advisors or their affiliates may pay in	If we are unable to consummate an initial business combination within 24 months from the closing of this offering, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be $10.00 per share), including interest (less up to $100,000 of interest to pay

	REDEMPTIONS IN CONNECTION WITH OUR INITIAL BUSINESS COMBINATION	OTHER PERMITTED PURCHASES OF PUBLIC SHARES BY OUR AFFILIATES	REDEMPTIONS IF WE FAIL TO COMPLETE AN INITIAL BUSINESS COMBINATION
	to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.00 per share), including interest (net of taxes payable), divided by the number of then outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be less than $5,000,001 and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.	these transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.	dissolution expenses and net of taxes payable) divided by the number of then outstanding public shares.
Impact to remaining stockholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining stockholders, who will bear the burden of the deferred underwriting commissions and taxes payable.	If the permitted purchases described above are made, there would be no impact to our remaining stockholders because the purchase price would not be paid by us.	The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our sponsor, who will be our only remaining stockholder after such redemptions.
Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419
The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	TERMS OF OUR OFFERING	TERMS UNDER A RULE 419 OFFERING
Escrow of offering proceeds	$150,000,000 of the net proceeds of this offering and the sale of the private placement shares will be deposited into a trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee.	Approximately $127,575,000 of the offering proceeds, representing the gross proceeds of this offering, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	$150,000,000 of the net proceeds of this offering and the sale of the private placement shares held in trust will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Receipt of interest on escrowed funds	Interest income on proceeds from the trust account to be paid to stockholders is reduced by (i) any taxes paid or payable and (ii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest income on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.
Limitation on fair value or net assets of target business	Nasdaq rules and our certificate of incorporation require that we complete one or more business combinations having an aggregate fair market value of at least 80% of our assets held in the trust account (excluding the amount of deferred underwriting discounts held in trust and taxes payable on the interest earned on the trust account) at the time of the agreement to enter into the initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.
Trading of securities issued	The public shares are expected to begin trading on or promptly after the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.	No trading of the Class A common stock would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Election to remain an investor	We will provide our stockholders with the opportunity to redeem their public shares for cash at a per share price	A prospectus containing information pertaining to the business combination required by the SEC

	TERMS OF OUR OFFERING	TERMS UNDER A RULE 419 OFFERING
	equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest (net of taxes payable), divided by the number of then outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by law to hold a stockholder vote. If we are not required by law and do not otherwise decide to hold a stockholder vote, we will, pursuant to our certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a stockholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will complete our initial business combination only if a majority of the shares of Class A common stock, on an as converted basis, voted are voted in favor of the business combination. Additionally, each stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction. Our bylaws require that at least ten days’ notice be given of any such stockholder meeting.	would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if they elect to remain a stockholder of the company or require the return of their investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.
Business combination deadline	If we are unable to consummate an initial business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and net of taxes	If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

	TERMS OF OUR OFFERING	TERMS UNDER A RULE 419 OFFERING
payable), divided by the number of then outstanding public shares, which redemption will completely extinguish stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to our obligations to provide for claims of creditors and the requirements of other applicable law.
Release of funds	Except for the withdrawal of interest income to pay our income taxes, none of the funds held in trust will be released from the trust account until the earliest of: (i) the completion of our initial business combination, (ii) the redemption of our public shares if we are unable to consummate an initial business combination within 24 months from the closing of this offering, subject to applicable law, or (iii) the redemption of our public shares properly submitted in connection with a stockholder vote to approve an amendment to our certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 24 months from the closing of this offering or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.
Competition
In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, public companies, operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our stockholders who exercise their redemption rights may reduce the resources available to us for our initial business combination, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities
We currently maintain our executive offices at 6060 Center Drive, 10th Floor, Los Angeles, CA 90045. Following the closing of this offering, we expect that we will enter into an administrative support agreement with an affiliate of our sponsor pursuant to which we will agree to pay the sponsor affiliate a total of up to $17,500 per month for office space and professional, secretarial, administrative and support services provided to us. We consider our current office space adequate for our current operations.
Employees
We currently have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full time employees prior to the completion of our initial business combination.
Periodic Reporting and Financial Information
We will register our shares of Class A common stock under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.
We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation or tender offer materials, as applicable, sent to stockholders. These financial statements may be required to be prepared in accordance with, or reconciled to, GAAP, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with the requirements outlined above, or that the potential target business will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that these requirements cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.
We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2022 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to have our internal control procedures audited. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.
Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”

including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our shares of Class A common stock that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.
Legal Proceedings
There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

MANAGEMENT
Officers and Directors
Our officers and directors are as follows:
NAME	AGE	POSITION
Brendan Wallace	39	Chairman of the Board and Chief Executive Officer
Andriy Mykhaylovskyy	35	Chief Financial Officer
Adeyemi Ajao	38	Director
Alana Beard	38	Director
Eric Feder	51	Director
Poonam Sharma Mathis	43	Director
Amanda Parness	49	Director
Brendan Wallace serves as our Chairman of the Board and Chief Executive Officer. Mr. Wallace also serves as a co-founder and Managing Partner at Fifth Wall since May 2016, where he also serves as the chairman of the investment committee. Mr. Wallace also serves as the Chairman of the Board and Chief Executive Officer of Fifth Wall Acquisition Corp. I. Prior to starting Fifth Wall, Mr. Wallace co-founded Identified Inc., a venture-backed data and analytics company, in January 2009, that was subsequently acquired by Workday, Inc. in February 2014. Mr. Wallace also was involved in the founding of Maxi Mobility Spain, S.L. (d/b/a Cabify) in September 2012. Mr. Wallace has been an active investor, leading more than 65 angel investments including Dollar Shave Club, Bonobos, Carbon38, Clutter, Inc., Philz Coffee, Inc., Allbirds, Inc., MasterClass, Roofstock, Inc., Common Living, Inc. Mr. Wallace started his career at The Goldman Sachs Group, Inc. in the real estate, hospitality, and gaming investment banking before joining The Blackstone Group Inc.’s real estate private equity group where he was involved with the buyout of Hilton Hotels and Equity Office Properties. Mr. Wallace received his B.A. Summa Cum Laude in Political Science from Princeton University in 2004 and received his M.B.A. from Stanford University in 2010. We believe Mr. Wallace is well suited to be a member of our board of directors based on his extensive investment experience.
Andriy Mykhaylovskyy serves as our Chief Financial Officer. Mr. Mykhaylovskyy is a Managing Partner and Chief Operating Officer at Fifth Wall since April 2017, where he oversees the firm’s day-to-day operations and investing activities. Mr. Mykhaylovskyy also serves as the Chief Financial Officer and a director of Fifth Wall Acquisition Corp. I. Prior to joining Fifth Wall, Mr. Mykhaylovskyy was a Principal and founding team member at Evergreen Coast Capital, a technology-focused private equity affiliate of Elliott Management Corporation, from January 2016 to March 2017. Mr. Mykhaylovskyy’s other previous leadership roles include serving as the Vice President at The Gores Group from May 2014 to January 2016 and Chief Financial Officer of Identified, Inc., a data and analytics company, from August 2013 to February 2014. Mr. Mykhaylovskyy started his career in investment banking at Morgan Stanley & Co. LLC, where he offered financial advisory and capital-raising services to global industrial corporations, before joining technology-focused private equity firm Francisco Partners as an associate. Mr. Mykhaylovskyy received his B.A. in Economics from Princeton University in 2007 and received his M.B.A. from Stanford University in 2013. We believe Mr. Mykhaylovsky’s financial expertise and experience in evaluating and investing in technology and data analytics companies makes him well qualified to serve on our board of directors.
Adeyemi Ajao has been a member of our board of directors since April 2021. In this role, he will advise the company from the consummation of the initial public offering through a special purpose acquisition company. Mr. Ajao is Co-founder & Managing Partner at Base10 Partners which was founded in January 2017. Mr. Ajao was the co-founder and CEO of Tuenti (The “Spanish Facebook”) from January 2005 to July 2010 which was acquired by Telefonica in 2010 for $100M. He also was the co-founder and CEO of Identified from June 2010 to February 2014 which was acquired by Workday in 2014. He was also a founding investor of Cabify in July 2011 (the largest ridesharing company in Latin America currently valued at over $1B). While at Workday from February 2014 to September 2016, Mr. Ajao led launch to Workday Ventures, the first fund focused on Applied AI for Enterprise Software and was

VP of Technology Strategy. Mr. Ajao graduated from Icade University in Spain in 2005 with a Master of Science in Finance and a Juris Doctor. Mr. Ajao graduated from Stanford University in 2010 with a Master of Business Administration. Mr. Ajao also holds a certificate from Stanford University in Machine Learning. We believe Mr. Ajao’s prior experience makes him well qualified to serve on our board of directors.
Alana Beard has been a member of our board of directors since April 2021. In this role, she will advise the company from the consummation of the initial public offering through a special purpose acquisition company. Ms. Beard has been a director of Fifth Wall Acquisition Corp. I since February 2021, a Senior Associate at SVB Capital since February 2020 and President of the 318 Foundation, Inc., a non-profit organization, since January 2021. Prior to joining SVB, Alana was a member of the WNBA Los Angeles Sparks organization April 2012 to January 2020 and an ESPN/ACC women’s college basketball analyst from October 2019 to March 2020. During her career with the Sparks, Ms. Beard was a four-time WNBA All-Star, won the WNBA championship in 2016 and was named WNBA Defensive Player of the Year for the 2017 and 2018 seasons. Ms. Beard graduated from Duke University in 2004 with a bachelor’s degree in Sociology. We believe Ms. Beard’s prior leadership experience makes her well qualified to serve on our board of directors.
Eric Feder has been a member of our board of directors since April 2021. Mr. Feder serves as the President of LENX, an affiliate of Lennar, who is one of our sponsor’s members, where he oversees the Lennar Corporation’s innovation and venture capital investing. Prior to his current role, he was Vice Chairman at Rialto Capital from 2008 to 2018, where he provided oversight of its non-performing loan acquisitions and direct real estate investments, exceeding $6 billion. Mr. Feder has been instrumental in helping identify, structure, and execute investments for the Lennar Corporation that have shaped the landscape of real estate technology, including States Title Holding, Inc., Hippo Enterprises, Inc., Blend, Opendoor, and Divvy Homes. Mr. Feder serves as a director of States Title Holding, Inc., Hippo Enterprises, Inc, and SmartRent. He is past Chairman of the Miami Dolphins Cancer Challenge and is a current member of the Board of Governors of the Sylvester Comprehensive Cancer Center at the University of Miami. We believe Mr. Feder’s prior leadership experience makes him well qualified to serve on our board of directors.
Poonam Sharma Mathis has been a member of our board of directors since April 2021. In this role, she will advise the company from the consummation of the initial public offering through a special purpose acquisition company. Ms. Mathis is a serial entrepreneur, real estate industry veteran and public speaker with a passion for innovating around the built world. Most recently CEO of Raise, she aimed to revolutionize childcare for the future of work. Previously, she founded StealthForce, (the gig economy of real estate; a resource and project management platform for CRE), which was exited in early 2019. Prior to StealthForce, she was Deputy to the Head of Global Real Estate Asset Management at Partners Group AG ($40 billion AUM), and earlier employee 13 at The Gerson Lehrman Group, which was the world's first institutional expert network. Ms. Mathis earned her Bachelor of Arts at Harvard and Master of Business Administration at Wharton, and spent over a decade in real estate development and investment. Twice named a top female CEO in CREtech, she has been featured in The New York Times, Inc. Magazine, Harvard Business Review, NBC News, and more. She is also an author and experienced public speaker (ULI, ICSC, CRETech, etc.) who has published four books in five languages which have been printed worldwide. We believe Ms. Mathis’ prior experience makes her well qualified to serve on our board of directors.
Amanda Parness has been a member of our board of directors since April 2021. In this role, she will advise the company from the consummation of the initial public offering through a special purpose acquisition. In January 2020, Ms. Parness became CEO and Founder of Spring Advisory Services. From May 2019 to December 2019, Ms. Parness was Managing Director, Head of U.S. Private Equity Funds at Caisse de Depot et Investment du Quebec (CDPQ). From September 1998 to May 2019, Ms. Parness was a Managing Principal at GoldPoint Partners, New York Life Insurance Company’s private equity subsidiary. Ms. Parness was a Financial Analyst in the Equity Research Group at Goldman Sachs & Co. from January 1994 to July 1996. Ms. Parness graduated from Barnard College at Columbia University in 1993 with a Bachelor of Arts in Economics and a Bachelor of Arts in English Literature,

and in 1998 graduated with a Masters of Business Administration in Finance from Columbia Business School. We believe Ms. Parness’ prior experience makes her well qualified to serve on our board of directors.
Designated Directors and Board Observer
Fifth Wall and Lennar both have the right to designate one director to our board of directors with Fifth Wall’s director acting as Chairman. Fifth Wall's initial designee on our board of directors is Mr. Wallace and Lenner's initial designee is Mr. Feder. Lennar will also have the right to have a board observer attend all of the meetings of our board of directors and receive all information provided to our board of directors.
Number and Terms of Office of Officers and Directors
Our board of directors is divided into three classes, with only one class of directors being elected in each year, and with each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Alana Beard and Poonam Sharma Mathis is expected to expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Amanda Parness and Adeyemi Ajao is expected to expire at our second annual meeting of stockholders. The term of office of the third class of directors, consisting of Brendan Wallace and Eric Feder will expire at our third annual meeting of stockholders.
Prior to the completion of an initial business combination, any vacancy on the board of directors may be filled by a nominee chosen by holders of a majority of our founder shares. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason.
Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, upon consummation of an initial business combination and for so long as our sponsor and its permitted transferees collectively hold at least 50% of the number of shares of common stock held by the sponsor upon consummation of this offering (after giving appropriate effect to any share splits, reverse share splits or other similar corporate transactions, or any adjustment to the conversion rate of the founder shares in connection with an initial business combination), through our sponsor, Fifth Wall will be entitled to nominate one person for election to our board of directors.
Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of one or more chairperson of the board, chief executive officer, president, vice presidents, secretary, treasurer and such other offices as may be determined by the board of directors.
Director Independence
Applicable rules of the Nasdaq require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect to have “independent directors” as defined in Nasdaq’s listing standards and applicable SEC rules. Our board of directors has determined that Adeyemi Ajao, Alana Beard, Poonam Sharma Mathis and Amanda Parness are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are, subject to the transition rules described above for newly listed companies present.

Executive Officer and Director Compensation
Our sponsor will transfer 30,000 founder shares to each of Adeyemi Ajao, Alana Beard, Poonam Sharma Mathis and Amanda Parness. None of our executive officers or directors have received any cash compensation for services rendered to us. Following the closing of this offering, we expect that we will enter into an administrative support agreement with an affiliate of our sponsor pursuant to which we will agree to pay the sponsor affiliate a total of up to $17,500 per month for office space and professional, secretarial, administrative and support services provided to us. Our sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, executive officers or directors, or our or their affiliates. Any such payments prior to an initial business combination will be made from funds held outside the trust account. Other than quarterly audit committee review of such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by the company to our sponsor, executive officers and directors, or any of their respective affiliates, prior to completion of our initial business combination.
After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials or tender offer materials furnished to our stockholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.
We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.
Committees of the Board of Directors
Upon the effectiveness of the registration statement of which this prospectus forms a part, our board of directors will have three standing committees: an audit committee, a nominating committee and a compensation committee. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors. Each committee will operate under a charter that has been approved by our board and will have the composition and responsibilities described below.
Audit Committee
Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the board of directors. Adeyemi Ajao, Poonam Sharma Mathis and

Amanda Parness will serve as members of our audit committee. Our board of directors has determined that each of Adeyemi Ajao, Poonam Sharma Mathis and Amanda Parness are independent and Amanda Parness will serve as the Chairperson of the audit committee. Each member of the audit committee meets the financial literacy requirements of Nasdaq and our board of directors has determined that Amanda Parness qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.
The audit committee is responsible for:
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meeting with our independent registered public accounting firm regarding, among other issues, audits, and adequacy of our accounting and control systems;

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monitoring the independence of the independent registered public accounting firm;

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verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

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inquiring and discussing with management our compliance with applicable laws and regulations;

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pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;

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appointing or replacing the independent registered public accounting firm;

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determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

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establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

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monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and

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reviewing and approving all payments made to our existing stockholders, executive officers or directors and their respective affiliates. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Nominating Committee
Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a nominating committee of our board of directors. The members of our nominating committee will to be Adeyemi Ajao, Alana Beard and Poonam Sharma Mathis and Adeyemi Ajao will serve as chairperson of the nominating committee. Our board of directors has determined that each of Adeyemi Ajao, Alana Beard, Poonam Sharma Mathis and Amanda Parness are independent.
The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.
Guidelines for Selecting Director Nominees
The guidelines for selecting nominees, which will be specified in a charter to be adopted by us, generally provide that persons to be nominated:
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should have demonstrated notable or significant achievements in business, education or public service;

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should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

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should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.
Compensation Committee
Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of our board of directors. The members of our compensation committee will be Alana Beard, Poonam Sharma Mathis and Amanda Parness and Poonam Sharma Mathis will serve as chairperson of the compensation committee.
Our board of directors has determined that each of Alana Beard, Poonam Sharma Mathis and Amanda Parness are independent. We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:
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reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

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reviewing and approving the compensation of all of our other Section 16 executive officers;

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reviewing our executive compensation policies and plans;

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implementing and administering our incentive compensation equity-based remuneration plans;

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assisting management in complying with our proxy statement and annual report disclosure requirements;

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approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

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producing a report on executive compensation to be included in our annual proxy statement; and

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reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our board of directors.

Code of Ethics
Upon the effectiveness of the registration statement of which this prospectus forms a part, we will have adopted a Code of Ethics applicable to our directors, officers and employees. A copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.
Conflicts of Interest
In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:
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the corporation could financially undertake the opportunity;

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the opportunity is within the corporation’s line of business; and

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it would not be fair to our company and its stockholders for the opportunity not to be brought to the attention of the corporation.

Fifth Wall and each of our officers and directors presently has, and any of them in the future may have, additional, fiduciary, contractual or other obligations to other entities pursuant to which such persons is or will be required to present a business combination opportunity. Accordingly, if Fifth Wall or any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which such person has then-current fiduciary, contractual or other obligations to present such opportunity to such entity, such person will honor such fiduciary, contractual or other obligations to present such opportunity to such entity first, in which case such opportunity may not be made available to us, and Fifth Wall or such person will only present such opportunity to us if such other entity rejects the opportunity and consummating the transaction would not violate any restrictive covenants or other legal obligations to which such officers and directors are subject. Further, Fifth Wall and each of our officers and directors have duties and obligations with respect to confidentiality to other entities and may in the future agree to additional such duties or obligations, which may prevent Fifth Wall and such officers and directors from disclosing such information to us. Fifth Wall and our officers and directors will comply with such duties and obligations of confidentiality to such other entities, in which case, we may not have access to such information. In addition, we may, at our option, pursue an Affiliated Joint Acquisition opportunity with an entity to which Fifth Wall or an officer or director currently has, or may in the future have, a fiduciary or contractual obligation. Any such entity may co-invest with us in the target business at the time of our initial business combination, or we could raise additional proceeds to complete the business combination by making a specified future issuance to any such entity. Any such business combination may require additional consents from third parties outside the control of our directors, officers or Fifth Wall, including any such business combination that requires the consent of the limited partner advisory committee of one or more investment funds managed or advised by Fifth Wall. We may be prevented from pursuing an Affiliated Joint Acquisition or other similar business combination if such consents are not obtained. Our certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.
While an affiliate of Fifth Wall has voting and investment discretion with respect to the common stock held of record by our sponsor, Lennar has a significant economic interest in our sponsor and is an active investor in the real estate sector. As such, Lennar may present similar conflicts of interest.
Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties or similar contractual obligations:
Individual	Entity	Entity’s Business	Affiliation
Brendan Wallace	Fifth Wall	Investments and Advisory	Co-Founder and Managing Partner

Individual	Entity	Entity’s Business	Affiliation
	Global Uprising, PBC	Retail & wholesale products	Board Member of Portfolio Company
	Honest Networks, Inc.	Internet service provider	Board Member of Portfolio Company
	Loft Holdings Ltd	Real-estate platform to buy, sell, and rent residential and commercial properties.	Board Member of Portfolio Company
	Fifth Wall Acquisition Corp. I	Special Purpose Acquisition Company	Chairman of the Board and Chief Executive Officer
	Fifth Wall Acquisition Sponsor I, LLC	Special Purpose Acquisition Company Sponsor	Manager
Andriy Mykhaylovskyy	Fifth Wall	Investments and Advisory	Managing Partner and Chief Operating Officer
	FHF Ventures, Ltd	Fund vehicle	Board Member of Portfolio Company
	Fifth Wall Acquisition Corp. I	Special Purpose Acquisition Company	Director and Chief Financial Officer
	Fifth Wall Acquisition Sponsor I, LLC	Special Purpose Acquisition Company Sponsor	Manager
Adeyemi Ajao	Base10 Partners	Venture capital	Co-founder & Managing Partner
Alana Beard	Fifth Wall Acquisition Corp. I	Special Purpose Acquisition Company	Director
	SVB Capital	Venture capital	Senior Associate
	318 Foundation, Inc.	Non-Profit	President
Eric Feder	LENX	Innovation and Venture Capital	President
	States Title Holding, Inc.	Real estate	Director
	Hippo Enterprises, Inc	Insurance technology	Director
	SmartRent	Enterprise smart home automation	Director
Amanda Parness	Spring Advisory Services	Advisory	Chief Executive Officer
Potential investors should also be aware of the following other potential conflicts of interest:
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In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•
Our sponsor and its transferees, if any, have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the consummation of our initial business combination. Additionally, our sponsor has agreed to waive its redemption rights with respect to any founder shares held by it if we fail to consummate our initial business combination within 24 months after the closing of this offering. However, if our sponsor acquires public shares in or after this offering, it will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to consummate an initial business combination within 24 months from the closing of this offering. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the private placement shares held in the trust account will be used to fund the redemption of our public shares, and the private placement shares will expire worthless.
With certain limited exceptions, the founder shares will not be transferable, assignable by our sponsor or certain of our directors that hold founder shares (or any other permitted assigns, if any) until the earlier of: (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last sale price of our shares of Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. With certain limited exceptions, the private placement shares and the shares of Class A common stock, will not be transferable, assignable or salable by our sponsor or its permitted transferees until 30 days after the completion of our initial business combination. Since our sponsor and officers and directors may directly or indirectly own common stock following this offering, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to complete our initial business combination.
•
Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

•
Our sponsor, officers or directors may have a conflict of interest with respect to evaluating a business combination and financing arrangements as we may obtain loans from our sponsor or an affiliate of our sponsor or any of our officers or directors to finance transaction costs in connection with an intended initial business combination. Up to $1,500,000 of such loans may be convertible into Class A common stock at a price of $10.00 per share at the option of the lender. Such shares would be identical to the private placement shares, including as to exercise price, exercisability and exercise period.

The conflicts described above may not be resolved in our favor.
We are not prohibited from pursuing an initial business combination with a business combination target that is affiliated with our sponsor, officers or directors or completing the business combination through a joint venture or other form of shared ownership with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a business combination target that is affiliated with our sponsor, executive officers or directors, we, or a committee of independent and disinterested directors, would obtain an opinion from an independent investment banking which is a member of FINRA or a valuation or appraisal firm, that such initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context. Furthermore, in no event will our sponsor or any of our existing officers or directors, or any of their respective affiliates, be paid by the company any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of our initial business combination except that following the closing of this offering, we expect that we will enter into an administrative support agreement with an affiliate of our sponsor pursuant to which we will agree to pay the sponsor affiliate a total of up to $17,500 per month for office space and professional, secretarial, administrative and support services provided to us.
In the event that we submit our initial business combination to our public stockholders for a vote, our sponsor has agreed to vote any founder shares held by it and any public shares purchased during or after the offering in favor of our initial business combination and our officers and directors have also agreed to vote any public shares purchased during or after the offering in favor of our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors
Our certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our certificate of incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.
We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our certificate of incorporation. Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification.
We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. Except with respect to any public shares they may acquire in this offering or thereafter (in the event we do not consummate an initial business combination), our officers and directors have agreed to waive (and any other persons who may become an officer or director prior to the initial business combination will also be required to waive) any right, title, interest or claim of any kind in or to any monies in the trust account, and not to seek recourse against the trust account for any reason whatsoever, including with respect to such indemnification (although our officers and directors will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame).
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

PRINCIPAL STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our shares of Class A common stock offered by this prospectus, and assuming no purchase of shares in this offering, by:
•
each person known by us to be the beneficial owner of more than 5% of our outstanding common stock;

•
each of our executive officers and directors that beneficially owns common stock; and

•
all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all of our common stock beneficially owned by them.
On February 19, 2021, we issued to our sponsor 4,312,500 founder shares (of which 562,500 are subject to forfeiture if the underwriters do not exercise their over-allotment option) in exchange for a payment of $25,000, or approximately $0.006 per share, from our sponsor to cover for certain expenses and offering costs on behalf of us. Our sponsor will transfer 30,000 founder shares to each of Adeyemi Ajao, Alana Beard, Poonam Sharma Mathis and Amanda Parness. Prior to the initial investment in the company of $25,000 by the sponsor, the company had no assets, tangible or intangible. The per share price of the founder shares was determined by dividing the amount contributed to the company by the number of founder shares issued. The number of shares beneficially owned and the post-offering percentages in the following table assume that the underwriters do not exercise their over-allotment option and that there are 19,405,000 shares of common stock issued and outstanding after this offering and that our sponsor forfeits 562,500 shares of Class B common stock.
	NUMBER OF SHARES BENEFICIALLY OWNED(2)	APPROXIMATE PERCENTAGE OF OUTSTANDING COMMON STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER(1)		BEFORE OFFERING	AFTER OFFERING
Fifth Wall Acquisition Sponsor II, LLC (our sponsor)(3)	4,405,000	100%	22.70%
Brendan Wallace(3)(4)(5)	—	—	—
Andriy Mykhaylovskyy(3)(4)(5)	—	—	—
Adeyemi Ajao	—	—	—
Alana Beard	—	—	—
Eric Feder(5)	—	—	—
Poonam Sharma Mathis	—	—	—
Amanda Parness	—	—	—
All officers and directors as a group (7 individuals)	—	—	—

*
Represents less than 1% of the outstanding shares of the Company.

(1)
Unless otherwise noted, the business address of each of our stockholders is 6060 Center Drive, 10th Floor, Los Angeles, CA 90045.

(2)
Interests shown consist solely of founder shares, classified as shares of Class B common stock. Such shares will automatically convert into shares of Class A common stock at the time of our initial business combination as described in the section entitled “Description of Securities.”

(3)
Our sponsor is the record holder of such shares. FWAB Investor LLC and LEN X, LLC are members of our sponsor. LEN X, LLC has a 60% economic interest in our sponsor but does not have voting or investment discretion with respect to the common stock held of record by our sponsor. FWAB Investor LLC has voting and investment discretion with respect to the common stock held of record by our sponsor. Andriy Mykhaylovskyy and Brendan Wallace are the managing members of FWAB Investor LLC and therefore, may be deemed to have beneficial ownership of the common stock held directly by our sponsor.

(4)
Interests shown consist solely of founder shares (assuming the underwriters do not exercise their over-allotment option), classified as Class B common stock, and 655,000 private placement shares to be sold in the private placement that will close simultaneously with the closing of this offering. The Class B common stock will automatically convert into Class A common stock at the time of our initial business combination as described in the section entitled “Description of Securities.”
(5)
Does not include any shares indirectly owned as a result of interests held in our sponsor.

Immediately after this offering, our sponsor will beneficially own 20% of the then issued and outstanding common stock (assuming they do not purchase any shares in this offering and excluding the private placement shares). Because of this ownership block, our sponsor may be able to effectively influence the outcome of all other matters requiring approval by our stockholders, including amendments to our certificate of incorporation and approval of significant corporate transactions including our initial business combination.
Our sponsor and our directors and executive officers have agreed (a) to vote any founder shares owned by them in favor of any proposed business combination and (b) not to redeem any founder shares in connection with a stockholder vote to approve a proposed initial business combination.
Our sponsor is deemed to be our “promoter” as such term is defined under the federal securities laws.
Transfers of Founder Shares and Private Placement Shares
The founder shares and private placement shares are each subject to transfer restrictions pursuant to lock-up provisions in the agreements entered into by our sponsor and management team. Our sponsor and our directors and executive officers have agreed not to transfer, assign or sell (i) any of their founder shares until the earliest of (a) one year after the completion of our initial business combination and (b) upon consummation of our initial business combination, (x) if the closing price of our shares of Class A common stock equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property, and (ii) any of their private placement shares until 30 days after the completion of our initial business combination except in each case (a) to our officers or directors, any affiliates or family members of any of our officers or directors, to our sponsor, any members or partners of our sponsor or their affiliates, or any affiliates of our sponsor; (b) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement made in connection with the consummation of an initial business combination at prices no greater than the price at which the founder shares, private placement shares or shares of Class A common stock were originally purchased; (f) by virtue of our sponsor’s organizational documents and the laws under which it is organized, upon liquidation or dissolution of our sponsor; (g) to the company for no value for cancellation in connection with the consummation of our initial business combination; (h) in the event of our liquidation prior to the completion of our initial business combination; or (i) in the event of our completion of a liquidation, merger, capital stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreements.
Registration and Stockholder Rights
The holders of the (i) founder shares, which were issued in a private placement, or transferred by our sponsor, prior to the closing of this offering or any shares of common stock issued upon the conversion of the founder shares, (ii) private placement shares, which will be issued in a private placement simultaneously with the closing of this offering and (iii) private placement shares that may be issued upon conversion of working capital loans will have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration and stockholder rights agreement to be signed prior to or on the effective date of this offering. Pursuant to the registration and stockholder rights agreement and assuming the underwriters exercise their over-allotment option in full and $1,500,000 of working capital loans are converted into private placement shares, we will be obligated to register up to 5,162,500 shares of Class A common. The number of shares of Class A common stock includes (i) up to 4,312,500 shares of Class A common stock to be issued upon conversion of the founder shares, (ii) up to 700,000 shares of Class A common stock underlying the private placement shares and (iii) 150,000 shares of Class A common stock underlying the private placement shares issued upon conversion of working capital loans. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements. However, the registration and stockholder rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (i) in the case of the founder shares, as described elsewhere in this prospectus, and (ii) in the case of the private placement shares, 30 days after the completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
On February 19, 2021, we issued 4,312,500 founder shares to our sponsor in exchange for a payment of $25,000, or approximately $0.006 per share, to cover for certain expenses and offering costs on behalf of us. Our sponsor will transfer 30,000 founder shares to each of Adeyemi Ajao, Alana Beard, Poonam Sharma Mathis and Amanda Parness. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding shares upon completion of this offering, excluding the private placement shares.
Up to 562,500 founder shares are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. The shares transferred to certain of our directors will not be subject to forfeiture in the event the underwriters’ over-allotment option is not exercised. The founder shares (including the shares of Class A common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.
Our sponsor has committed, pursuant to a written agreement, to purchase 655,000 shares of Class A common stock (or 700,000 shares of Class A common stock if the underwriters’ over-allotment option is exercised in full), at a price of $10.00 per share in a private placement to occur concurrently with the closing of this offering for an aggregate purchase price of $6,550,000 (or $7,000,000 if the underwriters’ over-allotment option is exercised in full). The private placement shares are identical to the Class A common stock sold in this offering, subject to certain limited exceptions as described in this prospectus.
Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us. As more fully discussed in the section of this prospectus entitled “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity first, in which case such opportunity may not be made available to us, and Fifth Wall or such person will only present such opportunity to us if such other entity rejects the opportunity and consummating the transaction would not violate any restrictive covenants or other legal obligations to which such officers and directors are subject.
While an affiliate of Fifth Wall has voting and investment discretion with respect to the common stock held of record by our sponsor, Lennar has a significant economic interest in our sponsor and is an active investor in the real estate sector. As such, Lennar may present similar conflicts of interest.
No compensation of any kind, including finder’s and consulting fees, will be paid to our sponsor, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.
Following the closing of this offering, we expect that we will enter into an administrative support agreement with an affiliate of our sponsor pursuant to which we will agree to pay the sponsor affiliate a total of up to $17,500 per month for office space and professional, secretarial, administrative and support services provided to us.
Our sponsor may loan us funds to be used for a portion of the expenses of this offering. These loans would be non-interest bearing, unsecured and are due at the earlier of the closing of this offering or the date on which we determine not to consummate this offering. The loan would be repaid upon the closing of this offering out of the estimated $2,550,000 of offering proceeds that has been allocated to the payment of offering expenses.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into Class A common stock at a price of $10.00 per share at the option of the lender. The shares would be identical to the private placement shares, including as to exercise price, exercisability and exercise period. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.
We have entered into a registration and stockholder rights agreement with respect to the founder shares (including shares issuable upon conversion of the founder shares) and private placement shares, which is described under the heading ‘‘Principal Stockholders — Registration and Stockholder Rights.’’ Upon consummation of our initial business combination and for so long as our sponsor and its permitted transferees collectively hold at least 50% of the number of common stock held by the sponsor upon consummation of this offering (after giving appropriate effect to any share splits, reverse share splits or other similar corporate transactions, or any adjustment to the conversion rate of the founder shares in connection with an initial business combination), through our sponsor, Fifth Wall will be entitled to nominate one person for election to our board of directors, which is described under the section of this prospectus entitled “Description of Securities — Registration and Stockholder Rights.”
Pursuant to a letter agreement that we will enter into with our sponsor, directors and executive officers in connection with the closing of this offering, we will provide a right of first offer to Lennar if, in connection with or prior to the closing of our initial Business Combination, we propose to raise additional capital by issuing any equity securities, or securities convertible into, exchangeable or exercisable for equity securities (other than shares in respect of working capital loans as described above or to any seller in such Business Combination).
Policy for Approval of Related Party Transactions
The audit committee of our board of directors will adopt a charter, providing for the review, approval and/or ratification of “related party transactions,” which are those transactions required to be disclosed pursuant to Item 404 of Regulation S-K as promulgated by the SEC, by the audit committee. At its meetings, the audit committee shall be provided with the details of each new, existing, or proposed related party transaction, including the terms of the transaction, any contractual restrictions that the company has already committed to, the business purpose of the transaction, and the benefits of the transaction to the company and to the relevant related party. Any member of the committee who has an interest in the related party transaction under review by the committee shall abstain from voting on the approval of the related party transaction, but may, if so requested by the chairperson of the committee, participate in some or all of the committee’s discussions of the related party transaction. Upon completion of its review of the related party transaction, the committee may determine to permit or to prohibit the related party transaction.

DESCRIPTION OF SECURITIES
Pursuant to our certificate of incorporation, we are authorized to issue 100,000,000 shares of Class A common stock and 10,000,000 shares of Class B common stock, as well as 1,000,000 shares of preferred stock, $0.0001 par value each. The following description summarizes certain terms of our shares as set out more particularly in our certificate of incorporation. Because it is only a summary, it may not contain all the information that is important to you.
Common Stock
Upon the closing of this offering, 19,405,000 shares of our common stock will be outstanding (assuming no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 562,500 founder shares by our sponsor), consisting of:
•
15,000,000 shares of our Class A common stock being offered in this offering;

•
655,000 shares of Class A common stock, being offered in a private placement that will close simultaneously with the closing of this offering; and

•
3,750,000 shares of Class B common stock held by our sponsor.

The number of founder shares outstanding was determined based on the expectation that such founder shares would represent 20% of the outstanding shares after this offering (excluding the private placement shares).
Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. With respect to any matter submitted to a vote of our stockholders, including any vote in connection with our initial business combination, except as required by law or the applicable rules of Nasdaq then in effect or as otherwise specified in this prospectus, holders of our shares of Class A common stock and shares of Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders. Unless specified in our certificate of incorporation or bylaws, or as required by applicable provisions of the DGCL, or applicable stock exchange rules, the affirmative vote of a majority of our shares of Class A common stock, on an as converted basis, entitled to vote on any matters that are voted on such matter is required to approve any such matter. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.
Because our certificate of incorporation authorizes the issuance of up to 100,000,000 shares of Class A common stock, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of Class A common stock which we are authorized to issue at the same time as our stockholders vote on the business combination to the extent we seek stockholder approval in connection with our business combination.
In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until no later than one year after our first fiscal year end following our listing on Nasdaq. Under Section 211(b) of the DGCL, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws, unless such election is made by written consent in lieu of such a meeting.
We will provide our stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.00 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. Our sponsor has entered into a letter agreement with us, pursuant to which it has agreed to waive its redemption rights with respect to any founder shares and any public shares held by it in connection with the completion of our business combination. However, if our sponsor acquires public shares in or after this offering, it will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to consummate an initial business combination within 24 months from the closing of this offering. Unlike many blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a stockholder vote is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our certificate of incorporation requires these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting. However, the participation of our sponsor or its advisors or affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our business combination even if a majority of our public stockholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock voted, non-votes will have no effect on the approval of our business combination once a quorum is obtained. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our business combination. These quorum and voting thresholds, and the voting agreements of our initial stockholders, may make it more likely that we will consummate our initial business combination.
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its Excess Shares. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our business combination. Our stockholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our business combination, and such stockholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such stockholders will not receive redemption distributions with respect to the Excess Shares if we complete the business combination. And, as a result, such stockholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their stock in open market transactions, potentially at a loss.
If we seek stockholder approval in connection with our business combination, our sponsor has agreed to vote its founder shares and any public shares purchased by it during or after this offering in favor of our initial business combination. As a result, in addition to our sponsor’s founder shares, we would need 5,297,501, or 35.3%, of the 15,000,000 public shares sold in this offering to be voted in favor of a transaction (assuming all outstanding shares are voted) in order to have our initial business combination approved (assuming the over-allotment option is not exercised). Additionally, each public stockholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction (subject to the limitation described in the preceding paragraph).
Pursuant to our certificate of incorporation, if we are unable to complete our business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise taxes, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our sponsor, directors and executive officers have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our business combination within 24 months from the closing of this offering. However, if our sponsor, directors and executive officers acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our business combination within the prescribed time period.
In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that we will provide our stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, upon the completion of our initial business combination, subject to the limitations described herein.
Founder Shares
The founder shares are identical to the shares of Class A common stock being sold in this offering, and our sponsor, directors and executive officers have the same stockholder rights as public stockholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below, (ii) our sponsor. directors and executive officers have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our business combination, (B) to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our business combination within 24 months from the closing of this offering, although our sponsor, directors and executive officers will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our business combination within such time period, (C) not to propose any amendment to our certificate of incorporation that would modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares, (iii) the founder shares are shares of our Class B common stock that will automatically convert into shares of our Class A common stock at the time of our initial business combination, or at any time prior thereto at the option of our sponsor, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein and (iv) the founder shares are subject to registration rights. If we submit our business combination to our public stockholders for a vote, our sponsor and our independent directors have agreed to vote any founder shares held by it and any public shares purchased during or after this offering in favor of our initial business combination.
The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of our initial business combination on a one-for-one basis (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like), and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in this prospectus and related to the closing of the business combination, including pursuant to a specified future issuance, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless our Class B stockholders agree to waive such adjustment with respect to any such issuance or deemed issuance, including a specified future issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon completion of this offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the business combination (after giving effect to any redemptions of shares of Class A common stock by public stockholders) (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the business combination, the private placement shares, and any private placement shares issued to our sponsor, officers or directors upon conversion of working capital loans).
With certain limited exceptions, the founder shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last sale price of our shares of Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Preferred Stock
There are no shares of preferred stock outstanding. Our certificate of incorporation filed with the State of Delaware will authorize the issuance of 1,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on our initial business combination. We may issue some or all of the preferred stock to effect our initial business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we reserve the right to do so in the future. No shares of preferred stock are being issued or registered in this offering.
Dividends
We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our board of directors at such time.
If we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.
Our Transfer Agent
The transfer agent for our common stock is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any claims and losses due to any gross negligence, bad faith or willful misconduct of the indemnified person or entity.

Certificate of Incorporation
Our certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without the approval of the holders of a majority of our common stock. Our sponsor, who beneficially owns 20% of our common stock upon the closing of this offering (assuming our sponsor does not purchase any shares in this offering), excluding the private placement shares, may participate in any vote to amend our certificate of incorporation and will have the discretion to vote in any manner it chooses.
Specifically, our certificate of incorporation provides, among other things, that:
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If we do not complete our initial business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to fund our working capital requirements (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and in all cases subject to the requirements of other applicable law;

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Prior to our initial business combination, we may not issue additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with our public shares (a) on our initial business combination or (b) to approve an amendment to our certificate of incorporation to (x) extend the time we have to consummate a business combination beyond 24 months from the closing of this offering or (y) amend the foregoing provisions;

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Although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, our directors or our executive officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent and disinterested directors, will obtain an opinion from an independent investment banking firm which is a member of FINRA or a valuation or appraisal firm that such a business combination is fair to our company from a financial point of view;

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If a stockholder vote on our initial business combination is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act. Whether or not we maintain our registration under the Exchange Act or our listing on Nasdaq, we will provide our public stockholders with the opportunity to redeem their public shares by one of the two methods listed above;

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We must complete one or more business combinations having an aggregate fair market value of at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination;

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If our stockholders approve an amendment to our certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, we will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes and up to $100,000 of interest to pay dissolution expenses, divided by the number of then outstanding public shares, subject to the limitations described herein; and
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We will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our certificate of incorporation provides that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination and after payment of deferred underwriters’ commission.
Certain Anti-Takeover Provisions of Delaware Law and our Certificate of Incorporation and By-Laws
We will be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers upon completion of this offering. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:
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a stockholder who owns 10% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

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an affiliate of an interested stockholder; or

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an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:
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our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

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after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

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on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Exclusive forum for certain lawsuits
Our certificate of incorporation requires, unless we consent in writing to the selection of an alternative forum, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders, (iii) any action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws, or (iv) any action asserting a claim against us, our directors, officers or employees governed by the internal affairs doctrine, may be brought only in the Court of Chancery in the State of Delaware, except any claim (A) as to which the Court of Chancery of the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.
Notwithstanding the foregoing, our certificate of incorporation provides that the exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.
Special Meeting of Stockholders
Our certificate of incorporation provides that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our chief executive officer or by our chairperson.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or, after our initial business combination, to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. In general, to be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the scheduled date of the annual meeting of stockholders. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Authorized but Unissued Shares of Common Stock and Preferred Stock
Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Securities Eligible for Future Sale
Immediately after this offering we will have 19,405,000 shares of Class A common stock (or 22,262,500 shares of Class A common stock if the underwriters’ over-allotment option is exercised in full) issued and outstanding on an as-converted basis. Of these shares, the shares of Class A common stock sold in this offering (15,000,000 shares of Class A common stock if the underwriters’ over-allotment option is not exercised and 17,250,000 shares of Class A common stock if the underwriters’ over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any shares of Class A common stock purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the outstanding founder shares (3,750,000 founder shares if the underwriters’ over-allotment option is not exercised and 4,312,500 founder shares if the underwriters’ over-allotment option is exercised in full) and all of the outstanding private placement shares (655,000 private placement shares if the underwriters’ over-allotment option is not exercised and 700,000 private placement shares if the underwriters’ over-allotment option is exercised in full) will be restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.
Rule 144
Pursuant to Rule 144, a person who has beneficially owned restricted shares for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
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1% of the total number of shares of common stock then outstanding, which will equal 194,050 shares immediately after this offering (or 222,625 shares if the underwriters exercise their over-allotment option in full); or

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the average weekly reported trading volume of the shares of Class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
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the issuer of the securities that was formerly a shell company has ceased to be a shell company;

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the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

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the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

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at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our sponsor will be able to sell their founder shares and our sponsor will be able to sell its private placement shares pursuant to Rule 144 without registration one year after we have completed our initial business combination.
Registration and Stockholder Rights
The holders of the founder shares and private placement shares that may be issued upon conversion of working capital loans (including shares issuable upon conversion of the founder shares), private placement shares issued to our sponsor simultaneously with the closing of this offering will be entitled to registration rights pursuant to a registration and stockholder rights agreement to be signed prior to or on the effective date of this offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. However, the registration and stockholder rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (i) in the case of the founder shares, as described in the following paragraph, and (ii) in the case of the private placement shares, 30 days after the completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Except as described herein, our sponsor and our directors and executive officers have agreed not to transfer, assign or sell any of their founder shares until (a) one year after the completion of our initial business combination, or (b) following the completion of the company’s initial business combination, the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of our sponsor with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up. Notwithstanding the foregoing, if the closing price of our shares of Class A common stock equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, the founder shares will be released from the lock-up.
In addition, pursuant to the registration and stockholder rights agreement, upon consummation of an initial business combination and for so long as our sponsor and its permitted transferees collectively hold at least 50% of the number of shares of common stock held by the sponsor upon consummation of this offering (after giving appropriate effect to any share splits, reverse share splits or other similar corporate transactions, or any adjustment to the conversion rate of the founder shares in connection with an initial business combination) through our sponsor, Fifth Wall, will be entitled to nominate one person for election to our board of directors.
Listing of Securities
We have applied to have our Class A common stock listed on Nasdaq under the symbol “FWAB.”

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of material U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition of our shares of Class A common stock. This discussion applies only to shares of Class A common stock that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who purchase shares in this offering.
This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:
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our sponsor, founders, officers or directors or holders of our Class B common stock;

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banks, financial institutions or financial services entities;

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brokers;

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dealers or traders in securities, commodities or currencies that are subject to a mark-to- market method of tax accounting for their securities holdings;

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S-corporations, partnerships, or other entities or arrangements classified as partnerships for U.S. federal income tax purposes and any beneficial owners of such entities;

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tax-exempt entities;

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international organizations;

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governments or agencies or instrumentalities thereof;

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insurance companies;

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regulated investment companies;

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passive foreign investment companies;

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controlled foreign corporations;

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real estate investment trusts;

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U.S. expatriates and certain former or long-term residents of the United States;

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persons that actually or constructively own five percent or more of our shares (by vote or value);

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persons that acquired shares of Class A common stock pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

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persons that hold shares of Class A common stock as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; and

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U.S. holders (as defined below) whose functional currency is not the U.S. dollar.

If a partnership (including an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes) holds shares of Class A common stock, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partnership or a partner, member or other beneficial owner of a partnership or other pass-through entity holding shares of Class A common stock, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of shares of Class A common stock.
This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to different interpretation or change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income and estate taxes (such as gift taxes).
We have not sought, and will not seek, a ruling from the Internal Revenue Service, or the IRS, as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PERSONS CONSIDERING AN INVESTMENT IN SHARES OF CLASS A COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF SHARES OF CLASS A COMMON STOCK IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.
Personal Holding Company Status
We could be subject to a second level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company, or PHC, for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).
At least 60% of our adjusted ordinary gross income may consist of PHC income, depending on the date and size of our initial business combination. In addition, depending on the concentration of our stock in the hands of individuals, including the members of our sponsor and certain tax-exempt organizations, pension funds and charitable trusts, more than 50% of our stock may be owned or deemed owned (pursuant to the constructive ownership rules) by five or fewer such persons during the last half of a taxable year. Thus, no assurance can be given that we will not be a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently 20%, on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments.
U.S. Holders
This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of shares of Class A common stock who or that is, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia; or

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an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.
Taxation of Distributions.   If we pay distributions in cash or other property (other than certain pro rata distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our Class A common stock with respect to a share of our Class A common stock, such distributions generally will be treated as dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will first constitute a tax-free return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our shares of Class A common stock. Any remaining excess will then be treated as capital gain realized on the sale or other disposition of the shares of Class A common stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock” below.
Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the shares of Class A common stock described in this prospectus may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income. A U.S. holder should consult with its tax advisor regarding its applicable holding period for these purposes.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock.   Upon a sale or other taxable disposition of our shares of Class A common stock which, in general, would include a redemption of shares of Class A common stock that is treated as a sale of such shares as described below, and including as a result of a dissolution and liquidation in the event we do not consummate an initial business combination within the required time period, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the shares of Class A common stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the shares of Class A common stock so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the shares of Class A common stock described in this prospectus would suspend the running of the applicable holding period for this purpose. If the running of the holding period for the shares of Class A common stock is suspended, then non-corporate U.S. holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will generally be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized on a sale or other taxable disposition by a U.S. holder generally will be an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its shares of Class A common stock so disposed. A U.S. holder’s adjusted tax basis in its shares of Class A common stock generally will equal the U.S. holder’s acquisition cost.
Redemption of Shares of Class A Common Stock.   In the event that a U.S. holder’s shares of Class A common stock are redeemed pursuant to the redemption provisions described above under the section of this prospectus entitled “Description of Securities — Common Stock” or if we purchase a U.S. holder’s shares of Class A common stock in an open market transaction (each of which we refer to as a “redemption”), the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of the shares of Class A common stock under Section 302 of the Code. If the redemption qualifies as a sale of common stock, the U.S. holder will be treated as described above under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock”. If the redemption does not qualify as a sale of common stock, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described above under “U.S. Holders — Taxation of Distributions”. Whether a redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. holder (including any stock constructively owned by the U.S. holder described in the following paragraph) relative to all of our shares outstanding both before and after the redemption. The redemption of shares of Class A common stock generally will be treated as a sale of the shares of Class A common stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. holder, (ii) results in a “complete termination” of the U.S. holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.
In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the redemption of shares of Class A common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the redemption. There will be a complete termination of a U.S. holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other shares of our stock. The redemption of the shares of Class A common stock will not be essentially equivalent to a dividend if the redemption or purchase by us results in a “meaningful reduction” of the U.S. holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder should consult with its tax advisors as to the tax consequences of a redemption.
If none of the foregoing tests are satisfied, then the redemption will be treated as a corporate distribution as described under “U.S. Holders — Taxation of Distributions” above. After the application of those rules, any remaining tax basis of the U.S. holder in the redeemed shares of Class A common stock will be added to the U.S. holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. holder’s adjusted tax basis in other stock constructively owned by it.
Information Reporting and Backup Withholding.   In general, information reporting requirements may apply to distributions on our Class A common stock paid to a U.S. holder and to the proceeds of the sale or other disposition of our shares of Class A common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS by such U.S. holder.

Non-U.S. Holders
This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our shares of Class A common stock who or that is for U.S. federal income tax purposes:
•
a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

•
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) that is not created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•
an estate or trust that is not a U.S. holder;

Taxation of Distributions.   In general, any distributions (including constructive distributions) in cash or other property (other than certain pro rata distributions of our securities or rights to acquire our stock) we make to a Non-U.S. holder of shares of our Class A common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), generally will be treated as dividends for U.S. federal income tax purposes. Provided that such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Even if our current or accumulated earnings and profits are less than the amount of the distribution, the applicable withholding agent may elect to treat the entire distribution as a dividend for U.S. federal withholding tax purposes. In the case of any constructive dividend, it is possible that withholding tax attributable to a Non-U.S. holder would be withheld from other amounts payable or distributable to such Non-U.S. holder by the applicable withholding agent. Distributions in excess of current and accumulated earnings and profits will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Class A common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as capital gain realized from the sale or other disposition of the shares of Class A common stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock” below. In addition, if we determine that we are likely to be classified as a “U.S. real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. Each Non-U.S. holder should consult its own tax advisor regarding U.S. federal withholding tax on distributions, including such Non-U.S. holder’s eligibility for a lower rate and the availability of a refund of any excess U.S. federal tax withheld.
The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).
Gain on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock.   Subject to the discussion below under “Redemption of Shares of Class A Common Stock”, a Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, exchange or other disposition of our shares of Class A common stock, which would include a dissolution and liquidation in the event we do not complete an initial business combination within 24 months from the closing of this offering, unless:
•
such gain is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder);

•
such Non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of such sale, exchange or other disposition, in which event such gain (net of certain U.S. source losses) generally will be subject to U.S. federal income tax at a rate of 30% (except as provided by an applicable tax treaty); or

•
we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our shares of Class A common stock, and certain other conditions are met.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). While we believe that we are not currently, a “United States real property holding corporation”, there can be no assurance that we will not become one in the future, including in the course of a business combination.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on such gain in substantially the same manner as a U.S. person (except as provided by an applicable tax treaty) and, if it is treated as a corporation for U.S. federal income tax purposes, may also be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty).
If the third bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our shares of Class A common stock generally will be treated as income effectively connected with the conduct of a trade or business in the United States by such Non-U.S. holder, with the consequences described in the first bullet point, above (except that the branch profits tax would not apply), unless such Non-U.S. Holder owned (directly and constructively) five percent or less of our common stock throughout such period and our common stock is treated as “regularly traded on an established securities market” at any time during the calendar year of such sale, exchange or other disposition. There can be no assurance that our shares of Class A common stock will be treated as regularly traded on an established securities market for this purpose.
The foregoing discussion is subject to the discussion below under “Information Reporting and Backup Withholding.”
Redemption of Shares of Class A Common Stock.   The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. holder’s shares of Class A common stock pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities — Common Stock” generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. holder’s shares of Class A common stock, as described under “U.S. Holders — Redemption of Shares of Class A Common Stock” above, and the consequences of the redemption to the Non-U.S. holder will be as described above under “Non-U.S. holders — Taxation of Distributions” and “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock,” as applicable. It is possible that because the applicable withholding agent may not be able to determine the proper characterization of a redemption of a Non-U.S. holder’s shares of Class A common stock, the withholding agent might treat the redemption as a distribution subject to withholding tax.
Information Reporting and Backup Withholding.   Information returns generally would be filed annually with the IRS in connection with distributions on our Class A common stock, the proceeds from a sale or other disposition of our shares of Class A common stock and any withholding thereon. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption in order to avoid information reporting and backup withholding requirements.
Proceeds from the sale, exchange or other disposition of our Class A common stock by a Non-U.S. holder effected outside the United States through a non-U.S. office of a non-U.S. broker generally would not be subject to the information reporting and backup withholding rules that apply to payments to certain U.S. persons, provided that the proceeds are paid to the Non-U.S. holder outside the United States. However, proceeds from the sale, exchange or other disposition of our Class A common stock by a Non-U.S. holder effected through a non-U.S. office of a non-U.S. broker with certain specified U.S. connections or of a U.S. broker generally would be subject to these information reporting rules (but generally not to these backup withholding rules), even if the proceeds are paid to such Non-U.S. holder outside the United States, unless such Non-U.S. holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption. Proceeds from the sale, exchange or other disposition of our common stock by a Non-U.S. holder effected through a U.S. office of a broker generally will be subject to these information reporting and backup withholding rules unless such Non-U.S. holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. holder generally will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished by such Non-U.S. holder to the IRS.
FATCA Withholding Taxes.   Under the Foreign Account Tax Compliance Act provisions of the Code and related U.S. Treasury guidance, or FATCA, a withholding tax of 30% will be imposed in certain circumstances on payments of dividends on our common stock. In the case of payments made to a “foreign financial institution” (such as a bank, a broker, an investment fund or, in certain cases, a holding company), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States, referred to as an FFI Agreement, or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction, referred to as an IGA, to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities certain information regarding U.S. account holders of such institution and, in either case, such institution provides the withholding agent with a certification as to its FATCA status. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification as to its FATCA status and, in certain cases, identifies any “substantial” U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity). If our common stock is held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA. Each Non-U.S. holder should consult its own tax advisor regarding the application of FATCA to our common stock.
U.S. Federal Estate Tax
Shares of our common stock owned or treated as owned by an individual Non-U.S. holder at the time of such Non-U.S. holder’s death will be included in such Non-U.S. holder’s gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

UNDERWRITING
Subject to the terms and conditions of the underwriting agreement, underwriters named below through their representatives Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC have severally agreed to purchase from us the following respective number of shares at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus.
Underwriters	Number of Shares
Deutsche Bank Securities Inc. .
Citigroup Global Markets Inc.
Goldman Sachs & Co. LLC
Total	15,000,000
The underwriting agreement provides that the underwriters are obligated to purchase all the public shares in the offering if any are purchased, other than those shares covered by the option to purchase additional shares described below.
We have granted to the underwriters a 45-day option to purchase on a pro rata basis up to 2,250,000 additional shares at the initial public offering price, less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of shares.
The underwriters propose to offer the shares initially at the public offering price on the cover page of this prospectus and to selling group members at that price less a selling concession of $      per share. After the initial public offering the underwriters may change the public offering price and concession and discount to broker/dealers. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The following table summarizes the compensation and estimated expenses we will pay:
	Per Share(1)		Total(1)
	Without Over- allotment	With Over- allotment	Without Over- allotment	With Over- allotment
Underwriting Discounts and Commissions paid by us	$0.55	$0.55	$8,250,000	$9,487,500

(1)
Includes $0.35 per share, or $5,250,000 (or $6,037,500 if the underwriters’ option to purchase additional shares is exercised in full), payable to the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States as described herein and released to the underwriters only upon the consummation of an initial business combination. The deferred commissions will be released to the underwriters only on completion of an initial business combination, in an amount equal to $0.35 multiplied by the number of shares of common stock sold as part of the shares in this offering, as described in this prospectus.

We estimate that our out-of-pocket expenses for this offering will be approximately $2,550,000. We have agreed to pay for the FINRA-related fees and expenses of the underwriters’ legal counsel, not to exceed $25,000.
The representatives have informed us that the underwriters do not intend to make sales to discretionary accounts.
We, our sponsor and our officers and directors have agreed that we will not offer, sell, contract to sell, pledge or grant any option to purchase or otherwise dispose of, directly or indirectly, without the prior written consent of Deutsche Bank Securities Inc. for a period of 180 days after the date of this prospectus, any shares of common stock or any other securities convertible into, or exercisable, or exchangeable for, shares of common stock or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of common stock or any securities convertible into, or exercisable, or exchangeable for, shares of common stock owned, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; provided, however, that we may (1) issue and sell the private placement shares; (2) issue and sell the additional shares to cover our underwriters’ option to purchase additional shares (if any); (3) register with the SEC pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, the resale of the private placement shares and the shares of Class A stock issuable upon exercise of the founder shares; and (4) issue securities in connection with our initial business combination. However, the foregoing shall not apply to the forfeiture of any founder shares pursuant to their terms or any transfer of founder shares to any current or future independent director of the company (as long as such current or future independent director is subject to the terms of the letter agreement, filed herewith, at the time of such transfer; and as long as, to the extent any Section 16 reporting obligation is triggered as a result of such transfer, any related Section 16 filing includes a practical explanation as to the nature of the transfer). Deutsche Bank Securities Inc. in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.
Our initial stockholders have agreed not to transfer, assign or sell any of their founder shares until the earliest of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their common stock for cash, securities or other property or (y) if the closing price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after our initial business combination. Any permitted transferees would be subject to the same restrictions and other agreements of our initial stockholders with respect to any founder shares.
The private placement shares will not be transferable, assignable or salable until 30 days after the completion of our initial business combination, except as described herein under “Principal Stockholders — Transfers of Founder Shares and Private Placement Shares.”
We have agreed to indemnify the several underwriters against certain liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.
We expect our Class A common stock to be listed on Nasdaq, under the symbol “FWAA”. Prior to this offering, there has been no public market for our securities.
The determination of our per-share offering price was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining the initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the Class A common stock will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our Class A common stock will develop and continue after this offering.
If we do not complete our initial business combination, the underwriters have agreed that: (1) the underwriters will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account; and (2) that the deferred underwriters’ discounts and commissions will be distributed on a pro rata basis, together with any accrued interest thereon (which interest shall be net of taxes payable) to the public stockholders.
In connection with this offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.
•
Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•
Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in the option to purchase additional shares. The underwriters may close out any covered short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market.

•
Syndicate covering transactions involve purchases of the shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares. If the underwriters sell more shares than could be covered by the option to purchase additional shares, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in this offering.

•
Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the shares originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of the shares. As a result the price of our shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.
We are not under any contractual obligation to engage the underwriters to provide any services for us after this offering, and have no present intent to do so. However, the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriters and no fees for such services will be paid to the underwriters prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriters’ compensation in connection with this offering. We may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates, officers, directors and employees may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Canada
The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 — Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 — Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 — Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
In relation to each Member State of the European Economic Area (each, a “Member State”) no shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation. provided that no such offer of shares shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/ 1129.
This European Economic Area selling restriction is in addition to any other selling restrictions set out below.
Notice to Residents of Hong Kong
The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Notice to Residents of Japan
The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Residents of Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
•
shares, debentures and shares of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•
to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•
where no consideration is or will be given for the transfer; or

•
where the transfer is by operation of law.

Notice to Investors in the United Kingdom
In relation to the United Kingdom, no shares have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares that either (i) has been approved by the Financial Conduct Authority, or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that offers of shares may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the Representative for any such offer; or

(c)
in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000, as amended (the “FSMA”), provided that no such offer of shares shall require the issuer or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
The underwriters have represented and agreed that:
(a)
they have only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (FSMA)) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to the company; and

(b)
they have complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

LEGAL MATTERS
Debevoise & Plimpton LLP, New York, New York will pass upon the validity of the securities offered in this prospectus with respect to shares. In connection with this offering, Skadden, Arps, Slate, Meagher & Flom LLP advised the underwriters in connection with the offering of the securities.
EXPERTS
The financial statements of Fifth Wall Acquisition Corp. II as of February 19, 2021, and for the period from February 16, 2021 (inception) through February 19, 2021, appearing in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.
Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholder and the Board of
Directors of Fifth Wall Acquisition Corp. II
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Fifth Wall Acquisition Corp. II (the “Company”) as of February 19, 2021 and the related statements of operations, changes in stockholder’s equity and cash flows for the period from February 16, 2021 (inception) through February 19, 2021, and the related notes (collectively referred to as the financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of February 19, 2021, and the results of its operations and its cash flows for the period from February 16, 2021 (inception) through February 19, 2021, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2021.
New York, New York
March 1, 2021

FIFTH WALL ACQUISITION CORP. II
BALANCE SHEET
February 19, 2021
Assets:
Deferred offering costs associated with proposed public offering	$107,000
Total Assets	$107,000
Liabilities and Stockholder’s Equity:
Current liabilities:
Accrued expenses	$82,321
Total current liabilities	82,321
Commitments and Contingencies (Note 5)
Stockholder’s Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; none issued or outstanding	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 4,312,500 shares issued and outstanding(1)	431
Additional paid-in capital	24,569
Accumulated deficit	(321)
Total stockholder’s equity	24,679
Total Liabilities and Stockholder’s Equity	$107,000

(1)
This number includes up to 562,500 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 4).

The accompanying notes are an integral part of these financial statements.

FIFTH WALL ACQUISITION CORP. II
STATEMENT OF OPERATIONS
For the period from February 16, 2021 (inception) through February 19, 2021
General and administrative expenses	$321
Net loss	$(321)
Weighted average shares outstanding of Class B common stock, basic and diluted(1)	3,750,000
Basic and diluted net loss per share, Class B	$(0.00)

(1)
This number excludes an aggregate of up to 562,500 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 4).

The accompanying notes are an integral part of these financial statements.

FIFTH WALL ACQUISITION CORP. II
STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY
For the period from February 16, 2021 (inception) through February 19, 2021
	Common Stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholder’s Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – February 16, 2021 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor(1)	—	—	4,312,500	431	24,569	—	25,000
Net loss	—	—	—	—	—	(321)	(321)
Balance – February 19, 2021	—	$—	4,312,500	$431	$24,569	$(321)	$24,679

(1)
This number includes up to 562,500 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 4).

The accompanying notes are an integral part of these financial statements.

FIFTH WALL ACQUISITION CORP. II
STATEMENT OF CASH FLOWS
For the period from February 16, 2021 (inception) through February 19, 2021
Cash Flows from Operating Activities:
Net loss	$(321)
Changes in operating liabilities:
Accrued expenses	321
Net cash used in operating activities	—
Net change in cash	—
Cash – beginning of the period	—
Cash – end of the period	$—
Supplemental schedule of noncash financing activities:
Deferred offering costs included in accrued expenses	$82,000
Deferred offering costs paid by Sponsor in exchange for issuance of Class B common stock	$25,000
The accompanying notes are an integral part of these financial statements.

Note 1 — Description of Organization, Business Operations and Basis of Presentation
Fifth Wall Acquisition Corp. II (the “Company”) is a blank check company incorporated in Delaware on February 16, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.
As of February 19, 2021, the Company had not commenced any operations. All activity for the period from February 16, 2021 (inception) through February 19, 2021 relates to the Company’s formation and the proposed initial public offering described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Proposed Public Offering (as defined below). The Company has selected December 31 as its fiscal year end.
The Company’s sponsor is Fifth Wall Acquisition Sponsor II, LLC, a Delaware limited liability company (the “Sponsor”). The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (the “Proposed Public Offering”) of 15,000,000 shares of Class A common stock (each, a “Public Share” and collectively, the “Public Shares”) at $10.00 per share (or 17,250,000 shares if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 655,000 shares of Class A common stock (or 700,000 shares if the underwriters’ over-allotment option is exercised in full) (each, a “Private Placement Share” and collectively, the “Private Placement Shares”), at a price of $10.00 per Private Placement Share in a private placement to the Sponsor that will close simultaneously with the Proposed Public Offering.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of Private Placement Shares, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.00 per share sold in the Proposed Public Offering, including proceeds from the sale of the Private Placement Shares to the Sponsor, will be held in a trust account (“Trust Account”) located in the United States at JP Morgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.
The Company will provide the holders (the “Public Stockholders”) of the Company’s outstanding Public Shares with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially anticipated to be $10.00 per Public Share). The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” The Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination. The Company will not redeem the Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the Initial Stockholders (as defined below) have agreed to vote their Founder Shares (as defined below in Note 4), their Private Placement Shares and any Public Shares purchased during or after the Proposed Public Offering in favor of a Business Combination. In addition, the Initial Stockholders have agreed to waive their redemption rights with respect to their Founder Shares, their Private Placement Shares and Public Shares in connection with the completion of a Business Combination.
The Certificate of Incorporation will provide that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares, without the prior consent of the Company.
The Sponsor and the Company’s officers and directors (the “Initial Stockholders”) have agreed not to propose an amendment to the Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
If the Company is unable to complete a Business Combination within 24 months from the closing of the Proposed Public Offering or during any extended period of time that the Company may have to consummate a Business Combination as a result of an amendment to the Certificate of Incorporation (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares and Private Placement Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Stockholders acquire Public Shares in or after the Proposed Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to the deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement (a “Target”), reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or Target that executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company's independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Basis of Presentation
The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.
The Company does not have sufficient liquidity to meet its anticipated obligations over the next year from the issuance of these financial statements. In connection with the Company’s assessment of going concern considerations in accordance with FASB ASC Topic 205-40, “Presentation of Financial Statements — Going Concern,” management has determined that the Company has access to funds from the Sponsor, and the Sponsor or its affiliates have the financial wherewithal to fund the Company, that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Public Offering or one year from the issuance of these financial statements.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Risks and Uncertainties
Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, close of the Proposed Public Offering and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 2 — Summary of Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC Topic 820, “Fair Value Measurements,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.
Deferred Offering Costs Associated with the Proposed Public Offering
Deferred offering costs consist of legal fees incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholder’s equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.
Net Loss Per Common Share
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period, excluding common stock subject to forfeiture. Weighted average shares at February 19, 2021 were reduced for the effect of an aggregate of 562,500 shares of Class B common stock that are subject to forfeiture by the Sponsor if the over-allotment option is not exercised in full or in part by the underwriters (see Note 4). At February 19, 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Income Taxes
The Company follows the asset and liability method of accounting for income taxes under FASB ASC Topic 740, “Income Taxes” (“ASC 740”). Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Deferred tax assets were deemed to be de minimus as of February 19, 2021.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of February 19, 2021. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of February 19, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. The provision for income taxes was deemed to be de minimis for the period from February 16, 2021 (inception) through February 19, 2021.
Recent Accounting Pronouncements
The Company’s management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.
Note 3 — Proposed Public Offering
Pursuant to the Proposed Public Offering, the Company intends to offer for sale 15,000,000 shares of Class A Common stock at a price of $10.00 per share.
The Company will grant the underwriters a 45-day option from the date of the final prospectus relating to the Proposed Public Offering to purchase up to 2,250,000 additional shares to cover over-allotments, if any, at the Proposed Public Offering price, less underwriting discounts and commissions.
Note 4 — Related Party Transactions
Founder Shares
On February 19, 2021, the Sponsor purchased 4,312,500 shares of the Company’s Class B common stock, par value $0.0001 per share, (the “Founder Shares”) for aggregate consideration of $25,000. The Sponsor has agreed to forfeit up to 562,500 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the underwriters so that the Founder Shares will represent 20.0% of the Company’s issued and outstanding shares of common stock after the Proposed Public Offering (excluding the Private Placement Shares).
The Sponsor has agreed to purchase an aggregate of 655,000 Private Placement Shares (or 700,000 Private Placement Shares if the underwriters’ over-allotment option is exercised in full), at a price of $10.00 per Private Placement Share ($6.55 million in the aggregate, or $7.0 million if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of the Proposed Public Offering.

Private Placement Shares
The Initial Stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (i) one year after the completion of the initial Business Combination and (ii) the date following the completion of the initial Business Combination on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the stockholders having the right to exchange their common stock for cash, securities or other property and the Sponsor has agreed not to transfer, assign or sell any of its Private Placement Shares until 30 days after the completion of the initial Business Combination. Notwithstanding the foregoing, if the closing price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, the Founder Shares will be released from the lockup.
Related Party Loans
On February 19, 2021, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Proposed Public Offering pursuant to a promissory note (the “Note”). This loan is non-interest bearing and payable on the earlier of February 28, 2022 or the completion of the Proposed Public Offering. As of February 19, 2021, the Company had not borrowed any amount under the Note.
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into shares of Class A common stock of the post Business Combination entity at a price of $10.00 per share. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. To date, the Company had no borrowings under the Working Capital Loans.
Administrative Support Agreement
Following the closing of the Proposed Public Offering, the Company expects that it with enter into an Administrative Support Agreement with Fifth Wall Ventures Management, LLC (“Management Company”) pursuant to which it will agree to pay Management Company a total of up to $17,500 per month for office space and professional, secretarial, administrative and support services provided to the Company. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees.
Note 5 — Commitments and Contingencies
Registration and stockholder Rights
The holders of Founder Shares, Private Placement Shares to be issued in the private placement that will occur simultaneously with the closing of the Proposed Public Offering, shares of Class A common stock that may be issued upon conversion of Working Capital Loans, if any, will be entitled to registration rights pursuant to a registration and stockholder rights agreement. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement
The underwriters are entitled to an underwriting discount of $0.20 per share, or $3.0 million in the aggregate (or $3.45 million in the aggregate if the underwriters’ over-allotment option is exercised in full), payable upon the closing of the Proposed Public Offering. In addition, $0.35 per share, or $5.25 million in the aggregate (or approximately $6.0 million in the aggregate if the underwriters’ over-allotment option is exercised in full) will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Note 6 — Stockholder’s Equity
Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of February 19, 2021, there were no shares of Class A common stock issued or outstanding.
Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. On February 19, 2021, the Company issued 4,312,500 shares of Class B common stock, including an aggregate of up to 562,500 shares of Class B common stock that are subject to forfeiture by the Sponsor to the Company for no consideration to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the Founder Shares will represent 20% of the Company’s issued and outstanding common stock after the Proposed Public Offering (excluding the Private Placement Shares).
Holders of record of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders, with each share of common stock entitling the holder to one vote except as required by law or the applicable rules of Nasdaq then in effect, or as otherwise specified in this prospectus.
The Class B common stock will automatically convert into Class A common stock concurrently with or immediately following the consummation of the initial Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of shares of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of shares of Class A common stock issued and outstanding (excluding the Private Placement Shares) after such conversion (after giving effect to any redemptions of shares of Class A common stock by Public Stockholders), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Shares issued to the Sponsor, officers or directors upon conversion of Working Capital Loans, provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.
Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of February 19, 2021, there were no shares of preferred stock issued or outstanding.
Note 7 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date through March 1, 2021, the date that the financial statements were available to be issued. Based on this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

15,000,000 shares of Class A Common Stock
FIFTH WALL ACQUISITION CORP. II

PRELIMINARY PROSPECTUS
           , 2021

Book-Running Manager
Deutsche Bank Securities	Citigroup	Goldman Sachs & Co. LLC
Until           , 2021 (25 days after the date of this prospectus), all dealers that buy, sell or trade our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
We have not, and the underwriters have not, authorized anyone to provide you with any information or to make any representations other than contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide you. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.
No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.   Other Expenses of Issuance and Distribution.
The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:
SEC expenses	$18,820
FINRA expenses	36,180
Accounting fees and expenses	60,000
Printing and engraving expenses	40,000
Travel and road show expenses	20,000
Legal fees and expenses	300,000
Nasdaq listing and filing fees	75,000
Director & Officers liability insurance premiums(1)	1,700,000
Miscellaneous	300,000
Total	2,550,000

(1)
This amount represents the approximate amount of annual director and officer liability insurance premiums the registrant anticipates paying following the completion of its initial public offering and until it completes a business combination.

Item 14.   Indemnification of Directors and Officers.
Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the DGCL.
Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.
Section 145. Indemnification of officers, directors, employees and agents; insurance.
a)
A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

b)
A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
c)
To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

d)
Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

e)
Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

f)
The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

g)
A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

h)
For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent)

absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
i)
For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

j)
The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

k)
The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
In accordance with Section 102(b)(7) of the DGCL, our certificate of incorporation, will provide that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL unless they violated their duty of loyalty to the Company or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors. The effect of this provision of our certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.
If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.
Our certificate of incorporation will also provide that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.
The right to indemnification conferred by our certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our certificate of incorporation or otherwise.
The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our certificate of incorporation may have or hereafter acquire under law, our certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.
Any repeal or amendment of provisions of our certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our certificate of incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our certificate of incorporation.
Our bylaws, which we intend to adopt immediately prior to the closing of this offering, include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our certificate of incorporation. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.
Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
We will enter into indemnity agreements with each of our officers and directors a form of which is filed as Exhibit 10.3 to this Registration Statement. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.
Item 15.   Recent Sales of Unregistered Securities.
On February 19, 2021, we issued to Fifth Wall Acquisition Sponsor II, LLC, our sponsor, 4,312,500 shares of our Class B common stock, in exchange for a payment of $25,000, or approximately $0.006 per share, to cover for certain expenses and offering costs on behalf of us. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.
Our sponsor is an accredited investor for purposes of Rule 501 of Regulation D. Each of the equity holders in our sponsor is an accredited investor under Rule 501 of Regulation D. The sole business of our sponsor is to act as the company’s sponsor in connection with this offering.
Our sponsor has committed, pursuant to a written agreement, to purchase 655,000 private placement shares (or 700,000 private placement shares if the underwriters’ over-allotment option is exercised in full), at a price of $10.00 per share ($6,550,000in the aggregate or $7,000,000 if the underwriters’ over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.
No underwriting discounts or commissions were paid with respect to such sales.
Item 16.   Exhibits and Financial Statement Schedules.
(a)   The Exhibit Index is incorporated herein by reference.
Item 17.   Undertakings.
(a)   The undersigned registrant hereby undertakes:
(1)   That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2)   That for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(b)   The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d)   The undersigned registrant hereby undertakes that:
(1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX
EXHIBIT NO.	DESCRIPTION
1.1	Form of Underwriting Agreement.
3.1*	Certificate of Incorporation.
3.2*	Amended and Restated Certificate of Incorporation.
3.3	Form of Second Amended and Restated Certificate of Incorporation.
3.4*	Bylaws.
3.5	Amended and Restated Bylaws.
4.1	Specimen Common Stock Certificate.
5.1	Opinion of Debevoise & Plimpton LLP.
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.2	Form of Registration and Stockholder Rights Agreement among the Registrant and the Sponsor.
10.3	Form of Indemnification Agreement.
10.4	Form of Letter Agreement among the Registrant and each director and executive officer of the Registrant.
10.5*	Form of Securities Subscription Agreement between the Registrant and the Sponsor.
10.6*	Form of Promissory Note between the Registrant and the Sponsor.
10.7	Form of Private Placement Share Purchase Agreement between the Registrant and our Sponsor.
10.8	Form of Administrative Support Agreement between Fifth Wall Ventures Management, LLC and the Registrant.
23.1	Consent of WithumSmith+Brown, PC.
23.2	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1).
24	Power of Attorney (included on signature page of the Registration Statement).

*
Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 7th day of April, 2021.
FIFTH WALL ACQUISITION CORP. II
By:
/s/ Brendan Wallace

Name: Brendan Wallace
Title:   Chief Executive Officer
FIFTH WALL ACQUISITION CORP. II
By:
/s/ Andriy Mykhaylovskyy

Name: Andriy Mykhaylovskyy
Title:   Chief Financial Officer
Power of Attorney
KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Brendan Wallace and Andriy Mykhaylovskyy, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed below by the following person in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Brendan Wallace Brendan Wallace	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 7, 2021
/s/ Andriy Mykhaylovskyy Andriy Mykhaylovskyy	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 7, 2021
/s/ Adeyemi Ajao Adeyemi Ajao	Director	April 7, 2021
/s/ Alana Beard Alana Beard	Director	April 7, 2021
/s/ Eric Feder Eric Feder	Director	April 7, 2021
/s/ Poonam Sharma Mathis Poonam Sharma Mathis	Director	April 7, 2021
/s/ Amanda Parness Amanda Parness	Director	April 7, 2021